Exhibit 4.152
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of June 21, 2024 (this “Amendment”), is entered into by and among Credit Acceptance Funding LLC 2022-2, a Delaware limited liability company, as borrower (the “Borrower”), Credit Acceptance Corporation, a Michigan corporation (“Credit Acceptance”), as originator (the “Originator”), servicer (the “Servicer”) and custodian (the “Custodian”), Bank of Montreal, as committed lender (the “Committed Lender”) and as collateral agent (the “Collateral Agent”), Fairway Finance Company, LLC, as Conduit Lender, and BMO Capital Markets Corp., as deal agent (the “Deal Agent”) and as managing agent.
Reference is hereby made to the Loan and Security Agreement, dated as of December 15, 2022 (as amended by the First Amendment thereto, dated as of August 30, 2023, the “Existing Agreement,” and as further amended hereby, the “Amended Agreement”), among the Borrower, Credit Acceptance, the Lender, the Deal Agent, the Collateral Agent and Computershare Trust Company, N.A., as the backup servicer (the “Backup Servicer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Amended Agreement.
W I T N E S S E T H :
WHEREAS, the Borrower, Credit Acceptance, the Lender, the Deal Agent, the Collateral Agent and the Backup Servicer have previously entered into and are currently party to the Existing Agreement; and
WHEREAS, the Borrower, Credit Acceptance, the Lender, the Deal Agent and the Collateral Agent wish to amend the Existing Agreement pursuant to Section 14.1 thereof in certain respects as provided herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1.Amendments. Subject to the conditions to effectiveness set forth in Section 2 below, the Existing Agreement is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on Exhibit A attached hereto.
SECTION 2.Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the conditions precedent that:
(a)the Deal Agent shall have received (i) executed counterparts of this Amendment from each party hereto, (ii) executed counterparts of the Fee Letter, dated the date hereof (the “Fee Letter”), from each party thereto, (iii) an executed Funding Notice in the form attached hereto as Exhibit B, (iv) an executed copy of an Assignment delivered under the

Contribution Agreement pertaining to the Subsequent Conveyed Property for which the Second Amendment Effective Date is the Addition Date (the “Amendment Date Assignment”), and (v) legal opinions of external counsel to the Borrower and Credit Acceptance regarding enforceability and corporate matters with respect to the Borrower and Credit Acceptance, in form and substance satisfactory to the Deal Agent.
(b)The Borrower shall have paid all upfront fees and other amounts required to be paid by it on the date hereof under the terms of the Fee Letter.
(c)The Borrower shall have deposited to the Reserve Account an amount equal to 2.0% of the aggregate Loan Increase Amount.
(d)The Borrower shall have deposited into the Collection Account an amount equal to all Collections received since the Additional Cut-Off Date on or in respect of the Conveyed Loans (as defined in the Amendment Date Assignment).
(e)A Hedging Agreement shall be in effect.
SECTION 3.Representations of the Borrower and Credit Acceptance. Each of the Borrower and Credit Acceptance hereby represents and warrants to the other parties hereto that as of the date hereof each of the representations and warranties contained in Article IV of the Existing Agreement and in any other Transaction Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then that they are true and correct as of such earlier date) and that no Termination Event has occurred and is continuing as of the date hereof and after giving effect to this Amendment.
SECTION 4.Existing Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Existing Agreement shall remain in full force and effect. Reference to this specific Amendment need not be made in the Existing Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Existing Agreement, any reference in any of such items to “the Agreement” being sufficient to refer to the Existing Agreement as amended hereby.
SECTION 5.Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which so executed shall be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES
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HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
SECTION 7.Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
SECTION 8.Conduit Lender’s Agreement to Terms. By its execution hereof, Fairway Finance Company, LLC agrees that on and after the Second Amendment Effective Date, it shall be a Conduit Lender party to the Amended Agreement and agrees to be bound by all of the terms and provisions contained therein and in each other Transaction Document applicable to it. Fairway Finance Company, LLC hereby designates its address for purposes of Section 14.2 of the Amended Agreement as c/o Bank of Montreal, 320 S. Canal St., 4th Floor, Chicago, Illinois 60606.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.
CREDIT ACCEPTANCE FUNDING LLC 2022-2

By:    /s/ Douglas W. Busk
Name:    Douglas W. Busk
Title:    Chief Treasury Officer
CREDIT ACCEPTANCE CORPORATION, as Servicer

By:    /s/ Douglas W. Busk
Name:    Douglas W. Busk
Title:    Chief Treasury Officer

BANK OF MONTREAL, as a Committed Lender and Collateral Agent

By:    /s/ Karen Louie
Name:    Karen Louie
Title:    Managing Director

FAIRWAY FINANCE COMPANY, LLC, as a Conduit Lender

By:    /s/ Irina Khaimova
Name:    Irina Khaimova
Title:    Vice President

BMO CAPITAL MARKETS, CORP., as Deal Agent and as a Managing Agent

By:    /s/ Jeffrey Merchant
Name:    Jeffrey Merchant
Title:    Managing Director

CONSENTED TO BY:

COMPUTERSHARE TRUST COMPANY, N.A., as Backup Servicer

By:    /s/ Kristen Walters
Name: Kristen Walters
Title: Vice President

CONSENTED TO BY:

BANK OF MONTREAL, as Hedge Counterparty

By:    /s/ Karen Louie
Name:    Karen Louie
Title:    Managing Director

Exhibit A
Conformed Copy of Loan and Security Agreement
[see attached]

Conformed Loan and Security Agreement through
the First Amendment thereto, dated as of August 30, 2023, and the Second Amendment thereto, dated as of June 21, 2024

$~~200,000,000~~300,000,000
LOAN AND SECURITY AGREEMENT
Dated as of December 15, 2022
Among
CREDIT ACCEPTANCE FUNDING LLC 2022-2
as the Borrower
CREDIT ACCEPTANCE CORPORATION
as the Originator, Servicer and Custodian
BANK OF MONTREAL
as a Lender, and the other Lenders from time to time party hereto

BMO CAPITAL MARKETS CORP.
as the Deal Agent

BANK OF MONTREAL
as the Collateral Agent
and
COMPUTERSHARE TRUST COMPANY, N.A.
as the Backup Servicer

TABLE OF CONTENTS
Page

EXHIBITS
EXHIBIT A    Form of Assignment and Assumption
EXHIBIT B    Form of Monthly Report
EXHIBIT C    Form of Officer’s Certificate as to Solvency
EXHIBIT D    Form of Contribution Agreement
EXHIBIT E    Form of Note
EXHIBIT F    Form of Dealer Agreement
EXHIBIT G    Forms of Contracts
EXHIBIT H    Form of Backup Servicing Agreement
EXHIBIT I    Form of Purchase Agreement
EXHIBIT J-1    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT J-2    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT J-3    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT J-4    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT K    Form of Funding Notice

SCHEDULES
SCHEDULE I    Credit Guidelines
SCHEDULE II    Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III    Location of Records and Contract Files
SCHEDULE IV    List of Loans, Contracts, Dealer Agreements and Pools
SCHEDULE V    Forecasted Collections Schedule
SCHEDULE VI    ~~Commitment of Each~~ Lender Group Information
SCHEDULE VII    Condition Precedent Documents

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This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of December 15, 2022, among:
(1)    CREDIT ACCEPTANCE FUNDING LLC 2022-2, a Delaware limited liability company (the “Borrower”);
(2)    CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“Credit Acceptance,” the “Originator,” the “Servicer” or the “Custodian”);
(3)    BANK OF MONTREAL, acting through its Chicago branch (“BMO”), as a Lender ~~(“BMO” or a “Lender”~~, and ~~together with~~ the other ~~lenders~~Lenders from time to time party hereto~~, the “Lenders”)~~ in accordance with the terms hereof;
(4)    BMO CAPITAL MARKETS CORP., a Delaware corporation, as deal agent (the “Deal Agent”);
(5)    BMO, as collateral agent (the “Collateral Agent”); and
(6)    COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, through its Computershare Corporate Trust division (“Computershare”), as backup servicer (the “Backup Servicer”).
WHEREAS, the Borrower was formed for the purpose of taking assignments of, and holding, various assets, including loans to dealers and motor vehicle finance contracts, amounts received on or in respect of such finance contracts and proceeds of the foregoing;
WHEREAS, the Borrower has requested that the Lenders make loans to the Borrower on the Closing Date and on the Second Amendment Effective Date, the proceeds of which will be used to finance the purchase price of certain dealer loans and motor vehicle finance contracts as described herein; and
WHEREAS, the Lenders have agreed to make such loans to the Borrower upon the terms and subject to the conditions set forth herein;
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Certain Defined Terms.
(a)    Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.

(b)    As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:
“2-Year Treasury Rate”: In respect of any date of determination, the 2-year interest rate specified in the Federal Reserve Statistical Release H.15 Selected Interest Rates (Daily) of such maturity under the category entitled “Treasury Constant Maturities” on such date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Deal Agent in its reasonable discretion).
“Account Bank”: An Eligible Account Bank at which any Controlled Account is established and maintained.
“Accrual Period”: For any Payment Date, the period from and including the fifteenth (15th) calendar day of the prior calendar month—or, in the case of the first Payment Date, from and including the Closing Date—to but excluding the fifteenth (15th) calendar day of the current calendar month; provided, however, that any Accrual Period that commences before the Final Scheduled Payment Date that would otherwise end after the Final Scheduled Payment Date shall end on the Final Scheduled Payment Date.
“Addition Date”: (a) With respect to any Dealer Loan, the date on which such Dealer Loan is contributed or otherwise transferred by Credit Acceptance to the Borrower pursuant to the Contribution Agreement; and (b) with respect to any Purchased Loan, the date on which such Purchased Loan is contributed or otherwise transferred by Credit Acceptance to the Borrower pursuant to the Contribution Agreement.
“Additional Amount”: Defined in Section 2.14(a).
“Additional Cut-Off Date”: Each date on and after which Collections on an Additional Loan are to be transferred to the Collateral.
“Additional Loans”: All Loans that become part of the Collateral after the Closing Date.
“Adjusted Collateral Amount”: On any Payment Date during the Revolving Period, an amount equal to the sum of: (i) the Collateral Amount; and (ii) the amount on deposit in the Principal Collection Account.
“Administrative Questionnaire”: An Administrative Questionnaire in a form supplied by the Deal Agent.
“Adjusted Forecasted Collections”: On any Payment Date during the Revolving Period, an amount equal to the sum of (i) the Forecasted Collections, plus (ii) the quotient obtained by dividing (A) the amount on deposit in the Principal Collection Account, by (B) 0.60.
“Affected Party”: Each of the Lenders, any permitted assignee or participant of any Lender, the Deal Agent, any successor to BMO Capital Markets Corp. as Deal Agent or any sub-agent of the Deal Agent.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or under common control with such Person, or is a director or officer of such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 5% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Outstanding Eligible Loan Balance”: On any date of determination, the sum of the Outstanding Balances of all Eligible Loans on such day.
“Aggregate Unpaids”: At any time, an amount, equal to the sum of all accrued and unpaid Capital, Interest, Yield, Hedge Costs, fees, indemnities and all other amounts owed by the Borrower hereunder, under any Hedging Agreement (including, without limitation, payments in respect of the termination of any such Hedging Agreement) or under any other Transaction Document or by the Borrower or any other Person under any fee letter delivered in connection with the transactions contemplated by this Agreement (whether due or accrued) and any unpaid fees, expenses and indemnities due to the Collateral Agent and to the Backup Servicer hereunder, both before and after the Assumption Date.
“Agreement”: Defined in the preamble to this Agreement.
“Amortization Event”: The occurrence of any of the following events: (i) on any Payment Date after giving effect to all purchases of Additional Loans (or the funding of any additional Dealer Loan Contracts allocated to an open pool of Dealer Loan Contracts securing a Dealer Loan) on such date, the amount on deposit in the Principal Collection Account is greater than 5.0% of the Adjusted Collateral Amount for two (2) or more Business Days; (ii) on any Payment Date after giving effect to all purchases of Additional Loans (or the funding of any additional Dealer Loan Contracts allocated to an open pool of Dealer Loan Contracts securing a Dealer Loan), either (x) the Adjusted Collateral Amount is less than the Minimum Collateral Amount or (y) the Adjusted Forecasted Collections are less than the Minimum Forecasted Collections Amount, and, in either such case, such deficiency continues for two (2) or more Business Days; (iii) a Reserve Advance is made, except if on the date of such Reserve Advance, the Capital is zero; (iv) cumulative Collections through the end of the related Collection Period, expressed as a percentage of the cumulative Forecasted Collections though the end of the related Collection Period, are less than 90.0% for any three (3) consecutive Collection Periods; (v) on any Payment Date, the Weighted Average Spread Rate is less than the Minimum Weighted Average Spread Rate; (vi) the Borrower fails to make a payment or deposit when required under this Agreement or within any applicable grace or cure period; or (vii) the Scheduled Amortization Date.
“Amortization Period”: With respect to each Lender, the period beginning on the earlier of: (i) the occurrence of an Amortization Event and (ii) the occurrence or declaration of the Termination Date, and ending on the Collection Date.

“Anti-Corruption Laws”: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business.
“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Law”: For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, orders, or action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
“Approved Fund”: Defined in the definition of “Eligible Assignee.”
“Assignment and Assumption”: An assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by or delivered to, the Deal Agent, as applicable, in substantially the form of Exhibit A hereto or any other form approved by the Deal Agent.
“Assumption Date”: Defined in the Backup Servicing Agreement.
“Authoritative Electronic Copy”: With respect to any Contract stored in an electronic medium, the single electronic “authoritative copy” (within the meaning of Section 9-105 of the UCC) of such Contract (i) that constitutes the single authoritative copy of the record or records comprising the related chattel paper which is unique, identifiable and, except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) that identifies Credit Acceptance as the sole assignee thereof, (iii) that is communicated to and maintained by Credit Acceptance, (iv) copies or revisions to which that add or change an identified assignee thereof can only be made with the participation of Credit Acceptance, (v) for which any copy thereof is readily identifiable as a copy that is not the authoritative copy and (vi) for which any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
“Available Funds”: With respect to any Payment Date: (i) all amounts deposited in the Collection Account and Principal Collection Account during the Collection Period (other than Dealer Collections and Repossession Expenses) that ended on the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and investment earnings thereon; (ii) all Reserve Advances (which shall be applied in accordance with Section 2.7(b) hereof); (iii) all amounts paid by the Borrower pursuant to Section 4.5 hereof with respect to the prior Collection Period in respect of Ineligible Loans; (iv) all amounts paid under any Dealer Agreement; and (v) any other funds on deposit in the Collection Account on such date (other than Dealer Collections and Repossession Expenses).
“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Accrual Period” pursuant to Section 2.17(c).
“Backup Servicer”: Computershare or any Person designated as a successor backup servicer following Computershare’s removal or resignation as Backup Servicer pursuant to the terms of the Backup Servicing Agreement.
“Backup Servicing Agreement”: The Backup Servicing Agreement, dated as of December 15, 2022, among the Backup Servicer, the Servicer, the Deal Agent, the Collateral Agent and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Backup Servicing Fee”: Defined in the Backup Servicing Agreement.
“Bank Rate”: For any Portion of Capital funded by any Committed Lender on any day at such rate, an interest rate per annum equal to (a) the Benchmark applicable to such Portion of Capital on such day or (b) if the Base Rate is applicable pursuant to Section 2.17(e), Section 2.18, or Section 2.19, the Base Rate on such day.
“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Excess Spread Percentage”: 6.00%.
“Base Rate”: On any date, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by BMO from time to time as its prime commercial rate, or its equivalent, for U.S. dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be BMO’s best or lowest rate), (b) the sum of (i) the rate determined by BMO to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to BMO at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by BMO for sale to BMO at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 2.00%, and (c) the Benchmark, provided that if the Base Rate as determined above shall ever be less than the Floor, then the Base Rate shall be deemed to be the Floor.
“Base Rate Capital”: Capital that bears interest at a rate based on the Base Rate.
“Benchmark”: Initially, Daily Simple SOFR; provided that, if the Benchmark as determined for any Accrual Period (or any portion thereof) is less than the Floor, the Benchmark will be deemed to be the Floor for purposes of this Agreement; provided, further, that, if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17 hereof.
“Benchmark Capital”: Capital that bears interest at the Benchmark, other than pursuant to clause (c) of the definition of Base Rate.
~~“Benchmark Determination Date”: With respect to any Accrual Period (or for each day in such Accrual Period), (i) if Daily Simple SOFR is the Benchmark, each Daily Simple SOFR Determination Date, (ii) if Term SOFR is the Benchmark, the Periodic Term SOFR Determination Date or (iii) if any other rate is the Benchmark, such date or dates set forth in Conforming Changes adopted in connection with Section 2.17(b).~~
“Benchmark Replacement”: With respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Deal Agent for the applicable Benchmark Replacement Date:
(a)    Term SOFR Reference Rate plus any applicable Benchmark Replacement Adjustment;
(b)    the sum of (i) the alternate benchmark rate that has been selected by the Deal Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities; and (ii) the related Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Deal Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:
(A)    in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(B)    in the case of clause (C) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (C) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (A) or (B) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:
(A)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(B)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(C)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period”: The period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.17 hereof and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.17 hereof.
“Beneficial Ownership Certification”: A certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“BMO”: Defined in the preamble to this Agreement.
“Borrower”: Defined in the preamble to this Agreement.
“Borrowing Group”: (a) The Borrower, (b) the parent of the Borrower, (c) any affiliate or subsidiary of the Borrower, (d) the owner of any collateral securing any part of the credit or this Agreement and (e) any officer, director or agent acting on behalf of any of the parties referred to in items (a) through (c) with respect to the credit, this Agreement or any other Transaction Document.
“Business Day”: Any day other than a Saturday or a Sunday on which banks are not required or authorized to be closed in New York City, New York; Detroit, Michigan; Chicago, Illinois; or Minneapolis, Minnesota.
“Capital”: ~~The amounts~~With respect to any Lender, the aggregate outstanding amount advanced to the Borrower by ~~the Lenders~~such Lender pursuant to Section 2.1(a), reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.7;

provided, however, if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.
“Capped Servicing Fee”: With respect to any Collection Period when the Backup Servicer has become the Servicer, the greater of (x) an amount equal to the product of (i) ~~10.00~~8.00% and (ii) Collections received during such Collection Period (exclusive of amounts received under any Hedging Agreement) and (y) $5,000.
“Carrying Costs”: With respect to any Payment Date, the sum of amounts payable under Section 2.7(a)(iii)(A)–(C).
“Certificate of Title”: With regard to each Financed Vehicle (i) the original certificate of title relating thereto, or copies of correspondence and application made in accordance with applicable law to the appropriate state title registration agency, and all enclosures thereto, for issuance of its original certificate of title or (ii) if the appropriate state title registration agency issues a letter or other form of evidence of Lien (whether in paper or electronic) in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence and application made in accordance with applicable law to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form.
“Change-in-Control”: Any of the following:
(a)    the creation or imposition of any Lien on any limited liability company interests of the Borrower; or
(b)    the failure by the Originator to own all of the issued and outstanding limited liability company interests of the Borrower.
“Change in Law”: (a) The adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any governmental authority after the date of this Agreement or (c) compliance by any Affected Party (or, by any such Affected Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices, in each case, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Closed Pool”: With respect to any Dealer Loan, a Pool as to which, pursuant to the terms of the related Dealer Agreement, no additional Dealer Loan Contracts may be allocated.

“Closing Date”: December 15, 2022.
“Code”: The United States Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: Defined in Section 2.2(a).
“Collateral Agent”: BMO, and its successors and assigns in such capacity.
“Collateral Amount”: On any Payment Date, an amount equal to (i) the Aggregate Outstanding Eligible Loan Balance, less (ii) the aggregate of the Overconcentration Loan Amounts and the aggregate of the Loan Excess Advance Amounts, if any, after giving effect to all purchases of Loans on such date, less (iii) Excess Defaulted Contract Amounts. Solely for purposes of calculating the “Collateral Amount,” the determination of whether a Loan is an “Eligible Loan” shall be made as if such Loan were sold on the date of such calculation; provided, however, that a Dealer Loan relating to a Dealer that, to the knowledge of the Servicer, has become insolvent after the sale of such Dealer Loan to the Borrower shall continue to constitute an “Eligible Dealer Loan” (assuming that such Dealer Loan would otherwise be an “Eligible Dealer Loan” on such date of determination if the applicable Dealer had not become insolvent) for purposes of calculating the “Collateral Amount” so long as (i) the characterization of such Dealer Loan as an “Eligible Dealer Loan” would not cause the percentage of the aggregate Outstanding Balance of all Dealer Loans relating to Dealers who are insolvent to exceed 2.5% of the Aggregate Outstanding Eligible Loan Balance and (ii) no bankruptcy court has entered an order (whether or not final), which order has not been vacated or overturned, stating that a person other than the Borrower (or the Servicer on the Borrower’s behalf) is entitled to receive any collections on that Dealer Loan or the Contracts relating thereto.
“Collection Account”: Defined in Section 6.7(a).
“Collection Date”: The date on which the Aggregate Unpaids have been reduced to zero and indefeasibly paid in full.
“Collection Guidelines”: With respect to Credit Acceptance, the policies and procedures of the Servicer relating to the collection of amounts due on contracts for the sale of automobiles and/or light-duty trucks, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents or as required by Applicable Law, and with respect to the Backup Servicer, as Successor Servicer, the customary servicing policies and procedures set forth in the Backup Servicing Agreement.
“Collection Period”: With respect to any Payment Date, the preceding calendar month; provided, that, the Collection Period with respect to the first Payment Date shall begin on the Cut-Off Date and end and include the last day of the calendar month preceding such Payment Date.
“Collections”: All payments (including recoveries on Defaulted Contracts, credit-related insurance proceeds and proceeds of Related Security and so long as Credit Acceptance is the

Servicer, excluding certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements) received by the Servicer, Credit Acceptance or the Borrower on or after the Cut-Off Date in respect of the Loans in the form of cash, checks, wire transfers or other form of payment in accordance with the Loans and the Dealer Agreements and all net amounts received under any Hedging Agreement.
“Commercial Paper Notes”: With respect to any Conduit Lender, on any day, any short-term promissory notes issued or to be issued by or on behalf of such Conduit Lender to fund its investments in accounts receivable or other financial assets.
“Committed Lender”: Each Person listed on Schedule VI as a “Committed Lender”, together with its respective successors and permitted assigns. With respect to any Conduit Lender, its “related Committed Lender” or “the Committed Lender related to a Conduit Lender” is the Committed Lender(s) obligated to advance Capital in the amount, if any, set forth opposite such Conduit Lender’s name on Schedule VI, in the event such Conduit Lender exercises its discretion or is otherwise unable not to advance or maintain any such Capital.
“Commitment”: For each Lender, the commitment of such Lender to make a loan to the Borrower in an amount set forth opposite such Lender’s name on Schedule VI to this Agreement.
“Computershare”: Defined in the preamble to this Agreement.
“Conduit Lender”: Each Person listed on Schedule VI as a “Conduit Lender”, together with its respective successors and permitted assigns.
“Conduit Lender Lending Limit”: With respect to any Conduit Lender, the amount set forth on Schedule VI.
“Conforming Changes”: With respect to either the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Accrual Period,” “Base Rate,” “Business Day,” “U.S. Government Securities Business Day” any similar or analogous definitions (or the addition of similar or analogous concepts), the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of any breakage provisions, and other technical, administrative or operational matters) that the Deal Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Deal Agent in a manner substantially consistent with market practice (or, if the Deal Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Deal Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Deal Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contract”: Any Dealer Loan Contract or Purchased Loan Contract.

“Contract Files”: With respect to each Contract, the fully executed original counterpart of the Contract or, in the case of any Contract constituting electronic chattel paper, the Authoritative Electronic Copy of the Contract (in each case, for UCC purposes), the Certificate of Title with respect to the related financed vehicle or other evidence of lien, all original or electronic instruments modifying the terms and conditions of such Contract and the original or electronic endorsements or assignments of such Contract.
“Contractual Obligation”: With respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.
“Contribution Agreement”: The Sale and Contribution Agreement, dated as of December 15, 2022, substantially in the form of Exhibit D hereto, between Credit Acceptance and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Control Agreement”: An agreement, in form and substance satisfactory to the Collateral Agent, among the Borrower, the Collateral Agent and an Account Bank.
“Controlled Accounts”: The Collection Account, the Principal Collection Account and the Reserve Account.
“CP Rate”: For each Conduit Lender, for any day during any Accrual Period (or portion thereof), the per annum rate equivalent to rate (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) or, if more than one rate, the weighted average thereof, paid or payable by such Conduit Lender from time to time as interest on or otherwise in respect of the Commercial Paper Notes issued by such Conduit Lender (directly or indirectly, including through a related fund) that are allocated, in whole or in part, by such Conduit Lender’s Managing Agent to fund the maintenance of its Portion of Capital (and which may also, in the case of a pool-funded Conduit Lender, be allocated in part to the funding of other assets of such Conduit Lender and which Commercial Paper Notes need not mature on the last day of any Accrual Period) during such Accrual Period as determined by such Conduit Lender’s Managing Agent, which rates shall reflect and give effect to (i) certain documentation and transaction costs (including, without limitation, note and wire fees, dealer and placement Managing Agent commissions, and incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such Conduit Lender) associated with the issuance of such Conduit Lender’s Commercial Paper Notes, and (ii) other borrowings by such Conduit Lender, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by such Conduit Lender’s Managing Agent to fund such Conduit Lender’s purchase or maintenance of its Portion of Capital during such Accrual Period; provided, that, if any component of such rate is a discount rate, in calculating the applicable “CP Rate” for such day, such Conduit Lender’s Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that if the CP Rate determined as provided above shall ever be less than the Floor, then the CP Rate shall be deemed to be the Floor.
“Credit Acceptance”: Defined in the preamble to this Agreement.
“Credit Acceptance Payment Account”: The clearinghouse account number xxxxxx5068 maintained by Credit Acceptance at Comerica Bank, where payments received in respect of all loans and contracts are deposited or paid.
“Credit Agreement”: That certain Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 23, 2014, with Comerica Bank, as administrative agent and collateral agent, Credit Acceptance, as borrower, and the banks signatory thereto, as amended from time to time.
“Credit Guidelines”: The policies of Credit Acceptance, relating to the extension of credit to automobile and light-duty truck dealers and consumers in respect of retail installment contracts for the sale of automobiles and/or light-duty trucks, including, without limitation, the policies for determining the creditworthiness of such dealers and consumers and, relating to this extension of credit to such dealers and consumers, the maintenance of installment sale contracts, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents or as required by Applicable Law, attached hereto as Schedule I.
“Cumulative Actual Collections”: For any Collection Period, the cumulative amount of actual Collections received in respect of the Loans during the related Cumulative Collections Measurement Period.
“Cumulative Collections Measurement Period”: For any Collection Period, the period consisting of such Collection Period and all preceding Collection Periods that have occurred since the most recently ended Quarterly Determination Date.
“Cumulative Forecasted Collections” means, for any Collection Period, an amount equal to the cumulative amount of Forecasted Collections expected to have been received in respect of the Loans during the related Cumulative Collections Measurement Period based on the Forecasted Collections Schedule then in effect.
“Custodian”: Credit Acceptance, or any person appointed as Custodian pursuant to Section 6.2(d).
“Cut-Off Date”: With respect to the Loans transferred to the Borrower on the Closing Date, October 31, 2022, and with respect to the Loans transferred to the Borrower on each Addition Date, the related Additional Cut-Off Date
“Daily Simple SOFR”: For any day, in an Accrual Period, the sum of (i) SOFR for such day, plus (ii) 0.11448%, with the conventions for this rate being established by the Deal Agent in accordance with the conventions for this rate selected or recommended by the Relevant

Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Deal Agent decides that any such convention is not administratively feasible for the Deal Agent, then the Deal Agent may establish another convention in its reasonable discretion. If the rate as so determined would be less than ~~zero~~the Floor, such rate shall be deemed to be ~~zero~~Floor for purposes of this Agreement.
“Date of Processing”: With respect to any transaction relating to a Loan or a Contract, the date on which such transaction is first recorded on the Servicer’s master servicing file (without regard to the effective date of such recordation).
“Deal Agent”: Defined in the preamble of this Agreement.
“Dealer”: Any new or used automobile and/or light-duty truck dealer who has entered into a Dealer Agreement or a Purchase Agreement with Credit Acceptance.
“Dealer Agreement”: Each agreement between Credit Acceptance and any Dealer, in substantially the form attached hereto as Exhibit F.
“Dealer Collections”: Defined in Section 2.9(d).
“Dealer Collections Purchase”: Defined in Section 6.15(a).
“Dealer Collections Purchase Agreement”: Defined in Section 6.15(a).
“Dealer Collections Purchase Price”: Defined in Section 6.15(b).
“Dealer Concentration Limit”: With respect to the Eligible Dealer Loans and with respect to any Dealer (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer), an amount equal to: (A) with respect to the Closing Date, 1.5% of the Aggregate Outstanding Eligible Loan Balance of Dealer Loans as of the initial Cut-Off Date; and (B) with respect to each Addition Date during the Revolving Period on which Dealer Loans are purchased by the Borrower, 1.5% of the Aggregate Outstanding Eligible Loan Balance of Dealer Loans as of such Addition Date, after giving effect to all Collections from the related Collection Period and the purchase of Dealer Loans on such Addition Date; provided, however, that after giving effect to the foregoing, the sum of the aggregate of the Outstanding Balances of the Eligible Dealer Loans of the top twenty Dealers (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer) shall not exceed 20.0% of the Aggregate Outstanding Eligible Loan Balance of all Dealer Loans on the initial Cut-Off Date or each Addition Date during the Revolving Period on which Dealer Loans are purchased by the Borrower, as the case may be.
“Dealer Loan”: A group of advances made by the Originator to a Dealer in respect of an identified group of Dealer Loan Contracts, all of which secure repayment thereof, plus revenue accrued with respect to such Dealer Loan in accordance with Credit Acceptance’s adjusted accounting policies (as in effect as of January 1, 2020), plus the amount of monies paid to the Dealer under the related Dealer Agreement (including any portfolio profit express payment), less Collections on the related Contracts securing such Dealer Loan applied to the reduction of the balance of such Dealer Loan; provided, however, that the term “Dealer Loan” shall, for the purposes of this Agreement, include only those Dealer Loans identified from time to time on Schedule IV hereto, as amended or supplemented from time to time in accordance with the terms of this Agreement.
“Dealer Loan Contract”: Each retail installment sales contract, in substantially one of the forms attached hereto as Exhibit G, relating to the sale of an automobile or light-duty truck originated by a Dealer and in which Credit Acceptance shall have been granted a security interest and shall have acquired certain other rights under a related Dealer Agreement to secure the related dealer’s obligation to repay one or more related Dealer Loans.
“Defaulted Contract”: A Contract shall be deemed a Defaulted Contract no later than the earlier of (x) the day it becomes 90 days delinquent, based on the date the last payment thereon was received by the Servicer and (y) the day on which an auction check is posted to the relevant account.
“Eligible Account Bank”: Defined in Section 6.7(a).
“Eligible Assignee”: (a) Any Lender or an Affiliate of any Lender; (b) any Person (other than a natural person) that is engaged in the business of making, purchasing, holding or otherwise investing in commercial term loans in the ordinary course of its business, provided that such Person is administered or managed by a Lender, an Affiliate of a Lender or an entity or Affiliate of an entity that administers or manages a Lender (an “Approved Fund”); ~~or~~ (c) in the case of a Conduit Lender only, any Program Support Provider with respect to such Conduit Lender; or (d) any other Person (other than a natural person) approved by (i) the Deal Agent and (ii) unless a Termination Event has occurred and is continuing or such assignment is to any Federal Reserve Bank, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, or any of the Borrower’s Affiliates or Subsidiaries.
“Eligible Contract”: Each Eligible Dealer Loan Contract and each Eligible Purchased Loan Contract.
“Eligible Dealer Agreement”: Each Dealer Agreement:
(a)    which was originated by the Originator in material compliance with all applicable requirements of law and which complies in all material respects with all applicable requirements of law;
(b)    with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Borrower, Credit Acceptance or the Servicer in connection with the origination of such Dealer Agreement or the execution, delivery and performance by the Borrower, Credit Acceptance or the Servicer of such Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

(c)    as to which at the time of the transfer of rights thereunder to the Collateral Agent on behalf of the Secured Parties, the Borrower will have good and marketable title thereto, free and clear of all Liens;
(d)    the Borrower’s rights under which have been the subject of a valid grant by the Borrower of a first priority perfected security interest in such rights and in the proceeds thereof in favor of the Collateral Agent;
(e)    which will at all times be the legal, valid and binding obligation of the Dealer party thereto (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(f)    which constitutes either a “general intangible” or “chattel paper” under and as defined in Article 9 of the UCC;
(g)    which, at the time of the pledge of the rights to payment thereunder to the Collateral Agent for the benefit of the Secured Parties, no right to payment thereunder has been waived or modified;
(h)    which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;
(i)    as to which Credit Acceptance, the Servicer and the Borrower have satisfied in all material respects all obligations to be fulfilled at the time the rights to payment thereunder are pledged to the Collateral Agent for the benefit of the Secured Parties;
(j)    as to which the related Dealer has not asserted that such agreement is void or unenforceable in any legal proceedings not being contested in good faith;
(k)    as to which the related Dealer is not known to be bankrupt or insolvent, subject to the proviso related to the definition of “Collateral Amount” with respect to bankruptcy and insolvency of Dealers;
(l)    as to which the related Dealer is not an Affiliate of or an executive of Credit Acceptance or an Affiliate of Credit Acceptance;
(m)    as to which the related Dealer is located in the United States; and
(n)    as to which none of Credit Acceptance, the Servicer or the Borrower has done anything, at the time of its pledge to the Collateral Agent for the benefit of the Secured Parties, to materially impair the rights of the Collateral Agent or the other Secured Parties therein.

“Eligible Dealer Loan Contract”: Each Dealer Loan Contract which at the time of its pledge by the applicable Dealer to the Originator, satisfied the requirements for “Qualifying Receivable” set forth in the related Dealer Agreement; provided, however, that an Eligible Dealer Loan Contract that has become subject to the payment of a Release Price pursuant to Section 4.5(a) hereof (regardless of whether such payment is actually paid) shall not constitute an “Eligible Contract.”
“Eligible Dealer Loans”: Each Dealer Loan, at the time of its transfer to the Borrower under the Contribution Agreement:
(a)    which has arisen under a Dealer Agreement that, on the day the Dealer Loan was created, qualified as an Eligible Dealer Agreement;
(b)    which was created in material compliance with all applicable requirements of law and pursuant to an Eligible Dealer Agreement which complies in all material respects with all applicable requirements of law;
(c)    with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Borrower, in connection with the creation of such Dealer Loan or the execution, delivery and performance by the Borrower, of the related Eligible Dealer Agreement have been duly obtained, effected or given and are in full force and effect;
(d)    as to which at the time of the pledge of such Dealer Loan to the Collateral Agent for the benefit of the Secured Parties, the Borrower will have good and marketable title thereto, free and clear of all Liens;
(e)    as to which a valid first priority perfected security interest in such Dealer Loan, related security and in the Proceeds thereof has been granted by the Originator in favor of the Borrower and by the Borrower in favor of the Collateral Agent;
(f)    which will at all times be the legal, valid and binding payment obligation of the Obligor thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(g)    which constitutes a “general intangible” under and as defined in Article 9 of the UCC as in effect in the relevant State;
(h)    [reserved];
(i)    which is denominated and payable in United States dollars and which was originated in the United States;

(j)    which, at the time of its pledge to the Collateral Agent for the benefit of the Secured Parties, has not been waived or modified;
(k)    which is not subject to any right of rescission (subject to the rights of the related Dealer to repay the outstanding balance of the Dealer Loan and terminate the related Dealer Agreement), setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;
(l)    as to which Credit Acceptance, the Servicer and the Borrower have satisfied all material obligations to be fulfilled at the time it is pledged to the Collateral Agent for the benefit of the Secured Parties;
(m)    as to which the related Dealer has not asserted that the related Dealer Agreement is void or unenforceable in any legal proceeding not being contested in good faith;
(n)    as to which the related Dealer is not known to be bankrupt or insolvent, subject to the proviso related to the definition of “Collateral Amount” with respect to bankruptcy and insolvency of Dealers;
(o)    as to which none of Credit Acceptance, the Servicer or the Borrower has done anything, at the time of its pledge to the Collateral Agent for the benefit of the Secured Parties, to materially impair the rights of the Collateral Agent or the other Secured Parties;
(p)    the proceeds of which were generally used to finance the purchases of new or used automobiles and/or light-duty trucks and related products;
(q)    if any Dealer Loan Contract securing such Dealer Loan is an electronic contract, such electronic contract constitutes “electronic chattel paper” and there is only a single “authoritative copy” (as such terms are used in Section 9-105 of the UCC) of such electronic contract and such “authoritative copy” constitutes an Authoritative Electronic Copy; and
(r)    if any Dealer Loan Contract securing such Dealer Loan constitutes electronic chattel paper, Credit Acceptance shall have “control” of such electronic chattel paper within the meaning of Section 9-105 of the UCC.
“Eligible Loans”: The Eligible Dealer Loans and Eligible Purchased Loans.
“Eligible Purchased Loan Contract”: Each Purchased Loan Contract which at the time of its purchase from the applicable Dealer by the Originator, evidenced an Eligible Purchased Loan; provided, however, that an Eligible Purchased Loan Contract that has become subject to the payment of a Release Price pursuant to Section 4.5(a) hereof (regardless of whether such payment is actually paid) shall not constitute an “Eligible Contract.”
“Eligible Purchased Loans”: Each Purchased Loan, at the time of its transfer to the Borrower under the Contribution Agreement:

(a)    which has been originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business and is evidenced by a fully and properly executed Purchased Loan Contract of which there is only one original executed copy (or, if such Purchased Loan Contract is an electronic contract, there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such electronic contract and such “authoritative copy” constitutes an Authoritative Electronic Copy);
(b)    which creates a valid, subsisting, and enforceable first priority security interest for the benefit of the Originator in the Financed Vehicle, which security interest has been, in turn, assigned by the Originator to the Borrower, and by the Borrower to the Collateral Agent;
(c)    which contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;
(d)    which provides for, in the event that such Purchased Loan is prepaid in full, a prepayment that fully pays the Outstanding Balance of such Purchased Loan (net of all rebates for the unused portion of any ancillary products and net of all unearned finance charges);
(e)    which was created in material compliance with all applicable requirements of law;
(f)    which will at all times be the legal, valid and binding payment obligation of the Obligor thereof, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(g)    which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;
(h)    with respect to which the Obligor thereon is not the United States, any State or any agency, department, or instrumentality of the United States or any State;
(i)    with respect to which the Obligor thereon is a natural person;
(j)    with respect to which, to the best of the Originator’s knowledge, no liens or claims have been filed for work, labor, materials, taxes or liens that arise out of operation of law relating to the applicable Financed Vehicle that are prior to, or equal with, the security interest in the Financed Vehicle granted by the related Purchased Loan Contract;
(k)    with respect to which, to the best of the Originator’s knowledge, there was no material misrepresentation by the Obligor thereon on such Obligor’s credit application;

(l)    which has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Purchased Loan under this Agreement or pursuant to the transfer of the related Purchased Loan Contract shall be unlawful, void or voidable;
(m)    which (i) constitutes either “tangible chattel paper,” “electronic chattel paper” or a “payment intangible” each as defined in the UCC in the relevant State, (ii) if “tangible chattel paper,” shall be maintained in its original “tangible” form, unless the Deal Agent has consented in writing to such chattel paper being maintained in another form or medium, and (iii) if “electronic chattel paper,” there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) and such “authoritative copy” constitutes an Authoritative Electronic Copy;
(n)    [reserved];
(o)    which is payable in United States dollars and the Obligor thereon is an individual who is a United States resident;
(p)    which satisfies in all material respects the requirements under the Credit Guidelines;
(q)    with respect to which the collection practices used with respect thereto have complied in all material respects with the Collection Guidelines;
(r)    [reserved];
(s)    with respect to which the Originator has duly fulfilled all material obligations to be fulfilled on the lender’s part under or in connection with the origination, acquisition and assignment of such Purchased Loan, including, without limitation, giving any notices or consents necessary to effect the acquisition of such Purchased Loan by the Borrower, and has done nothing to materially impair the rights of the Borrower, or the Secured Parties in payments with respect thereto;
(t)    which was purchased by the Originator from a Dealer pursuant to a Purchase Agreement or, in the case of any Purchased Loan Contract that previously secured a Dealer Loan, another agreement with the applicable Dealer;
(u)    with respect to which the Dealer from whom the Originator purchased such Purchased Loan has not engaged in any conduct constituting fraud or material misrepresentation with respect to such Purchased Loan to the best of the Originator’s knowledge;
(v)    with respect to which, at the time such Purchased Loan was originated the proceeds thereof were fully disbursed and there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Purchased Loan have been paid;

(w)    with respect to which, if applicable State law requires or permits the Servicer to hold the certificate of title in respect of a Financed Vehicle financed by a Purchased Loan Contract, the Servicer holds the certificate of title (or if an electronic certificate of title is issued in lieu of a paper certificate of title by the relevant governmental department or agency, Credit Acceptance is listed as lienholder on such electronic certificate of title) or the application for a certificate of title for the related Financed Vehicle as of the date on which the related Purchased Loan Contract is sold to the Borrower and will obtain within 180 days of such date a certificate of title (or ensure that an electronic certificate of title is issued in lieu of a paper certificate of title by the relevant governmental department or agency on which Credit Acceptance is listed as lienholder) with respect to such Financed Vehicle as to which the Servicer holds only such application;
(x)    with respect to which the related Purchased Loan Contract has not been extended or rewritten and is not subject to any forbearance, or any other modified payment plan, in each case, other than in accordance with the Credit Guidelines or the Collection Guidelines or otherwise in accordance with Applicable Law; and
(y)    if the related Purchased Loan Contract constitutes electronic chattel paper, with respect to which Credit Acceptance shall have “control” of such electronic chattel paper within the meaning of Section 9-105 of the UCC.
“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.
“Excess Defaulted Contract Amounts”: On any date of determination, the amount, if any, by which (a) the product of (i) the Net Advance Rate and (ii) the Aggregate Outstanding Eligible Loan Balance as of such date, exceeds (b) the product of (i) 50.0% and (ii) the sum of (x) the Outstanding Balance of Eligible Contracts as of such date, minus (y) the Outstanding Balance of Defaulted Contracts as of such date.
“Excess Reserve Amount”: With respect to any Payment Date, the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount.
“Excess Spread Percentage”: The weighted average contract rate of the Eligible Contracts (weighted by current principal balance) as of the end of the most recently ended Collection Period less the sum of (a) 4.00% (or such other rate that is specified in the definition of “Servicing Fee” that is then in effect), (b) the Excess Spread Reference Rate and (c) the Yield Rate.

“Excess Spread Advance Rate Adjustment”: The lesser of (i) zero and (ii) the product of (a) the Excess Spread Percentage minus the Base Excess Spread Percentage and (b) 1.25; provided, that, during any Hedging Period, the Excess Spread Advance Rate Adjustment shall be zero.
“Excess Spread Reference Rate”: For any day on which the Excess Spread Percentage is being determined, the greater of (i) Daily Simple SOFR and (ii) the 2-Year Treasury Rate, in each case, as such rate would have been determined had such rate been the Interest Rate applied during the most recently ended Interest Period.
“Excluded Dealer Agreement Rights”: With respect to any Dealer Agreement, the rights of Credit Acceptance thereunder related to loans made to the related Dealer which are not Dealer Loans pledged by the Borrower to the Collateral Agent hereunder, including rights of set-off and rights of indemnification, related to such Dealer Loans.
“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient:
(a)     Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes;
(b)    in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in a Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office;
(c)    Taxes attributable to such recipient’s failure to comply with Section 2.14(g); and
(d)    any U.S. federal withholding Taxes imposed under FATCA.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Final Scheduled Payment Date”: ~~December 15, 2031~~The close of business on the June 2033 Payment Date.
“Final Score”: The final output from the Originator’s proprietary credit scoring process.

“Financed Vehicle”: With respect to a Contract, any new or used automobile, light-duty truck, minivan or sport utility vehicle, together with all accessories thereto, securing the related Obligor’s indebtedness thereunder.
“Floor”: The rate per annum of interest equal to 0.00%.
“Forecasted Collections”: A forecast ~~that is made by Credit Acceptance in accordance with its forecasting models at the end of each calendar month~~ of the expected amount of cash to be received with respect to all Loans (~~including~~after giving effect to any ~~additional~~ Loans expected to be purchased by ~~or any additional Dealer Loan Contracts allocated to an open pool of Dealer Loan Contracts securing a Dealer Loan expected to be funded by the Borrower in the succeeding calendar month). The~~ the Borrower on the Payment Date for which such forecast applies) that is made by Credit Acceptance in accordance with its forecasting models.
“Forecasted Collections ~~as of the Closing~~Schedule”: A schedule of the Forecasted Collections for the Loans owned by the Borrower that is segmented by calendar month, which such schedule for the Loans owned by the Borrower as of the Second Amendment Effective Date ~~are~~is as set forth ~~on~~ Schedule V hereto (as the same may be updated or replaced on each Quarterly Determination date in accordance with Section 6.5(e)).
“Foreign Lender”: If the Borrower is (a) a U.S. Person, a Lender that is not a U.S. Person, and (b) not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fully Hedged”: A condition that is satisfied when, as of any date of determination, the Borrower is party to one or more effective Hedge Transactions with one or more Hedge Counterparties that satisfy the following conditions:
(i)     the aggregate notional principal amount of such Hedge Transactions is not less than 100% of aggregate Capital outstanding as of such date of determination;
(ii)     the final maturity date for such Hedge Transactions shall be a date reasonably acceptable to the Deal Agent; and
(iii)     the related Hedging Agreements are in form and substance reasonably acceptable to the Deal Agent and copies of which have been delivered to the Lenders (which delivery may be made by electronic mail).
“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.
“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Hedge Costs”: For any Hedging Agreement, any amount payable by the Borrower with respect thereto, including any swap payments, any breakage payments, any termination payments, any notional reduction payments and any other amounts due to the Hedge Counterparty.
“Hedge Counterparty”: Any entity that (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that is either the Lender or an Affiliate of the Lender, or has been approved in writing by the Deal Agent (which approval shall be in the sole discretion of the Deal Agent), and (ii) unless otherwise agreed to by the Deal Agent, has a long-term unsecured debt rating of not less than “A” by S&P and not less than “A2” by Moody’s (“Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s (“Short-term Rating Requirement”), and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Deal Agent pursuant to Section 2.2(a) (except in the case of an interest rate cap, where such consent is not required) and (ii) agrees that in the event that Moody’s or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Hedging Agreement to another entity that meets the requirements of clause (a) and (b) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.
“Hedge Transaction”: Each interest rate swap, interest rate cap or other interest rate protection transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.3 hereof and is governed by a Hedging Agreement.
“Hedging Agreement”: Any of the following: (i) the Initial Hedging Agreement and/or (ii) any agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.3 hereof, as shall be reviewed and approved by the Deal Agent (acting with the consent, or at the direction, of the Required Lenders), and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.
“Hedging Period”: A period commencing on the date that the Borrower has elected to nullify the Excess Spread Advance Rate Adjustment by giving notice to the Deal Agent pursuant to Section 5.3 and ending on the date on which the Borrower has elected to reinstate the Excess Spread Advance Adjustment by delivering a revocation notice pursuant to Section 5.3.
“Increased Costs”: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.13.
“Indemnified Amounts”: Defined in Section 11.1(a).
“Indemnified Parties”: Defined in Section 11.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or the Servicer under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes, but not, in any event, Excluded Taxes.
“Independent Director”: Defined in Section 5.2(o)(xxvii).
“Ineligible Contract”: Each Contract other than an Eligible Contract.
“Ineligible Loan”: Each Loan other than an Eligible Loan.
“Initial Hedging Agreement”: That certain Letter Agreement Re: Interest Rate Cap with Unique SWAP Identifier CALY0121868445, dated as of December 15, 2022, from Bank of Montreal to the Borrower.
“Initial Loan Amount”: ~~With respect to BMO,~~ $200,000,000.
“Insolvency Event”: With respect to a specified Person, (a) (i) the entry of an order for relief against such Person in an involuntary case under any applicable Insolvency Laws or (ii) the filing of an proceeding by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Laws now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering by such court of the winding-up or liquidation of such Person’s affairs, and such proceeding, appointment or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Laws now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
“Instrument”: Any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Intercreditor Agreement”: The Amended and Restated Intercreditor Agreement, dated as of December 15, 2022, among the Borrower, Credit Acceptance, the Collateral Agent, the other signatories thereto and each other person who becomes a party thereto after the date thereof, as further amended, amended and restated, or otherwise modified from time to time in accordance with its terms.
“Interest”: With respect to each Lender and its portion of Capital, with respect to any Accrual Period, the sum of the products (for each day during such Accrual Period) of:

IR x C x	1
360

where:
C    =    the outstanding principal amount of the Capital of such Lender;
and
IR    =    the Interest Rate for such Lender applicable on such day;
~~“Interest Rate”: For each day during any Accrual Period and for the aggregate principal amount of Capital allocated to such Accrual Period, a rate equal to the Benchmark then in effect.~~
“Interest Rate”: For each day during any Accrual Period and for the aggregate principal amount of Capital allocated to such Accrual Period (or any Portion of Capital thereof): (a) if such aggregate principal amount of Capital (or such Portion of Capital thereof) is being funded or maintained by a Conduit Lender on such day through the issuance of Commercial Paper Notes, the applicable CP Rate, or (b) if such aggregate principal amount of Capital (or such Portion of Capital thereof) is being maintained by any Lender on such day other than through the issuance of Commercial Paper Notes (including, without limitation, if a Conduit Lender is then maintaining such aggregate principal amount of Capital (or such Portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then maintaining such aggregate principal amount of Capital (or such Portion of Capital thereof)), the applicable Bank Rate.
“Interest True-Up Amount”: With respect to any Payment Date and any Lender, an amount that is equal to the difference between (i) the actual amount of Interest for such Lender that accrued during the Accrual Period for the Payment Date preceding such Payment Date and (ii) the estimated amount of Interest for such Lender for the Accrual Period for the Payment Date preceding such Payment Date.
“Investment Company Act”: The United States Investment Company Act of 1940, as amended.
“Late Fees”: If the Backup Servicer has become the Successor Servicer, any late fees collected with respect to any Contract in accordance with the Collection Guidelines.

“Lenders”: ~~BMO~~With respect to any date occurring (i) prior to the Second Amendment Effective Date, BMO, or (ii) on or after the Second Amendment Effective Date, the Committed Lenders and Conduit Lenders, and any other Person who becomes a Lender as provided in Section 13.1(a).
“Lender Group”: For (i) any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s related Committed Lender and related Managing Agent or (ii) for any Committed Lender that does not have a related Conduit Lender, such Committed Lender.
“Lien”: With respect to any Loan, Dealer Agreement or Contract, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (other than any Permitted Lien, mechanics’ liens, liens of collection attorneys or agents collecting the property subject to such Permitted Lien or mechanics’ lien and any liens which attach thereto by operation of law).
“Loan”: Any Dealer Loan or Purchased Loan.
“Loan Excess Advance Amount”: With respect to any Eligible Loan on any Payment Date during the Revolving Period, the amount by which the Outstanding Balance of such Eligible Loan, on the date it was originated, exceeds 70% of the sum of payments due under the related Eligible Contracts on their date of origination.
“Loan Increase Amount”: $100,000,000.
“Managing Agent”: With respect to any Lender Group, the Person listed on Schedule VI as the “Managing Agent” for the Lenders in such Lender Group, together with its respective successors and permitted assigns.
“Material Adverse Effect”: With respect to any event or circumstance, means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Originator, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans, (c) the rights and remedies of the Deal Agent, the Collateral Agent or the Secured Parties, (d) the ability of the Borrower, the Originator or the Servicer to perform its obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s or any Secured Party’s interest in the Collateral.
“Material Debt”: Defined in Section 6.11(g).
“Minimum Collateral Amount”: On any Payment Date during the Revolving Period, an amount equal to the Capital divided by the Net Advance Rate.
“Minimum Forecasted Collections Amount”: On any Payment Date during the Revolving Period, an amount equal to the Capital divided by 60.0%.
“Minimum Weighted Average Spread Rate”: 22.0%.

“Monthly Report”: Defined in Section 6.5(a).
“Monthly Report Determination Date”: The fourth (4th) Business Day prior to the related Payment Date.
“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.
“Net Advance Rate”: ~~80.0%~~The sum of eighty percent (80.0%) and the Excess Spread Advance Rate Adjustment.
“Notes”: Any Notes of the Borrower, issued to the Lenders pursuant to Section 2.1 hereof substantially in the form of Exhibit E hereto.
“Obligor”: With respect to any Loan, Dealer Agreement or Contract, the Person or Persons obligated to make payments with respect to such Loan, Dealer Agreement or Contract, respectively, including any guarantor thereof.
“OFAC”: The U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Certificate”: A certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Collateral Agent or the Backup Servicer.
“Open Pool”: With respect to any Dealer Loan, a Pool as to which, pursuant to the terms of the related Dealer Agreement, additional Dealer Loan Contracts may be allocated.
“Opinion of Counsel”: An opinion of counsel, which opinion and counsel are reasonably acceptable to the recipient thereof.
“Original Advance Rate”: With respect to any Dealer, the ratio, expressed as a percentage, where the numerator is equal to the sum of the Outstanding Balance of all Eligible Loans of such Dealer on the dates such Eligible Loans were originated and the denominator is equal to the sum of payments due under all Eligible Contracts related to such Dealer on their dates of origination.
“Originator”: Defined in the preamble of this Agreement.
“Other Connection Taxes”: With respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Balance”:
(i)    With respect to any Contract on any date of determination, all amounts owing under such Contract (whether considered principal or as finance charges) on such date of determination. The Outstanding Balance with respect to a Contract shall be deemed to have been created at the end of the day on the Date of Processing of such Contract; which shall be greater than or equal to zero (except in the case of a Contract as to which the final payment on such Contract is in excess of the amount owed on such Contract on the date of such final payment);
(ii)    with respect to any Dealer Loan on any date of determination, the aggregate amount advanced under such Dealer Loan plus revenue accrued with respect to such Dealer Loan in accordance with Credit Acceptance’s adjusted accounting policies (as in effect as of January 1, 2020) and the payment of monies to a Dealer under the related Dealer Agreement, less Collections on the related Dealer Loan Contracts applied through such date of determination in accordance with the related Dealer Agreement to the reduction of the balance of such Dealer Loan;
(iii)    with respect to any Purchased Loan (other than any Purchased Loan arising from a Dealer Collections Purchase Agreement) on any date of determination, the aggregate amount advanced under such Purchased Loan plus revenue accrued with respect to such Purchased Loan in accordance with Credit Acceptance’s adjusted accounting policies (as in effect as of January 1, 2020) less Collections on the related Purchased Loan Contract applied through the date of determination to the reduction of the balance of such Purchased Loan; and
(iv)    with respect to any Purchased Loan arising from a Dealer Collections Purchase Agreement on any date of determination, (A) such Purchased Loan’s pro rata share of the sum of (x) the Outstanding Balance of the related Dealer Loan as of the date of the related Dealer Collections Purchase and (y) the Dealer Collections Purchase Price with respect to such Dealer Loan (such pro rata share determined based on such Purchased Loan’s pro rata share of the forecasted collections on the pool of Purchased Loans which previously constituted Dealer Loan Contracts securing such Dealer Loan), plus following the acquisition of such Purchased Loan (B) revenue accrued with respect to such Purchased Loan in accordance with Credit Acceptance’s adjusted accounting policies (as in effect as of January 1, 2020) less (C) Collections on the related Purchased Loan Contract applied through the date of determination to the reduction of the balance of such Purchased Loan.
“Overconcentration Loan Amount”: With respect to any Dealer (or the 20 largest Dealers (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer) in the aggregate), the amount by which the Outstanding Balance of such Dealer’s Eligible Dealer Loans (or the 20 largest Dealers’ (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer) Eligible Dealer Loans in the aggregate), as of the Closing Date or any Addition Date during the Revolving Period on which the Borrower purchases one or more Dealer Loans, as the case may be, exceeds the applicable Dealer Concentration Limit.
“Participant”: Defined in Section 13.1(b) of this Agreement.
“Participant Register”: Defined in Section 13.1(b) of this Agreement.
“Patriot Act”: Defined in Section 4.1(z) of this Agreement.
“Payment Date”: The fifteenth (15th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, beginning in January 2023.
“Permitted Investments”: Any one or more of the following types of investments:
(a)    marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States of America and that have a maturity of not more than 270 days from the date of acquisition;
(b)    marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;
(c)    bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated at least A-1 by S&P and P-1 by Moody’s;
(d)    repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;
(e)    commercial paper rated at least A-1 by S&P and P-1 by Moody’s;
(f)    demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of banks or other financial institutions formed under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such bank or other financial institution shall be at least A-1 by S&P and P-1 by Moody’s; and
(g)    money market mutual funds (including funds for which the Collateral Agent may act as a sponsor or advisor or for which the Collateral Agent may receive fee income) having a rating, at the time of such investment, from S&P or Moody’s in the highest investment category granted thereby.

Each of the Permitted Investments may be purchased by the Borrower (or the Servicer on its behalf), or following its assumption of exclusive control of the applicable Controlled Account, the Collateral Agent, or through an Affiliate of the Collateral Agent.
“Permitted Liens”: Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable and Liens granted pursuant to the Transaction Documents and with respect to the Dealer Loan Contracts, the second priority lien of the related Dealer therein as set forth in the related Dealer Agreement.
“Person”: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Pool”: An identifiable group of Dealer Loan Contracts related to a particular Dealer Agreement identified on Schedule IV hereto, which, for the avoidance of doubt, may take the form of an Open Pool or Closed Pool at the time it is pledged hereunder.
“Portion of Capital”: With respect to any Lender and its related Capital, the portion of such Capital being maintained by such Lender by reference to a particular interest rate basis.
“Principal Collection Account”: Defined in Section 6.7(a).
“Principal Distributable Amount”: With respect to any Payment Date during the Amortization Period, the lesser of: (i) Capital as of the immediately preceding Payment Date (after giving effect to all payments in reduction of principal on such Payment Date); and (ii) the amount of Available Funds remaining after (a) distribution of the amounts described in Section 2.7(a)(i) through (iii) and (b) the allocation of the ratable portion of Available Funds to make the payments required by Section 2.7(a)(iv)(B).
“Proceeds”: With respect to any portion of the Collateral, all “proceeds” as such term is defined in Article 9 of the UCC, including, whatever is receivable or received when such portion of Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.
“Program Support Agreement”: Any liquidity agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which any Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Lender to any Program Support Provider of any Capital (or portions thereof or participation interest therein) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider”: With respect to a Conduit Lender, any bank, insurance company or other funding institution providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit Lender.
“Purchase Agreement”: Each agreement between Credit Acceptance and any Dealer in substantially the form attached hereto as Exhibit I, together with any Dealer Collections Purchase Agreement.
“Purchase Amount”: With respect to the Loans and any optional purchase pursuant to Section 2.16, an amount equal to the product of (x) the aggregate Outstanding Balance of such Loans as of the last day of the related Collection Period and (y) the Net Advance Rate in effect on the date of such payment.
“Purchased Loan”: A motor vehicle retail installment loan relating to the sale of an automobile or light-duty truck originated by a Dealer, purchased by the Originator from such Dealer and evidenced by a Purchased Loan Contract; provided, however, that the term “Purchased Loan” shall, for purposes of this Agreement, include only those Purchased Loans identified from time to time on Schedule IV hereto.
“Purchased Loan Contract”: Each motor vehicle retail installment sales contract, in substantially one of the forms attached hereto as Exhibit G, relating to a Purchased Loan.
“Quarterly Determination Date”: The last Business Day of each January, April, July, and October.
“Rating Agency”: Any nationally recognized statistical rating organization rating a Conduit Lender’s Commercial Paper Notes.
“Records”: The Dealer Agreements, Contracts, Contract Files and all other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related contracts, records and other media for storage of information) in each case whether tangible or electronic that are maintained with respect to the Loans and the Contracts and the related Obligors.
“Register”: Defined in Section 13.1(c).
“Related Security”: With respect to any Loan, all of Credit Acceptance’s and the Borrower’s interest in:
(i)    the Dealer Agreements (other than Excluded Dealer Agreement Rights, but including Credit Acceptance’s rights to service the Loans and the related Contracts and receive the related collection fee and receive reimbursement of certain repossession and recovery expenses, in accordance with the terms of the Dealer Agreements) and Contracts securing payment of such Loan;
(ii)    all security interests or liens purporting to secure payment of such Loan, whether pursuant to such Loan, the related Dealer Agreement or otherwise, together with all financing statements signed by the related Obligor describing any collateral securing such Loan and all other property obtained upon foreclosure of any security interest securing payment of such Loan or any related Contract;
(iii)    all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of each Contract whether pursuant to such Contract or otherwise, including any of the foregoing relating to any Contract securing payment of such Loan;
(iv)    all of the Borrower’s interest in all Records, documents and writing evidencing or related to such Loan;
(v)    all rights of recovery of the Borrower against the Originator;
(vi)    all Collections (other than Dealer Collections), the Collection Account, the Reserve Account, and all amounts on deposit therein and investments thereof;
(vii)    all of the Borrower’s right, title and interest in and to (but not its obligations under) any Hedging Agreement and any payment from time to time due thereunder;
(viii)    all of the Borrower’s right, title and interest in and to the Contribution Agreement and the assignment to the Collateral Agent of all UCC financing statements filed by the Borrower against the Originator under or in connection with the Contribution Agreement; and
(ix)    the Proceeds of each of the foregoing.
For the avoidance of doubt, the term “Related Security” with respect to any Dealer Loan includes all rights arising under such Dealer Loan which rights are attributable to advances made under such Dealer Loan as the result of such Dealer Loan being secured by an Open Pool on the date such Dealer Loan was sold and Dealer Loan Contracts being added to such Open Pool.
“Release Date”: Defined in Section 4.5(b).
“Release Price”: Defined in Section 4.5(a).
“Relevant Governmental Body”: The Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reliening Expenses”: Defined in Section 6.2(d)(ii).
“Repossession Expenses”: For any Collection Period, any expenses payable pursuant to the terms of this Agreement, incurred by the Backup Servicer, if it has become the Successor Servicer, in connection with the liquidation or repossession of any Financed Vehicle, in an aggregate amount not to exceed the cash proceeds received by the Backup Servicer, if it has become the Successor Servicer, from the disposition of the Financed Vehicles.

“Required Lenders”: At a particular time, Lenders representing more than 66-2/3% of the Capital.
“Required Reserve Account Amount”: With respect to any Payment Date, an amount equal to the lesser of (a) if such Payment Date occurs (i) prior to the Second Amendment Effective Date, 2.0% of the Initial Loan Amount or (ii) on or after the Second Amendment Effective Date, 2.0% of the Total Loan Amount and (b) the outstanding Capital on such Payment Date, after giving effect to the payment of principal on such Payment Date.
“Reserve Account”: Defined in Section 6.7(a).
“Reserve Advance”: Defined in Section 2.7(b)(i).
“Responsible Officer”: As to any Person any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Retransfer Amount”: Defined in Section 4.5(b).
“Revolving Period”: The period commencing on the Closing Date and ending upon the commencement of the Amortization Period.
“S&P”: S&P Global Ratings, and any successor thereto.
“Sanction” or “Sanctions”: Any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom or (e) any other governmental authority with jurisdiction over Borrower or any member of the Borrowing Group.
“Sanctioned Country”: Any country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.
“Sanctioned Person”: (i) a Person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sanctioned Target”: Any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s) or (d) otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Scheduled Amortization Date”: With respect to each Lender, the close of business on the ~~December 2025~~June 2027 Payment Date.
“SEC”: The United States Securities and Exchange Commission.
“Second Amendment”: The Second Amendment to this Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, Credit Acceptance, each Lender, the Deal Agent, the Collateral Agent, and the Backup Servicer.
“Second Amendment Effective Date”: June 21, 2024.
“Secured Parties”: (i) The Collateral Agent, the Deal Agent ~~and~~, each Managing Agent, each Lender and each Program Support Provider, and (ii) each Hedge Counterparty that is either the Lender or an Affiliate of the Lender if that Affiliate that is a Hedge Counterparty executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.
“Securities Exchange Act”: The United States Securities Exchange Act of 1934, as amended.
“Servicer”: Credit Acceptance, the Backup Servicer, if it has become the Successor Servicer, or any other Successor Servicer, appointed in accordance with the terms hereof as the Servicer of the Loans and Contracts.
“Servicer Expenses”: Any expenses incurred by the Backup Servicer, if it has become the Successor Servicer hereunder, other than Repossession Expenses, Reliening Expenses or Transition Expenses.
“Servicer Termination Event”: Defined in Section 6.11.
“Servicer Termination Notice”: Defined in Section 6.11.
“Servicing Fee”: For each Payment Date, a fee payable to the Servicer for services rendered during the related Collection Period, equal to: (i) so long as Credit Acceptance is the Servicer, the product of (A) 4.00% and (B) the total Collections for the related Collection Period (exclusive of amounts received under any Hedging Agreement) and (ii) if the Backup Servicer is the Servicer, the sum of (1) the greatest of: (a) the product of 8.0% and the total Collections for the related Collection Period (exclusive of amounts received under any Hedging Agreement), (b) the actual costs incurred by the Backup Servicer as Successor Servicer, and (c) the product of (x) $30.00 and (y) the aggregate number of Contracts serviced by it during the related Collection Period, plus (2) without duplication, Late Fees and Servicer Expenses; provided, however, with respect to each Payment Date on which the Backup Servicer is the Servicer, the Servicing Fee shall be at least equal to $5,000.
“SOFR”: A rate equal to the secured overnight financing rate administered by the SOFR Administrator.
“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.
“Subsidiary”: A corporation, limited liability company or other entity of which the Originator and/or its Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors or other persons performing similar functions.
“Successor Servicer”: Defined in Section 6.12(a).
“Taxes”: Any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR”: For any calculation with respect to:
(a)    any Benchmark Capital at any time when Term SOFR is the applicable Benchmark, the Term SOFR Reference Rate for a tenor comparable to the applicable Accrual Period on the day (such day, the “Periodic Term SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the

Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Date; or
(b)    any Base Rate Capital on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Date.
“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Deal Agent in its reasonable discretion).
“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.
“Termination Date”: With respect to each Lender, the date of the occurrence or declaration of the Termination Date pursuant to Section 10.2.
“Termination Event”: Defined in Section 10.1.
“Total Loan Amount”: The Initial Loan Amount and the Loan Increase Amount, collectively.
“Transaction Documents”: This Agreement, the Contribution Agreement, the Backup Servicing Agreement, the Intercreditor Agreement, any Control Agreements, each Hedging Agreement and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.
“Transition Expenses”: If the Backup Servicer has become the Successor Servicer, the sum of: (i) reasonable costs and expenses incurred by the Backup Servicer in connection with its assumption of the servicing obligations hereunder, related to travel, Obligor welcome letters, freight and file shipping plus (ii) a boarding fee equal to the product of $7.50 and the number of Contracts to be serviced.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding any related Benchmark Replacement Adjustment.
“United States or U.S.”: The United States of America.
“Unmatured Termination Event”: Any event that, with the giving of notice or the lapse of time, or both, would become a Termination Event.
“Unsatisfactory Audit”: The occurrence of any audit exceptions resulting from any audit, inspection or review pursuant to Section 6.1(c), Section 6.2(e) or Section 6.9, which, in the reasonable judgment of the Deal Agent, would have a material adverse effect on the ability of the Servicer to identify and allocate Collections.
“Upfront Fee”: An amount payable to each Lender equal to the product of (i) 0.10% (10 basis points) and (ii) the amount of such Lender’s Capital on the Closing Date.
“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person”: Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate”: Defined in Section 2.14(g).
“Weighted Average Final Score”: With respect to each Payment Date during the Revolving Period, the ratio, expressed as a percentage, where (i) the numerator is equal to the aggregate for all Dealers of the product of (a) the Final Score of each Dealer and (b) the aggregate Outstanding Balance of all Eligible Loans for such Dealer and (ii) the denominator is equal to the Aggregate Outstanding Eligible Loan Balance.
“Weighted Average Original Advance Rate”: With respect to each Payment Date during the Revolving Period, the ratio, expressed as a percentage, where (i) the numerator is equal to the aggregate for all Dealers of the product of (a) the Original Advance Rate of each Dealer and (b) the aggregate Outstanding Balance of all Eligible Loans for such Dealer and (ii) the denominator is equal to the Aggregate Outstanding Eligible Loan Balance.
“Weighted Average Spread Rate”: With respect to each Payment Date during the Revolving Period, one minus the Weighted Average Original Advance Rate divided by the Weighted Average Final Score (expressed as a percentage).
“Yield”: With respect to each Lender and its portion of the Capital, with respect to any Accrual Period, the sum of the products (for each day during such Accrual Period) of:

YR × C × 1
360
where:
C    =    the outstanding principal amount of the Capital of such Lender; and
YR    =    the Yield Rate applicable on such day;
“Yield Rate”: An interest rate per annum equal to 2.35%; provided, however, that if (i) an Amortization Event has occurred and is continuing, the Yield Rate shall be equal to 3.00% per annum or (ii) a Termination Event has occurred and is continuing, the Yield Rate shall be equal to 3.35% per annum for each day from and including the Termination Date.
Section 1.2    Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
Section 1.3    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
Section 1.4    Interpretation. In each Transaction Document, unless a contrary intention appears:
(i)    the singular number includes the plural number and vice versa;
(ii)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
(iii)    reference to any gender includes each other gender;
(iv)    reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and
(v)    reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such

Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.
Section 1.5    Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
ARTICLE II
THE LOAN FACILITY
Section 2.1    Funding of the Initial Loan Amount and Loan Increase Amount.
(a)    (i) On the Closing Date, ~~each Lender~~BMO shall, upon satisfaction of the applicable conditions set forth in this Agreement and the other Transaction Documents (including the conditions precedent set forth in Article III), make available to the Borrower in same day funds, at such bank or other location reasonably designated by the Borrower, an amount equal to the Initial Loan Amount~~, and~~ .
(ii)    On the Second Amendment Effective Date, each Conduit Lender may in its sole discretion, and each Committed Lender shall, if the applicable Conduit Lender elects not to, make available to the Borrower in same day funds, at such bank or other location reasonably designated by the Borrower, an amount equal to the Loan Increase Amount.
(iii)    Upon each Lender’s extension of the Initial Loan Amount on the Closing Date and the Loan Increase Amount on the Second Amendment Effective Date, each Lender’s Commitment with respect to such Initial Loan Amount and the Loan Increase Amount, as applicable, shall terminate and no amount repaid can be reborrowed.
(b)    The Loans.
(i)    Each Lender (or its related Managing Agent) shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender or Lending Group, including records evidencing any change in the maintenance of all or any portion of Capital from one Lender to another (i.e., from a Committed Lender to a Conduit Lender or vice versa). The Deal Agent shall maintain the Register in accordance with Section 13.1(c). The entries made in the records maintained pursuant to this clause (i)  shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender (or its Managing Agent) or the Deal Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Transaction Documents. In the event of any conflict between the records maintained by any Lender (or its Managing Agent) and the records maintained by the Deal Agent in such matters, the records of the Deal Agent shall control in the absence of manifest error.
(ii)    Upon the request of any Lender made through the Deal Agent, the Borrower shall prepare, execute and deliver to such Lender a promissory note of the Borrower payable to such Lender (each, a “Note”). Any such Note shall be substantially in the form of Exhibit E hereto, with blanks appropriately completed in conformity with the terms hereof and shall evidence the Borrower’s obligation to pay the principal of and interest on all amounts advanced by such Lender in addition to the records described in the preceding clause (i) and shall otherwise comply with any applicable requirements of Section 13.1. Any such Note shall be enforceable with respect to the Borrower’s obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Capital outstanding thereunder at the time such enforcement shall be sought.
(iii)    In connection with funding and/or maintaining its Capital during any Accrual Period hereunder, a Lender may agree with another Lender in its Lender Group to assign all or a portion of its Capital at any time to such other Lender in its Lender Group (i.e., from a Committed Lender to a Conduit Lender or vice versa). Any such assignment of Capital shall be promptly reflected by the Lenders (or their Managing Agent) in the records evidencing the indebtedness of the Borrower maintained by such Lenders pursuant to the preceding clause (i). Any assignment made in accordance with this clause (iii) shall not require any further action by any Person hereunder.
Section 2.2    Grant of Security Interest; Acceptance by Collateral Agent.
(a)    (i) As security for the prompt and complete payment of Capital (including any Interest and Yield accrued thereon) and the payment and performance of all of the Borrower’s other obligations under this Agreement and the other Transaction Documents, the Borrower hereby grants to the Collateral Agent, for the benefit of the Secured Parties, without recourse except as provided herein, a security interest in and continuing Lien on all assets and personal property of the Borrower, including, but not limited to, all of the Borrower’s accounts, chattel paper, goods, bank accounts (including, without limitation, the Controlled Accounts), documents, general intangibles, instruments, investment property, letter of credit rights, money and supporting obligations and all proceeds of the foregoing (as each such term is defined in the UCC, collectively, the “Collateral”) now owned or hereafter acquired. The foregoing pledge does not constitute an assumption by the Collateral Agent of any obligations of the Borrower to Obligors or any other Person in connection with the Collateral or under any agreement or instrument relating to the Collateral, including, without limitation, any obligation to make future advances to or on behalf of such Obligors.
(ii)    In connection with such grant, the Borrower agrees to record and file, at its own expense, financing statements with respect to the Collateral now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Collateral Agent, each Lender and the Deal Agent promptly following receipt thereof. Any such financing statement may describe as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral as described in this Agreement. In addition, the Borrower and the Servicer agree to clearly and unambiguously mark their respective general ledgers and all accounting records and documents and all computer tapes and records to show that the Collateral, including that portion of the Collateral consisting of the Dealer Agreements listed on Schedule IV hereto (and each addendum thereto), the Loans and the related Contracts and the rights to payment under the related Dealer Agreements, has been pledged to the Collateral Agent for the benefit of the Secured Parties hereunder.
(iii)    In connection with such pledge, the Borrower agrees to deliver to the Collateral Agent on the Closing Date and any Addition Date on which new Pools or Purchased Loans are pledged to the Collateral Agent, as the case may be, one or more computer files containing true and complete lists of all applicable Dealer Agreements, Pools and Loans securing the payment of Capital (including any Interest and Yield accrued thereon) and any other amounts due under the Transaction Documents and all of the Borrower’s other obligations in respect of Capital and the Transaction Documents as of such date, and all Contracts securing all such Loans, identified by, as applicable, account number, dealer number and pool number as of the end of the Collection Period immediately preceding the Addition Date. Such file shall be marked as Schedule IV hereto or as an addendum thereto, shall be delivered to the Collateral Agent as confidential and proprietary, and such Schedule IV and each addendum thereto are hereby incorporated into and made a part of this Agreement. Such Schedule IV shall be supplemented and updated on each Addition Date in the Revolving Period to include all Loans and Contracts pledged on the date of each such date so that, on each such date, the Collateral Agent will have a Schedule IV that describes all Loans pledged by the Borrower to the Collateral Agent hereunder on or prior to said Addition Date, any related Dealer Agreements, Purchase Agreements and all Contracts securing or evidencing such Loans (other than those that have been released from the Collateral and those Dealer Loans that have been deemed to be extinguished pursuant to Section 6.15(b) hereto). Such updated Schedule IV shall be deemed to replace any existing Schedule IV as of the date such updated Schedule IV is provided in accordance with this Section 2.2(a)(iii). Furthermore, Schedule IV hereto shall be deemed to be supplemented on each date of Dealer Collections Purchase by the list set forth under Section 6.15(c).
(iv)    In connection with such pledge, each of the Borrower, Credit Acceptance and the Servicer also agrees, within 180 days of the Closing Date or the Addition Date, as the case may be, to clearly mark at least 98% of the Contracts or Contract folders securing a Loan with the following legend: “THIS AGREEMENT HAS BEEN PLEDGED TO THE BANK OF MONTREAL AS COLLATERAL AGENT FOR THE BENEFIT OF CERTAIN SECURED PARTIES.”

(b)    The Collateral Agent hereby acknowledges its acceptance, on behalf of the Secured Parties, of the pledge by the Borrower of the Loans and all other Collateral. The Collateral Agent further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Borrower delivered to the Collateral Agent the computer file represented by the Borrower to be the computer file described in Section 2.2(a)(iii).
(c)    The Collateral Agent hereby agrees not to disclose to any Person (including any Secured Party) any of the account numbers or other information contained in the computer files delivered to the Collateral Agent by the Borrower pursuant to Section 2.2(a)(iii), except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Secured Parties or to a Successor Servicer; provided, however, that notwithstanding anything to the contrary in this Agreement, the Collateral Agent may reply to a request from any Person for a list of Loans, Dealer Agreements, Contracts or other information referred to in any financing statement. The Collateral Agent agrees to take such measures as shall be necessary or reasonably requested by the Borrower to protect and maintain the security and confidentiality of such information. The Collateral Agent shall provide the Borrower with written notice five Business Days prior to any disclosure pursuant to this Section 2.2(c), to the extent reasonably practical.
Section 2.3    [Reserved].
Section 2.4    Determination of ~~Benchmark~~Interest; Determination of Yield; Maximum Interest and Yield.
~~(a)    On each Benchmark Determination Date, the Deal Agent shall determine and deliver to the Servicer the applicable Benchmark with respect to the related Accrual Period (or each day in such related Accrual Period, if applicable).~~
(~~b~~a)    ~~Each Lender~~For each Accrual Period and each Portion of Capital, each Lender (or its Managing Agent) shall initially determine (i) the Interest Rate applicable to such Portion of Capital (i.e., the applicable CP Rate or the applicable Bank Rate, depending on whether or not such Portion of Capital is being maintained through the issuance of Commercial Paper Notes) and Interest (including unpaid Interest, if any, due and payable on a prior Payment Date) to be paid by the Borrower with respect to such Portion of Capital on the Payment Date for such Accrual Period, (ii) the applicable Yield (including unpaid Yield, if any, due and payable on a prior Payment Date) to be paid by the Borrower with respect to ~~the~~such Portion of Capital on ~~each~~the Payment Date for ~~the related~~such Accrual Period ~~and~~, (~~ii~~iii) the ~~Increased Costs and Additional Amounts~~Interest True-Up Amount due in respect of ~~such~~the Payment Date for such Accrual Period (including any such amounts unpaid from any prior Payment Date), and (iv) any Increased Costs or Additional Amounts due in respect of the Payment Date for such Accrual Period (including any such amounts unpaid from any prior Payment Date). Such Lender (or its Managing Agent) shall advise the Servicer and the Backup Servicer ~~thereof~~of the foregoing determinations on or before the fifth (5th) Business Day prior to such Payment Date.
(b)    Notwithstanding anything to the contrary contained herein, if a Lender must estimate the amount of Interest that has accrued (or will accrue) on its Portion of Capital for any part of an Accrual Period (e.g., in a situation where the Interest Rate can only be determined in arrears) in order to make the determinations described in the preceding clause (a), such estimate shall be (x) made by such Lender in good faith using fair and reasonable assumptions and (y) treated as the actual Interest accrued during such Accrual Period until the related Interest True-Up Amount is settled on the subsequent Payment Date. Each Lender shall provide the Servicer, the Backup Servicer and the Borrower with the Interest True-Up Amount (if any) resulting from each such estimate prior to the subsequent Payment Date as required by Section 2.4(a), which such Interest True-Up Amount shall be settled on such subsequent Payment Date as either (i) if the Interest True-Up Amount is negative, a credit in favor of the Borrower to be applied against the amount of Interest payable by the Borrower to the related Lender on such subsequent Payment Date or (ii) if the Interest True-Up Amount is positive, additional accrued and unpaid Interest payable by the Borrower to the related Lender on such subsequent Payment Date. Interest True-Up Amounts shall not accrue interest.
(c)    (i) No provision of this Agreement shall require the payment or permit the collection of Interest and Yield that exceeds the maximum rate permitted by Applicable Law and (ii) neither Interest nor Yield shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
(d)    In connection with the use or administration of Daily Simple SOFR, the Deal Agent will from time to time have the right to make Conforming Changes reasonably necessary for the use or administration of Daily Simple SOFR and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
Section 2.5    [Reserved].
Section 2.6    [Reserved].
Section 2.7    Settlement Procedures. (a) As set forth in the Monthly Report, on each Payment Date, the Borrower (or the Servicer on its behalf), or following its assumption of exclusive control of the Collection Account, the Collateral Agent, shall withdraw Available Funds and any Excess Reserve Amount and investment earnings on amounts on deposit in the Collection Account from the Collection Account and allocate and distribute such amounts to the applicable Person or account in the following order of priority:
(i)    FIRST, pari passu (A) to the Hedge Counterparty, an amount equal to any Hedge Costs (exclusive of termination payments) and any such Hedge Costs (exclusive of termination payments) unpaid from any prior Payment Date and (B) to each Account Bank, the amount of any fees, costs or expenses payable to such Account Bank by the Borrower in connection with maintaining the related Controlled Account pursuant to the terms of the applicable Control Agreement to the extent such Account Bank has not previously debited or otherwise paid itself such fees, costs or expenses from the related Controlled Account in accordance with the applicable Control Agreement;

(ii)    SECOND, pari passu (A) to the Servicer, an amount equal to any accrued and unpaid Servicing Fees due in respect of such Payment Date and any Servicing Fees unpaid from any prior Payment Date; provided, however, if the Servicer has been replaced pursuant to Section 6.12 such amount shall not exceed the Capped Servicing Fee; (B) to the Backup Servicer, if it has become the Successor Servicer, any Transition Expenses; and (C) to the Backup Servicer, so long as it has not become the Successor Servicer hereunder, an amount equal to any accrued and unpaid Backup Servicing Fee due in respect of such Payment Date, any unpaid Backup Servicing Fee from any prior Payment Date, any reasonable and documented out-of-pocket expenses incurred by the Backup Servicer, and any accrued and unpaid Indemnified Amounts owed by the Borrower to the Backup Servicer up to $17,000 monthly (provided, however, that no such monthly limit shall exist if a Servicer Termination Event shall have occurred and be continuing);
(iii)    THIRD, to the Lenders, pro rata, an amount equal to the sum of any accrued and unpaid (A) Interest (after giving effect to any Interest True-Up Amounts for such Payment Date in accordance with Section 2.4(b)) and (B) Yield;
(iv)    FOURTH, pari passu (A) either (x) during the Revolving Period, to the Principal Collection Account for application by the Borrower to purchase additional Loans (or to fund additional Dealer Loan Contracts allocated to the Open Pool of Dealer Loan Contracts securing a Dealer Loan) from the Originator, the amount needed to cause (I) the Collateral Amount to equal or exceed the Minimum Collateral Amount and (II) the Forecasted Collections to equal or exceed the Minimum Forecasted Collections Amount, and if the Minimum Collateral Amount cannot be reached due to an insufficient amount of Loans for purchase by the Borrower, the amount needed to cause (1) the Adjusted Collateral Amount to equal or exceed the Minimum Collateral Amount and (2) the Adjusted Forecasted Collections to equal or exceed the Minimum Forecasted Collections Amount; or (y) during the Amortization Period, to the Lenders, pro rata, the Principal Distributable Amount, until Capital has been reduced to zero, and (B) to the Hedge Counterparty, an amount equal to any accrued and unpaid Hedge Costs constituting termination payments (including any such amounts unpaid from any prior Payment Date);
(v)    FIFTH, to any Successor Servicer, an amount equal to Reliening Expenses;
(vi)    SIXTH, to the Lenders, pro rata, an amount equal to the sum of any Increased Costs and any Additional Amounts due in respect of such Payment Date and any such amounts unpaid from any prior Payment Date;
(vii)    SEVENTH, to the Lenders, pro rata based upon the portion of such amounts owed to each such party, any Indemnified Amounts;
(viii)    EIGHTH, during the Revolving Period, to the Reserve Account, (A) an amount equal to any outstanding Reserve Advances and (B) the amount necessary to cause the amount on deposit in the Reserve Account to equal the Required Reserve Account Amount (after giving effect to any deposits made in subclause (A));
(ix)    NINTH, pari passu, (A) to the Backup Servicer, any amounts owed to the Backup Servicer, to the extent not paid pursuant to clauses (ii)(A) and (C) due to the cap specified in each such clause and (B) to the Collateral Agent, any accrued fees, reasonable out-of-pocket expenses or Indemnified Amounts;
(x)    TENTH, to the Lenders for the account of any other applicable Person, all remaining amounts up to all Aggregate Unpaids (during the Revolving Period, other than Capital) until paid in full; and
(xi)    ELEVENTH, to the Borrower any remaining amounts.
(b)    (i) If on any Payment Date the amounts paid pursuant to Section 2.7(a)(iii) and (vi) is insufficient to cover all amounts due thereunder on such Payment Date the Borrower (or the Servicer on its behalf), or following its assumption of exclusive control of the Reserve Account, the Collateral Agent, shall withdraw from the Reserve Account an amount equal to the lesser of such shortfall and the amount of funds on deposit in the Reserve Account (such withdrawal, a “Reserve Advance”) and deposit such amount to the Collection Account. The Borrower (or the Servicer on its behalf), or following its assumption of exclusive control of the Reserve Account, the Collateral Agent, shall pay such amount to the Lenders.
(ii)    If on any Payment Date during the Amortization Period, the amount paid pursuant to Section 2.7(a)(iv) is insufficient to reduce Capital to zero, the Deal Agent, acting at the direction of the Required Lenders, may direct the Borrower (or the Servicer on its behalf), or following its assumption of exclusive control of the Reserve Account, the Collateral Agent, in writing to withdraw any or all of the amount on deposit in the Reserve Account, and pay such amount to the Lenders.
(c)    With respect to any payments made by the Collateral Agent to the Lenders, the Collateral Agent shall be entitled to rely conclusively on the Monthly Report for purposes of determining the identity of such Lenders.
Section 2.8    [Reserved].
Section 2.9    Collections and Allocations.
(a)    Collections. The Servicer shall transfer, or cause to be transferred, all Collections on deposit in the form of available funds in the Credit Acceptance Payment Account to the Collection Account by the close of business on the second Business Day after such Collections are received therein. The Servicer shall promptly (but in no event later than the second Business Day after the receipt thereof) deposit all Collections received directly by it in the Collection Account. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer in immediately available funds or by automated clearing house (ACH).

(b)    Initial Deposits. On the Closing Date and any other Addition Date, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received on and after the applicable Cut-Off Date and through and including the day that is two days immediately preceding the Closing Date or such other Addition Date, in respect of the Loans.
(c)    Investment of Funds. (i) Until the occurrence of a Termination Event or Unmatured Termination Event, to the extent there are uninvested amounts on deposit in the Collection Account, the Principal Collection Account and the Reserve Account, all amounts shall be invested as set forth in Section 6.7(c).
(ii)    On the date on which Capital is reduced to zero and all Aggregate Unpaids have been indefeasibly paid in full, all Collateral is released from the Lien of this Agreement, and this Agreement is terminated, any amounts on deposit in any Controlled Account shall be released to the Borrower.
(d)    Allocation of Collections. The Servicer will allocate Collections monthly in accordance with the actual amount of Collections received. The Servicer shall determine each month the amount of Collections received during such month which constitutes amounts which, pursuant to the terms of any Dealer Agreement, are required to be remitted to the applicable Dealer (such collections, “Dealer Collections”). Notwithstanding any other provision hereof, the Collateral Agent, pursuant to the written direction of the Servicer set forth on each Monthly Report, shall distribute on each Payment Date: (i) to the Borrower, an amount equal to the aggregate amount of Dealer Collections received during or with respect to the prior Collection Period and (ii) to the Backup Servicer, if it has become the Successor Servicer, an amount equal to any Repossession Expenses related to the prior Collection Period prior to the distribution of Available Funds pursuant to Section 2.7.
Section 2.10    Payments, Computations, Etc.
(a)    The Borrower shall pay Interest and Yield on the outstanding Capital for the period from the Closing Date until the Collection Date. Interest and Yield shall accrue during each Accrual Period and be payable on each Payment Date in accordance with Section 2.7.
(b)    Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York time) on the day when due in lawful money of the United States in immediately available funds to the Persons entitled thereto, in accordance with wiring instructions provided to each of the Borrower, Servicer and Collateral Agent, in writing, by each Lender. Such wiring instructions may be updated from time to time upon written notice by the applicable Lender. Any amounts received by such Persons after 11:00 a.m. (New York time) shall be deemed to be received on the next subsequent Business Day. All computations of Interest, Yield, and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(c)    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest, Yield, or any fee payable hereunder, as the case may be.
Section 2.11    [Reserved].
Section 2.12    Interest; Yield; Fees.
(a)    The Borrower shall pay to each Lender on each Payment Date, monthly in arrears, the Interest and Yield for each Lender.
(b)    The Servicer shall be entitled to receive the Servicing Fee, monthly in arrears in accordance with Section 2.7(a).
(c)    The Backup Servicer shall be entitled to receive the Backup Servicing Fee, expenses and indemnities in accordance with Section 2.7(a).
(d)    The Borrower shall pay to each Lender, on the Closing Date, the Upfront Fee and reasonable out-of-pocket expenses (including, without limitation, reasonable fees and out-of-pocket expenses incurred by the Lenders, in connection with the preparation and execution of this Agreement and the other Transaction Documents and the carrying out of the transactions contemplated hereby and thereby) in immediately available funds after delivery of a detailed invoice.
(e)    The Collateral Agent shall be entitled to receive expenses and indemnities in accordance with Section 2.7(a).
(f)    The Borrower shall pay to Chapman and Cutler LLP, as counsel to BMO, its reasonable fees and out-of-pocket expenses after delivery of a detailed invoice.
Section 2.13    Increased Costs; Capital Adequacy.
(a)    If any Change in Law shall (A) subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to the Capital, or any right to make the funding hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party, or (C) impose any other condition affecting the Capital or a Lender’s rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such

Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.
(b)    If any Change in Law shall occur regarding capital or liquidity requirements which has or would have the effect of reducing the rate of return on the capital of any Affected Party or would otherwise result in the imposition of an internal capital or liquidity charge on such Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such reduction or charge (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction suffered or charge imposed. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 2.13(b).
(c)    If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of the Capital, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.
(d)    In determining any amount provided for in this Section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Servicer a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.
Section 2.14    Taxes.
(a)    Defined Terms. For purposes of this Section 2.14, the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or the Servicer under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the Servicer, as applicable, shall be increased as necessary (such increase, the “Additional Amount”) so that after such deduction or withholding has been made

(including such deductions and withholdings applicable to additional sums payable under this Section) the applicable recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Deal Agent, the Collateral Agent or the relevant Lender timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such recipient or required to be withheld or deducted from a payment to such recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the Collateral Agent or the Deal Agent shall be conclusive absent manifest error.
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall, if requested by the applicable Lender, deliver to the applicable Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the applicable Lender.
(f)    Indemnification by the Lenders. Each Lender shall severally indemnify the Deal Agent and the Collateral Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Deal Agent and the Collateral Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(b) (relating to the maintenance of a Participant Register) and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Deal Agent or the Collateral Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Deal Agent or the Collateral Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Deal Agent and the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Deal Agent or the Collateral Agent to such Lender from any other source against any amount due to the Deal Agent or the Collateral Agent under this paragraph (f).
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Agent and the Deal Agent, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent or the Deal Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Agent or the Deal Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, the Collateral Agent or the Deal Agent as will enable the Borrower, the Collateral Agent or the Deal Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower, the Collateral Agent and the Deal Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Deal Agent), executed originals of U.S. Internal Revenue Service (“IRS”) Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Deal Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Deal Agent), whichever of the following is applicable:
(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Deal Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Deal Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, the Collateral Agent and the Deal Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Collateral Agent and the Deal Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Collateral Agent or the Deal Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Collateral Agent or the Deal Agent as may be necessary for the Borrower, the Collateral Agent and the Deal Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collateral Agent and the Deal Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of Additional Amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 2.14 shall survive the assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
Section 2.15    Assignment of the Contribution Agreement and each Hedging Agreement. The Borrower hereby assigns to the Collateral Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Contribution Agreement and ~~the~~each Hedging Agreement. The Borrower confirms that the Collateral Agent on behalf of the Secured Parties shall have the sole right to, at the written direction of the Deal Agent, enforce the Borrower’s rights and remedies under the Contribution Agreement and ~~the~~each Hedging Agreement for the benefit of the Secured Parties.

Section 2.16    Optional Purchase. On and after the Scheduled Amortization Date, the Servicer shall have the option, upon no less than 10 days’ prior written notice (or such lesser number of days reasonably acceptable to the Deal Agent) to the Borrower, the Collateral Agent, the Lenders and the Deal Agent, to reacquire the Dealer Loans, the Purchased Loans and the related Collateral in whole but not in part. To exercise such option, the Servicer shall deposit in the Collection Account an amount equal to: (x) the aggregate Purchase Amount for the Loans, plus (y) the fair market value of any other Collateral, plus (z) sufficient funds to pay interest on the outstanding Capital through the date of redemption after giving effect to the application of Available Funds on such date. Notwithstanding the foregoing, the Servicer shall not exercise such option unless the purchase price paid by the Servicer and other funds held by the Borrower are sufficient to pay all Aggregate Unpaids under the Transaction Documents. Upon such deposit the Servicer shall succeed to all interests in and to the Collateral.
Section 2.17    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Deal Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lender comprising the Required Lender. No Hedging Agreement shall constitute a “Transaction Document” for purposes of this Section 2.17.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Deal Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)    Notices; Standards for Decisions and Determinations. The Deal Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Deal Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.17 and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Deal Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.17.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement) (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Deal Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Deal Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Deal Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any outstanding affected Benchmark Capital will be deemed to have been converted to Base Rate Capital at the end of the applicable Accrual Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 2.18    Inability to Determine Rates. Subject to Section 2.17, if, on or prior to the first day of any Accrual Period for any Benchmark Capital, the Deal Agent determines (which determination shall be conclusive and binding absent manifest error) that the Benchmark then in effect cannot be determined pursuant to the terms of this Agreement, the Deal Agent will promptly notify the Borrower and each Lender.
Upon receipt of such notice, any outstanding affected Benchmark Capital will be deemed to have been converted into Base Rate Capital at the end of the applicable Accrual Period. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to this Agreement. Subject to Section 2.17, if the Deal Agent determines (which determination shall be conclusive and binding absent manifest error) that the Benchmark cannot be determined pursuant to the terms of this Agreement on any given day, the interest rate on the Base Rate Capital shall be determined by the Deal Agent without reference to clause (c) of the definition of the “Base Rate” until Deal Agent revokes such determination.
Section 2.19    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to maintain its Benchmark Capital at an interest rate that is determined by reference to SOFR, Daily Simple SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, Daily Simple SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Deal Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to maintain Benchmark Capital whose interest rate is determined by reference to any of the aforesaid rates, and any right of the Borrower to continue Benchmark Capital at an interest rate determined by reference to any of the aforesaid rates or to convert any Base Rate Capital to Benchmark Capital at an interest rate determined by reference to any of the aforesaid rates, shall be suspended, and (b) the interest rate on which Base Rate Capital shall, if necessary to avoid such illegality, be determined by the Deal Agent without reference to clause (c) of the definition of “Base Rate,” in each case until each affected Lender notifies the Deal Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Deal Agent), at the option of the Borrower, prepay or, if applicable, convert all Benchmark Capital to Base Rate Capital (the interest rate on which Base Rate Capital shall, if necessary to avoid such illegality, be determined by the Deal Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Accrual Period therefor, if all affected Lenders may lawfully continue to maintain such Benchmark Capital to such day, or immediately, if any Lender may not lawfully continue to maintain such Benchmark Capital to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.
ARTICLE III
CONDITIONS TO THE CLOSING
Section 3.1    Conditions to Effectiveness of this Agreement. This Agreement shall not become effective until:
(a)    Each document specified in the Schedule of Condition Precedent Documents attached hereto as Schedule VII has been duly executed by, and delivered to, the parties hereto and thereto and the Deal Agent has received all such executed documents.
(b)    The Borrower shall have paid all fees or other amounts required to be paid by it on the Closing Date.
(c)    The Deal Agent and Lenders have received such other approvals, opinions or documents as the Deal Agent or its counsel may reasonably require.

(d)    The Borrower shall have deposited to the Reserve Account an amount equal to 2.0% of the aggregate Initial Loan Amount.
(e)    The Borrower shall have deposited into the Collection Account an amount equal to all Collections received on or in respect of the Contracts since the Cut-Off Date.
(f)    A Hedging Agreement shall be in effect.
Section 3.2    Conditions Precedent to the Pledge of Additional Loans. Each pledge of Additional Loans shall be subject to the further conditions precedent:
(a)    With respect to any such pledge, the Borrower shall have delivered to the Deal Agent and the Lenders, on or prior to the date of such pledge in form and substance satisfactory to the Deal Agent, Exhibit A to the Contribution Agreement, including the Schedule of Loans and Contracts attached thereto, dated within two (2) Business Days prior to the date of such pledge and containing such additional information as may be reasonably requested by the Deal Agent or any Lender.
(b)    On the date of such pledge the following statements shall be true and the Borrower shall be deemed to have certified that, after giving effect to the pledge of Additional Loans:
(i)    The representations and warranties contained in Sections 4.1, 4.2 and 4.3 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;
(ii)    On and as of such day, the Borrower, the Originator and the Servicer each has performed all of the agreements contained in this Agreement and the other Transaction Documents to which it is a party to be performed by such person at or prior to such day; and
(iii)    No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of the loans by the Lenders in accordance with the provisions hereof.
(c)    The Borrower shall have delivered to the Collateral Agent the information described in Section 2.2(a)(iii).
(d)    All financing statements necessary to perfect the Collateral Agent’s first priority security interest in the Collateral shall have been filed in the appropriate filing offices.
(e)    Forecasted Collections shall be greater than or equal to the Minimum Forecasted Collections Amount.
(f)    All conditions required to be satisfied in the Contribution Agreement shall have been satisfied.

(g)    No Amortization Event, Termination Event or Unmatured Termination Event shall have occurred.
(h)    No Servicer Termination Event or any event, that with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event shall have occurred.
(i)    No materially adverse selection procedures were used by the Borrower with respect to the Loans, Contracts or Dealer Agreements; provided for the avoidance of doubt, that during the Revolving Period, the Borrower in its sole discretion may elect to pledge Dealer Loans secured by either Open Pools or Closed Pools.
(j)    The amount on deposit in the Reserve Account shall not be less than the Required Reserve Account Amount.
(k)    ~~A~~If such day occurs during a Hedging ~~Agreement~~Period, the Borrower shall be ~~in effect~~Fully Hedged.
(l)    [Reserved].
(m)    The Deal Agent and Lenders shall have received such other approvals, opinions or documents as the Deal Agent or its counsel may reasonably require.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Collateral Agent, the Deal Agent, the other Secured Parties and the Backup Servicer on the Closing Date and as of each Addition Date, as follows:
(a)    Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and pledge the Collateral and perform its obligations under this Agreement.
(b)    Due Qualification. The Borrower is duly qualified to do business and is in good standing as a limited liability company and has obtained all material necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.
(c)    Power and Authority; Due Authorization. The Borrower: (i) has all necessary power, authority and legal right to: (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) transfer and assign each Loan, Related Security and all other Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other

Transaction Documents to which it is a party and the transfer and assignment of the Loans, Related Security and all other Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by it.
(d)    Binding Obligation. This Agreement and each other Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, each enforceable against the Borrower in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity.
(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s limited liability company agreement or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.
(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of this Agreement and any other Transaction Document to which the Borrower is a party have been obtained except where the failure to so obtain is not reasonably expected to result in a Material Adverse Effect.
(h)    Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by Borrower.
(i)    Solvency. The transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent and the Borrower shall deliver to the Deal Agent on the Closing Date a certification in the form of Exhibit C. The Originator has confirmed in writing to the Borrower that, so long as the Borrower is Solvent, the Originator will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other Insolvency Laws.
(j)    Selection Procedures. No procedures believed by the Borrower to be materially adverse to the interests of the Collateral Agent or the Lenders were utilized by the

Borrower in identifying and/or selecting Loans or Dealer Agreements; provided for the avoidance of doubt, that during the Revolving Period, the Borrower in its sole discretion may elect to pledge Dealer Loans secured by either Open Pools or Closed Pools. In addition, each Loan shall have been underwritten in accordance with and satisfy, in each case in all material respects, the standards of any Credit Guidelines that have been established by the Borrower or the Originator and are then in effect.
(k)    Taxes. The Borrower has filed or caused to be filed all tax returns that are required to be filed by it. The Borrower has paid all Taxes, assessments, fees and other governmental charges levied or imposed upon it or any of its property, income or assets due and payable (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.
(l)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Securities Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the pledge of the Collateral will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purchase credit” within the meaning of Regulation U.
(m)    Quality of Title. Each Loan, together with the Related Security related thereto, shall, at all times, be owned by the Borrower free and clear of any Lien except as provided in Section 4.2(a)(iii), and upon each addition or an Addition Date, the Collateral Agent as agent for the Secured Parties shall acquire a valid and perfected first priority security interest in such Loan, the Related Security related thereto and all Collections then existing or thereafter arising, free and clear of any Lien, except as provided in Section 4.2(a)(iii). No effective financing statement or other instrument similar in effect covering any Loan or Dealer Agreement shall at any time be on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with the Contribution Agreement or (ii) in favor of the Collateral Agent in accordance with this Agreement.
(n)    Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, as agent for the Secured Parties, in the Collateral, which is enforceable in accordance with applicable law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, or upon the Collateral Agent obtaining control, in the case of that portion of the Collateral which constitutes electronic chattel paper, or possession, in the case of that portion of the Collateral which constitutes tangible chattel paper, the Collateral Agent, as agent for the Secured Parties, shall have a first priority perfected security interest in the Collateral. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral have been made.
(o)    Accuracy of Information. All information heretofore furnished by the Borrower (including without limitation, the Monthly Report and Credit Acceptance’s financial statements) to the Deal Agent, the Collateral Agent, the Backup Servicer or any Lender for purposes of or in connection with this Agreement or any other Transaction Document, or any transaction contemplated hereby or thereby, will be true, correct, complete and accurate in every material respect, on the date such information is stated or certified.
(p)    Location of Offices. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps all the Records (other than the Certificates of Title) are located at the address of the Borrower referred to in Section 14.2 hereof and the office where the Borrower keeps all the Certificates of Title is located at 25300-25330 Telegraph Road, Southfield Michigan 48033 (or, in each case, at such other locations as to which the notice and other requirements specified in Section 5.2(g) shall have been satisfied); provided that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(ii).
(q)    OFAC. None of the Borrower, any Subsidiary or any Affiliate of the Borrower (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any funding will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
(r)    Tradenames; Place of Business; Correct Legal Name. (i) Except as described in Schedule II, the Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business; (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth on the signature pages hereto; and (iii) “Credit Acceptance Funding LLC 2022-2” is the correct legal name of the Borrower indicated on the public records of the Borrower’s jurisdiction of organization.
(s)    Contribution Agreement. The Contribution Agreement is the only agreement pursuant to which the Borrower purchases Loans from the Originator.
(t)    Value Given. The Borrower shall have given reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Loans and Related Security under the Contribution Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(u)    Accounting. The Borrower accounts for the transfers to it from the Originator of Loans and Related Security under the Contribution Agreement as sales or contributions to capital of such Loans and Related Security in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.
(v)    Special Purpose Entity. The Borrower is in compliance with Section 5.2(o) hereof.
(w)    Confirmation from the Originator. The Borrower has received in writing from the Originator confirmation that, so long as the Borrower is Solvent, the Originator will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws. Each of the Borrower and the Originator is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Loan or any other assets of the Borrower available to satisfy claims of the creditors of the Originator would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.
(x)    Investment Company Act. The Borrower is not, and will not, as a result of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, be required to be registered as an “investment company” as defined in the Investment Company Act. In determining that the Borrower is not an “investment company,” the Borrower is entitled to rely on the exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Borrower. The Borrower is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”
(y)    ERISA. The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA, maintained by the Borrower, or in which employees of the Borrower are entitled to participate, as from time to time in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual violation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
(z)    Patriot Act. To the extent applicable, each of the Borrower, the Originator and their Affiliates is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of any funding made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(aa)    Representations and Warranties in Contribution Agreement. The representations and warranties made by the Originator to the Borrower in the Contribution Agreement are hereby remade by the Borrower on each date to which they speak in the Contribution Agreement as if such representations and warranties were set forth herein. For purposes of this Section 4.1(aa), such representations and warranties are incorporated herein by reference as if made by the Borrower to the Deal Agent, the Collateral Agent and each of the other Secured Parties under the terms hereof mutatis mutandis.
(bb)    Amount of Loans and Contracts; Computer File. When new Pools or Purchased Loans are pledged to the Collateral Agent, Credit Acceptance shall provide the Collateral Agent with information regarding (A) the aggregate Outstanding Balance of the Contracts to be pledged to the Collateral Agent on the related Addition Date; and (B) the Aggregate Outstanding Eligible Loan Balance, each as of the applicable Cut-Off Date and as reported in Credit Acceptance’s loan servicing system. The computer file delivered pursuant to Section 2.2(a)(iii) hereof is complete and accurately reflects the information regarding the Loans, applicable Dealer Agreements and Contracts in all material respects.
(cc)    Use of Proceeds. Amounts received by the Borrower pursuant to this Agreement will be used by the Borrower to purchase the Loans and related Collateral from the Originator pursuant to the Contribution Agreement; provided, however, that nothing in this Agreement shall be deemed to limit the Borrower’s right to use amounts received by it pursuant to Section 2.7(a)(xi) in any manner, including to make distributions to Credit Acceptance.
(dd)    Subsidiaries. The Borrower does not have any Subsidiaries.
(ee)    Equity in Borrower. The Borrower has neither sold nor pledged any of its limited liability company interests to any entity other than Credit Acceptance.
(ff)    Sanctions. The Borrower represents and warrants continuously throughout the term of this Agreement that: (a) no member of the Borrowing Group is a Sanctioned Target; (b) no member of the Borrowing Group is owned or controlled by, or is acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Target; (c) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Sanctions; and (d) to the best of the Borrower’s knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Sanction(s) by a governmental authority that enforces Sanctions. Borrower shall notify Lender in writing not more than three (3) Business Days after first becoming aware of any breach of this section.
(gg)    Anti-Money Laundering and Anti-Corruption Laws. The Borrower represents and warrants continuously throughout the term of this Agreement that: (a) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; and (b) to the best of the Borrower’s knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a governmental authority that enforces such laws.
(hh)    Beneficial Ownership Certification. As of the date hereof and as of each Addition Date, the information included in the Beneficial Ownership Certification (to the extent required) is true and correct in all respects.
(ii)    Tax Treatment. The Borrower is an entity disregarded as separate from the Originator for U.S. federal income tax purposes.
The representations and warranties set forth in this Section 4.1 shall survive the Borrower’s pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of the Servicer. Upon discovery by the Borrower, the Servicer or Credit Acceptance, or upon written notice or actual knowledge by a Responsible Officer of the Collateral Agent, of a breach of any of the representations and warranties set forth herein, the party discovering, receiving notice of or having actual knowledge, as applicable, of such breach shall give prompt written notice to the other parties of such breach.
Section 4.2    Representations and Warranties of the Borrower Relating to the Loans and the Related Contracts.
(a)    Eligibility of Loans. The Borrower hereby represents and warrants to the Deal Agent, the Collateral Agent, the other Secured Parties and the Backup Servicer as of the Closing Date and as of each Addition Date, with respect to the Dealer Agreements, Loans, Contracts and Related Security pledged to the Collateral Agent on such date that:
(i)    (x) except as permitted by the definition of Collateral Amount, each Loan classified as an Eligible Dealer Loan (or included in any aggregation of balances of Eligible Dealer Loans) or as an Eligible Purchased Loan (or included in any aggregation of balances of Eligible Purchased Loans) by the Borrower or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Loan or Eligible Purchased Loan, as applicable, on the date so delivered; and (y) except as permitted by the definition of Collateral Amount, each Contract classified as an Eligible Dealer Loan Contract or Eligible Purchased Loan Contract (or included in any aggregation of balances of Eligible Dealer Loan Contracts or Eligible Purchased Loan Contracts) by the Borrower or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Loan Contract or Eligible Purchased Loan Contract on the date so delivered;
(ii)    all information with respect to the Dealer Agreements, Purchase Agreements and the Loans and the Contracts and the other Collateral provided to the

Collateral Agent, the Backup Servicer, any Lender or the Deal Agent by the Borrower or the Servicer was true and correct in all material respects as of the date such information was provided to the Collateral Agent, the Backup Servicer, such Lender or the Deal Agent (or such earlier time as specifically set forth in such information), as applicable;
(iii)    each Loan and all other Collateral has been pledged to the Collateral Agent free and clear of any Lien of any Person (other than, with respect to the Dealer Loan Contracts, the second priority Lien of the related Dealer therein as set forth in the related Dealer Agreement) and in compliance, in all material respects, with all Applicable Laws;
(iv)    with respect to each Dealer Agreement, Purchase Agreement, Loan, Contract and all other Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower, in connection with the pledge of such Dealer Agreement, Purchase Agreement, Loan, Contract or other Collateral to the Collateral Agent have been duly obtained, effected or given and are in full force and effect;
(v)    Schedule IV to this Agreement, which may be supplemented and updated from time to time, is and will be accurate and complete listings of all Loans, Contracts and Dealer Agreements in all material respects on the date each such Loan, Contract or Dealer Agreement was pledged to the Collateral Agent hereunder, and the information contained therein is and will be true and correct in all material respects as of such date;
(vi)    each Contract and Purchased Loan constitutes tangible or electronic chattel paper; and
(vii)    no selection procedure believed by the Borrower to be materially adverse to the interests of the Secured Parties has been or will be used in selecting the Dealer Agreements, Loans or Contracts; provided that for the avoidance of doubt, during the Revolving Period, Credit Acceptance in its sole discretion may elect to sell Dealer Loans secured by either Open Pools or Closed Pools to the Borrower.
(b)    Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of the Servicer. Upon discovery by the Borrower, the Servicer or Credit Acceptance, or upon written notice or actual knowledge by a Responsible Officer of the Collateral Agent or the Backup Servicer, of a breach of any of the representations and warranties set forth herein, the party discovering, receiving notice of or having actual knowledge, as applicable, of such breach shall give prompt written notice to the other parties of such breach.
Section 4.3    Representations and Warranties of the Servicer. The initial Servicer represents and warrants as follows on the Closing Date and as of each Addition Date:

(a)    Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party.
(b)    Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals.
(c)    Power and Authority; Due Authorization. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of this Agreement and the other Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by the Servicer.
(d)    Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, each enforceable against the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s articles of incorporation, bylaws or any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such Contractual Obligation, or (iii) violate any Applicable Law.
(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained except where the failure to so obtain is not reasonably expected to result in a Material Adverse Effect.

(h)    Reports Accurate. All Monthly Reports and other written and electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Deal Agent, the Backup Servicer, the Collateral Agent or any Lender in connection with this Agreement are accurate, true, complete and correct in all material respects as of the date delivered.
(i)    Servicer’s Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder and under each other Transaction Document to which it is a party.
(j)    Compliance With Credit Guidelines and Collection Guidelines. The Servicer has, with respect to the Loans and Contracts, complied in all material respects with the Credit Guidelines and the Collection Guidelines or otherwise as required by Applicable Law.
Section 4.4    Representations and Warranties of the Backup Servicer. The Backup Servicer represents and warrants as follows:
(a)    Organization and Good Standing. The Backup Servicer has been duly organized, and is validly existing as a national banking association and in good standing under the laws of the United States, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and each other Transaction Document to which it is a party.
(b)    Binding Obligation. This Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Backup Servicer, each enforceable against the Backup Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(c)    Backup Servicing Agreement. The Backup Servicer hereby remakes the representations and warranties made by it under the Backup Servicing Agreement.
Section 4.5    Breach of Representations and Warranties.
(a)    Payment in respect of an Ineligible Loan or an Ineligible Contract. If a Loan or a Contract is an Ineligible Loan or Ineligible Contract, no later than the earlier of (i) knowledge by the Borrower of such Loan or Contract being an Ineligible Loan or Ineligible Contract and (ii) receipt by the Borrower from the Deal Agent, the Collateral Agent, the Backup Servicer or the Servicer of written notice thereof in accordance with Section 4.2(b) hereof, the Borrower shall, by the last day of the first full Collection Period following the discovery or notice thereof, make a payment to the Collection Account in respect of each such Loan or Contract in an amount equal to the related Release Price. Any such Loan or Contract shall for all purposes of this Agreement be deemed to be an Ineligible Loan or Ineligible Contract. The

Borrower shall make a deposit to the Collection Account (for allocation pursuant to Section 2.7) in immediately available funds of an amount (the “Release Price”) equal to (i) (A) in the case of an Ineligible Loan, the product of (x) the Outstanding Balance related to such Loan as of the last day of the related Collection Period and (y) the Net Advance Rate in effect on the date of such payment; and (B) in the case of an Ineligible Contract, the product of (x) the Outstanding Balance related to such Contract as of the last day of the related Collection Period and (y) a ratio the numerator of which is the outstanding Capital as of the date of such payment and the denominator of which is the Outstanding Balance of all Contracts as of the last day of the related Collection Period, plus (ii) all Hedge Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more transactions related to the relevant Hedging Agreement, as required by the terms such Hedging Agreement. Notwithstanding the foregoing, with respect to any Ineligible Contracts, the Borrower may repurchase the Loans related thereto in lieu of such Ineligible Contracts and deposit into the Collection Account the Release Price of such Loans (as if such Loans were Ineligible Loans). Each Loan or Contract which is subject to a payment in accordance with this Section 4.5(a) shall, upon payment in full of the related Release Price, be released from the lien created pursuant to this Agreement and shall no longer constitute Collateral. The Collateral Agent as agent for the Secured Parties shall, at the sole expense of the Servicer, execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Borrower to vest in the Borrower, or its designee or assignee, all right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loans or Contract subject to a payment in accordance with this Section 4.5(a).
(b)    Retransfer of All of the Loans. In the event of a breach of any representation or warranty set forth in Section 4.2 hereof which breach could reasonably be expected to have a Material Adverse Effect, by notice then given in writing to the Borrower, the Deal Agent may direct the Borrower to accept the release by the Collateral Agent of all of the Loans (as directed in writing by the Deal Agent), in which case the Borrower shall be obligated to accept the release of such Loans on a Payment Date specified by the Deal Agent (such date, the “Release Date”); provided, however, that no such release shall be given effect unless Borrower has complied with the terms of any Hedging Agreement requiring that any derivative transaction related thereto be terminated in whole or in part and the Borrower has paid all Hedge Costs due with respect to such termination. The Borrower shall deposit in the Collection Account on the Release Date an amount equal to: (A) the Aggregate Unpaids minus (B) the amount, if any, available in the Collection Account and the Reserve Account on such Payment Date (the “Retransfer Amount”) for allocation and distribution in accordance with Section 2.7. On the Release Date; provided that the full Retransfer Amount has been deposited into the Collection Account, the Loans and Related Security related thereto shall be transferred to the Borrower; and the Collateral Agent as agent for the Secured Parties shall, at the sole expense of the Servicer, execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Borrower to vest in the Borrower, or its designee or assignee, all right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loans.

(c)    Except as expressly set forth in this Section 4.5, neither the Collateral Agent nor the Backup Servicer shall have any enforcement obligation with respect to breaches of representations or warranties pursuant to the Transaction Documents. Neither the Collateral Agent nor the Backup Servicer shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Loan pursuant to this Agreement or the eligibility of any Loan for purposes of the Transaction Documents.
(d)    Remedy for Breach. Notwithstanding anything to the contrary contained in Sections 10.1(g) and 10.2, the parties hereto agree that the sole remedy for the breach by the Borrower of the representations and warranties set forth in Section 4.2 hereof with respect to the eligibility of a Loan or Contract shall be set forth in this Section 4.5.
(e)    Application. Amounts paid in accordance with Section 4.5(a) and (b) shall be distributed on the next succeeding Payment Date in accordance with Section 2.7.
(f)    Notwithstanding anything herein to the contrary, payments required under Section 4.5(a) and (b) shall not be required (i) during the Revolving Period, if the Collateral Amount is greater than the Minimum Collateral Amount and (ii) during the Amortization Period: (x) with respect to any Loan, so long as the aggregate Outstanding Balance of all Loans which would be Ineligible Loans as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the sum of: (1) the product of (i) the aggregate Outstanding Balance of all Eligible Loans sold to the Borrower during the Amortization Period and (ii) the Net Advance Rate; and (2) all amounts payable under Section 4.5(a) which have been previously paid during the Amortization Period in respect of Ineligible Loans; and (y) with respect to any Contract, so long as the aggregate Outstanding Balance of all Contracts which would be Ineligible Contracts as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the sum of: (1) the product of (i) the aggregate Outstanding Balance of all Eligible Contracts an interest in which is sold to the Borrower during the Amortization Period and (ii) a fraction, the numerator of which is equal to the aggregate Capital and the denominator of which is equal to the Outstanding Balance of all Eligible Contracts; and (2) all amounts payable under Section 4.5(a) which have been previously paid during the Amortization Period in respect of Ineligible Contracts.
ARTICLE V
GENERAL COVENANTS
Section 5.1    Affirmative Covenants of the Borrower. From the date hereof until the Collection Date:
(a)    Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Loans and Dealer Agreements.
(b)    Preservation of Limited Liability Company Existence; Conduct of Business. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in the jurisdiction of its formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(c)    Performance and Compliance with Loans, Dealer Agreements and Contracts. The Borrower will, at its expense, timely and fully perform and comply (or cause the Originator to perform and comply pursuant to the Contribution Agreement) with all provisions, covenants and other promises required to be observed by it under the Loans, Dealer Agreements and Contracts and all other agreements related thereto in all material respects.
(d)    Keeping of Records and Books of Account. The Borrower will maintain or cause to be maintained and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Loans in the event of the destruction of the originals thereof), and keep and maintain or cause to be kept and maintained all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.
(e)    Originator Assets. With respect to each Loan acquired by the Borrower, the Borrower will: (i) acquire such Loan pursuant to and in accordance with the terms of the Contribution Agreement; (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Loan, including, without limitation, (A) filing and maintaining effective financing statements (Form UCC-1) against the Originator in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate; and (iii) take all additional action that the Deal Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.
(f)    Delivery of Collections. Subject to Section 2.9(d) hereof, the Borrower will deposit or cause to be deposited to the Collection Account promptly (but in no event later than two (2) Business Days after receipt) all Collections received by the Borrower in respect of the Loans or the Contracts.
(g)    Separate Corporate Existence. The Borrower shall be in compliance with the requirements set forth in Section 5.2(o).
(h)    Credit Guidelines and Collection Guidelines. The Borrower will comply in all material respects with the Credit Guidelines and the Collection Guidelines with respect to each Loan and Contract unless otherwise required by Applicable Law.
(i)    Taxes. The Borrower will file and pay any and all Taxes imposed upon it or any of its property, income or assets (other than any amount of Tax the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).
(j)    Use of Proceeds. The Borrower will use the amounts advanced by the Lenders pursuant hereto only to acquire Loans and related Collateral pursuant to the Contribution Agreement or to make distributions to Credit Acceptance.
(k)    Reporting. The Borrower will maintain for itself a system of accounting established and administered in a manner consistent with GAAP and furnish or cause to be furnished to the Deal Agent and each Lender the following information:
(i)    [Reserved];
(ii)    Annual Reporting. Within 120 days after the close of Credit Acceptance’s fiscal years (or upon prior notice from Credit Acceptance to the Deal Agent, such longer time period after the close of Credit Acceptance’s fiscal year as may be temporarily permitted by the SEC or under the Securities Exchange Act for the benefit of a class or classes of persons (collectively and not individually) for Credit Acceptance to file its Annual Report on 10-K for such fiscal year with the SEC, but excluding any longer time periods resulting from (i) relief provided specifically by the SEC to Credit Acceptance or (ii) Credit Acceptance’s notification to the SEC of its inability to file pursuant to Securities Exchange Act Rule 12b-25), audited financial statements for Credit Acceptance and all of its Subsidiaries, accompanied by an unqualified audit report certified by independent certified public accountants, prepared in accordance with GAAP on a consolidated basis and any management letter prepared by said accountants, and acceptable to the Deal Agent;
(iii)    Quarterly Reporting. Within 60 days after the close of the first three quarterly periods of Credit Acceptance’s fiscal years (or upon prior notice from Credit Acceptance to the Deal Agent, such longer time period after the close of Credit Acceptance’s fiscal year as may be temporarily permitted by the SEC or under the Securities Exchange Act for the benefit of a class or classes of persons (collectively and not individually) for Credit Acceptance to file its Quarterly Report on 10-Q for such fiscal quarter with the SEC, but excluding any longer time periods resulting from (i) relief provided specifically by the SEC to Credit Acceptance or (ii) Credit Acceptance’s notification to the SEC of its inability to file pursuant to Securities Exchange Act Rule 12b-25), for Credit Acceptance and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder’s equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or chief treasury officer as true, accurate and complete in all material respects;
(iv)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by Credit Acceptance’s chief financial officer or chief treasury officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of Credit Acceptance and (y) to the best of such Person’s knowledge, no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof;
(v)    Shareholders Statements and Reports. Promptly upon the furnishing thereof to the members or shareholders of the Borrower or Credit Acceptance, copies of all financial statements, reports and proxy statements so furnished, to the extent such information has not been provided pursuant to another clause of this Section 5.1(k);
(vi)    SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Credit Acceptance or any subsidiary files with the SEC;
(vii)    Notice of Termination Events or Unmatured Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Unmatured Termination Event, a statement of the chief financial officer or chief treasury officer of the Borrower setting forth details of such Termination Event or Unmatured Termination Event and the action which the Borrower proposes to take with respect thereto;
(viii)    Change in Collection Guidelines. Except to the extent any material change in or amendment to the Collection Guidelines is required by Applicable Law, prior to the date of the effectiveness of any material change in or amendment to the Collection Guidelines (which shall be made in accordance with the terms of this Agreement), a notice describing such change or amendment;
(ix)    Collection Guidelines. Credit Acceptance will deliver a complete copy of the most current Collection Guidelines to the Lenders prior to the Closing Date;
(x)    ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Borrower, Credit Acceptance or any ERISA Affiliate of the Borrower or Credit Acceptance files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower, Credit Acceptance or any ERISA Affiliates of the Borrower or Credit Acceptance receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor;
(xi)    Proceedings. As soon as possible and in any event within two (2) Business Days after any executive officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy litigation, action, suit or proceeding (in each case, of a material nature), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Affiliates;

(xii)    Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect; and
(xiii)    Other Information. Such other information, documents, records or reports (including non-financial information) as the Deal Agent, each Lender or the Collateral Agent may from time to time reasonably request with respect to Credit Acceptance, the Borrower, the Servicer or any Subsidiary of any of the foregoing.
(l)    Compliance with Applicable Law. The Borrower shall duly satisfy in all material respects its obligations under or in connection with each Loan and Contract, will maintain in effect all material qualifications required under all Applicable Law, and will comply in all material respects with all other Applicable Law in connection with each Loan and Contract the failure to comply with which would have a material adverse effect on the interests of the Secured Parties in the Collateral.
(m)    Furnishing of Information and Inspection of Records. The Borrower will furnish to the Deal Agent, each Lender, the Backup Servicer and the Collateral Agent, from time to time, such information with respect to the Loans and Contracts as may be reasonably requested, including, without limitation, a computer file or other list identifying each Loan and Contract by pool number, account number and dealer number and by the Outstanding Balance and identifying the Obligor on such Loan or Contract. The Borrower will, at any time and from time to time during regular business hours, upon reasonable notice, permit the Deal Agent, each Lender, the Backup Servicer and the Collateral Agent, or its agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of the Borrower for the purpose of examining such Records, and to discuss matters relating to the Loans or Contracts or the Borrower’s performance hereunder and under the other Transaction Documents with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters; provided, however, that the Deal Agent, each Lender and the Collateral Agent each acknowledges that in exercising the rights and privileges conferred in this Section 5.1(m) it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Borrower has a proprietary interest. The Deal Agent, each Lender and the Collateral Agent each agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the Borrower, any such information, practices, books, correspondence and records furnished to them except that it may disclose such information: (i) to its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives (provided that such Persons are informed of the confidential nature of such information); (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Deal Agent, any Lender, the Collateral Agent or its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives; (iii) to the extent such information was available to the Deal Agent, any Lender or the Collateral Agent on a non-confidential basis prior to its disclosure hereunder; (iv) to the extent the Deal Agent, any Lender or the Collateral Agent should be (A) required under the Transaction Documents or in connection with any legal or regulatory proceeding or (B) requested by any bank regulatory authority to disclose such information; or (v) to any Lender or prospective assignee or Lender; provided that the relevant Lender shall notify such prospective assignee or Lender of the confidentiality provisions of this Section 5.1(m).
(n)    Keeping of Records and Books of Account. The Borrower will maintain and implement or cause to be maintained and implemented administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all amounts due under the Loans and Contracts (including, without limitation, records adequate to permit adjustments to amounts due under each existing Loan and Contract). The Borrower will give the Deal Agent and each Lender notice of any material change in the administrative and operating procedures of the Borrower referred to in the previous sentence.
(o)    Notice of Liens. The Borrower will advise the Deal Agent, each Lender and the Collateral Agent promptly, in reasonable detail of: (i) any Lien asserted by a Person against any of the Loans or Contracts or other Collateral; (ii) any breach by the Borrower, the Originator or the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document; and (iii) the occurrence of any other event which would have a Material Adverse Effect.
(p)    Protection of Interest in Collateral. The Borrower shall file or cause to be filed such continuation statements and any other documents reasonably requested by the Deal Agent or any Lender or which may be required by law to fully preserve and protect the interest of the Collateral Agent and the Secured Parties in and to the Loans, the Contracts and the other Collateral.
(q)    Contribution Agreement. The Borrower will at all times enforce the covenants and agreements of Credit Acceptance in the Contribution Agreement (including, without limitation, the rights and remedies against the Dealers).
(r)    Notice of Delegation of Servicer’s Duties. The Borrower promptly shall notify the Collateral Agent of any delegation by the Servicer of any of the Servicer’s duties under this Agreement which is not in the ordinary course of business of the Servicer.
(s)    Organizational Documents. The Borrower shall only amend, alter, change or repeal its certificate of formation or limited liability company agreement with the prior written consent of the Deal Agent.
(t)    Compliance. The Borrower shall, and the Borrower shall ensure that each member of the Borrowing Group will, comply with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

(u)    Beneficial Ownership Certification. The Borrower will notify Lender of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.
Section 5.2    Negative Covenants of the Borrower. From the date hereof until the Collection Date:
(a)    Other Business. Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents; or (iii) form any Subsidiary or make any investments in any other Person without the prior written consent of each Lender.
(b)    Loans Not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the Closing Date, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan.
(c)    Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on any Loan, Contract, Related Security or any other Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Deal Agent of the existence of any Lien on any Loan, Contract, Related Security or any other Collateral and the Borrower shall defend the right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loans, Contracts, Related Security and other Collateral, against all claims of third parties.
(d)    Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Loan, Contracts, Related Security or other Collateral or any interest therein (other than pursuant to and in accordance with the Transaction Documents).
(e)    Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its limited liability company interests now or hereafter outstanding, except that so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or in-kind dividends or other distributions on its limited liability company interests.
(f)    [Reserved].

(g)    Change of Name or Location of Records Files. The Borrower shall not (x) change its name or state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps the Records from the locations referred to in Sections 4.1(p) ~~and~~, 14.2 or Schedule III hereto or (y) move, or consent to the Custodian or Servicer moving, the Records/Contract Files from the location thereof on the Closing Date, unless the Borrower has given at least 30 days’ written notice to the Deal Agent and the Collateral Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral; provided, that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(ii).
(h)    Accounting of the Contribution Agreement. The Borrower will not account for or treat (whether in financial statements or otherwise) the transaction contemplated by the Contribution Agreement in any manner other than as a contribution, or absolute assignment, of the Loans and related assets by the Originator to the Borrower.
(i)    ERISA Matters. The Borrower will not: (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA.
(j)    Contribution Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Contribution Agreement unless the Deal Agent shall have consented to such change in writing and has received duly executed copies of all documentation related thereto. The Borrower will not take any action under the Contribution Agreement which would have a Material Adverse Effect.
(k)    Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding where payments in respect of Contracts are to be made to the Borrower or the Servicer, unless the Required Lenders shall have consented to such change in writing and have received duly executed copies of all documentation related thereto.
(l)    Extension or Amendment. The Borrower will not, except as otherwise permitted hereunder or by law, extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Dealer Agreement, Loan or Contract; provided, however, the Dealer Agreements may be amended in connection with the closing of or opening of a Pool.

(m)    Collection Guidelines. The Borrower will not permit the amendment, modification, restatement or replacement, in whole or in part, of the Collection Guidelines of the initial Servicer, which change would materially impair the collectability of any Loan or Contract or otherwise materially adversely affect the interests or the remedies of the Deal Agent, the Collateral Agent or the other Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Required Lenders other than to the extent required by Applicable Law.
(n)    No Assignments. The Borrower will not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of its rights, obligations or duties under this Agreement without the prior written consent of the Lenders.
(o)    Special Purpose Entity. The Borrower has not and shall not:
(i)    engage in any business or activity other than the purchase and receipt of Loans and related assets from the Originator under the Contribution Agreement, the pledge of Loans and related assets under the Transaction Documents and such other activities as are incidental thereto;
(ii)    acquire or own any material assets other than (A) the Loans and related assets from the Originator under the Contribution Agreement and (B) incidental property as may be necessary for the operation of the Borrower;
(iii)    merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the consent of each Lender;
(iv)    fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Deal Agent, amend, modify, terminate, fail to comply with the provisions of its limited liability company agreement, or fail to observe limited liability company formalities;
(v)    own any subsidiary or make any investment in any Person without the consent of each Lender;
(vi)    commingle its assets or funds with the assets or funds of any of its Affiliates, or of any other Person, except for (A) Dealer Collections, (B) erroneous deposits or (C) prior to the identification and separation of such funds or assets by the Servicer in accordance with the Servicer’s normal and customary business practices;
(vii)    incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) indebtedness to the Lenders hereunder or in conjunction with a repayment of Aggregate Unpaids owed to the Lenders, (B) indebtedness to the Originator under the Contribution Agreement in respect of the purchase of Loans (which indebtedness, if any, shall be subordinate to the indebtedness arising hereunder), and (C) trade payables in the ordinary course of its business; provided that such debt is not evidenced by a note and paid when due;
(viii)    become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;
(ix)    fail to maintain its records, books of account and bank accounts separate and apart from those of its principal and Affiliates, and any other Person;
(x)    enter into any contract or agreement with any of its principals or Affiliates or any other Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any principal or Affiliates;
(xi)    seek its dissolution or winding up in whole or in part;
(xii)    fail to correct any known misunderstandings regarding the separate identity of the Borrower or an Affiliate thereof or any other Person;
(xiii)    guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;
(xiv)    make any loan or advances to any third party, including any Affiliate, or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities);
(xv)    fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its Affiliates);
(xvi)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(xvii)    file or consent to the filing or any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;
(xviii)    share any common logo with or hold itself out as or be considered as a department or division of (A) any of its Affiliates or (B) any other Person;
(xix)    permit any transfer (whether in any one or more transactions) of any direct or indirect ownership interest in the Borrower;

(xx)    fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person (for the avoidance of doubt, except its parent in accordance with GAAP);
(xxi)    fail to pay its own liabilities and expenses only out of its own funds;
(xxii)    fail to pay the salaries of its own employees in light of its contemplated business operations;
(xxiii)    acquire the obligations or securities of its Affiliates or members;
(xxiv)    fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;
(xxv)    to the extent it has invoices or checks, fail to use separate invoices or checks bearing its own name;
(xxvi)    pledge its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Lenders hereunder;
(xxvii)    fail at any time to have at least two (2) independent directors (each, an “Independent Director”) on its board of directors that (A) is not and has not been for at least five (5) years a director, officer, employee, trade creditor or shareholder (or spouse, parent, sibling or child of the foregoing) of (I) the Servicer, (II) the Borrower, or (III) any Affiliate of the Servicer or the Borrower; provided, however, such Independent Director may be an independent director or manager of another special purpose entity affiliated with the Servicer, and (B) has, (I) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (II) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to borrowers or issuers of securitization or structured finance instruments, agreements or securities;
(xxviii)    fail to provide that the unanimous consent of all directors (including the consent of the Independent Directors) is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower’s creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any action in furtherance of any of the foregoing; and
(xxix)    take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Skadden, Arps, Slate, Meagher & Flom LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.
(p)    Use of Proceeds.
(i)    Sanctions. The Borrower shall not, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions (a) that are prohibited by Sanctions or (b) that would be prohibited by Sanctions if conducted by the Lender or any other party hereto. The Borrower shall notify the Lender in writing not more than three (3) Business Days after first becoming aware of any breach of this section.
(ii)    Anti-Money Laundering/Anti-Corruption Laws. The Borrower shall not, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions that would be prohibited by Anti-Money Laundering Laws or Anti-Corruption Laws.
(q)    Source of Repayment and Collateral. The Borrower shall not fund any repayment of the credit with proceeds, or provide as collateral any property, that is directly or indirectly derived from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise cause the Lender or any other party to this agreement to be in violation of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.
(r)    Tax Treatment. The Borrower will not file an election or take any other action that would cause the Borrower to be treated as other than an entity disregarded as separate from the Originator for U.S. federal income tax purposes.
Section 5.3    ~~Covenant of the Borrower Relating to the~~Matters Related to Hedging ~~Agreement~~. The Borrower shall have the right to commence a Hedging Period during which the Excess Spread Advance Rate Adjustment shall be nullified by giving notice of such election to the Deal Agent. At all times during a Hedging Period in which any amount of Capital is outstanding under this Agreement, the Borrower shall be Fully Hedged. The Borrower shall have the right to terminate a Hedging Period and reinstate the Excess Spread Advance Rate Adjustment by giving notice of such election to the Deal Agent. As of the Second Amendment Effective Date, no Hedging Period is in effect.
~~.~~

~~(a)    At all times until the Collection Date, when any amount of Capital is outstanding hereunder, a Hedging Agreement shall be in place. In addition, the Borrower hereby covenants and agrees that at all times following the date on which the Initial Loan Amount is extended through the Scheduled Amortization Date, it shall cause the aggregate notional amount of all Hedge Transactions to at all times at least equal 100% of the Initial Loan Amount at such time and the notional amount of any Hedge Transactions shall amortize according to a schedule approved in writing by the Deal Agent.~~
~~(b)    No later than the “Termination Date” set forth in the Initial Hedging Agreement, the Borrower shall enter into a Hedging Agreement with a “Termination Date” that is no earlier than December 15, 2025 and a “Cap Rate” that does not exceed 7.500000% (and in all other respects subject to the approval of the Deal Agent as set forth in the definition of Hedging Agreement).~~
Section 5.4    Affirmative Covenants of the Servicer. From the date hereof until the Collection Date:
(a)    Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Loans and the Dealer Agreements or any part thereof.
(b)    Preservation of Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
(c)    Obligations and Compliance with Loans and Contracts. The Servicer (i) will duly fulfill and comply with all material obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and each Contract and (ii) will do nothing to impair the rights of the Collateral Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Collateral; provided that, no such impairment of such rights with respect to the Collateral shall be deemed to have occurred so long as the Borrower has fulfilled all of its payment obligations under Section 4.5.
(d)    Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.
(e)    Preservation of Security Interest. The Servicer will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Collateral Agent as agent for the Secured Parties in, to and under the Collateral. In its capacity as

Custodian, it will maintain possession of, or control over, the Contract Files and Records, as Custodian for the Secured Parties, as set forth in Section 6.2(c).
(f)    Collection Guidelines. (i) The Servicer will comply in all material respects with the Collection Guidelines or with Applicable Law in regard to each Loan and Contract.
(ii)    The initial Servicer will not agree to or otherwise permit to occur any change in the Collection Guidelines, which change would materially impair the collectability of any Loan or Contract or otherwise materially adversely affect the interests or remedies of the Deal Agent, the Collateral Agent or the other Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Required Lenders other than if required by Applicable Law.
(g)    Amortization Events, Termination Events, and Unmatured Termination Events. The Servicer will furnish to the Deal Agent and each Lender, as soon as possible and in any event within two (2) Business Days after the occurrence of each Amortization Event, each Termination Event and each Unmatured Termination Event, a written statement of the chief financial officer or chief treasury officer of the Servicer setting forth the details of such event and the action that the Servicer purposes to take with respect thereto.
(h)    Other. The Servicer will furnish to the Deal Agent, any Lender, the Backup Servicer or the Collateral Agent, as applicable, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Deal Agent, any Lender, the Backup Servicer or the Collateral Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or the Secured Parties under or as contemplated by this Agreement.
(i)    Losses, Etc. In any suit, proceeding or action brought by the Deal Agent, the Backup Servicer, the Collateral Agent or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep the Deal Agent, the Backup Servicer, the Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage (including reasonable and documented attorneys’ fees and expenses, including, without limitation, any reasonable and documented legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Backup Servicer or the Collateral Agent of any indemnification or other obligation of the Servicer) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under a Loan or Contract, arising out of a breach by the Servicer of any obligation under the related Loan or Contract or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against the Deal Agent, the Backup Servicer, the Collateral Agent or any Secured Party.

(j)    Notice of Liens. The Servicer shall advise the Backup Servicer, the Collateral Agent, each Lender and the Deal Agent promptly, in reasonable detail of: (i) any Lien asserted or claim made against any portion of the Collateral; (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document; and (iii) the occurrence of any other event which would have a Material Adverse Effect.
(k)    Realization on Loans or Contracts. In the event that the Servicer realizes upon any Loan or Contract, the methods utilized by the Servicer to realize upon such Loan or Contract or otherwise enforce any provisions of such Loan or Contract will not subject the Servicer, the Borrower, any Secured Party, the Deal Agent or the Collateral Agent to liability under any federal, state or local law, and such enforcement by the Servicer will be conducted in all material respects in accordance with the provisions of the Credit Guidelines (unless the Backup Servicer is then the Successor Servicer), the Collection Guidelines, Applicable Law and, in the case of Credit Acceptance, this Agreement, and in the case of the Backup Servicer if it has become the Servicer, the Backup Servicing Agreement.
(l)    Backup Servicing Agreement. The Servicer shall provide the Backup Servicer with all information, data and reports as required by the terms of the Backup Servicing Agreement.
(m)    Change in Accounting Policies. The Servicer shall notify the Deal Agent, the Collateral Agent and the Lenders of any material change in or amendment to the Servicer’s adjusted accounting policies with respect to the Loans that were adopted as of January 1, 2020 within ten (10) days after the date such change or amendment has been made.
(n)    Monthly Reports. Not later than the Monthly Report Determination Date preceding each Payment Date, the Servicer will furnish to the Deal Agent, each Lender, the Collateral Agent and the Backup Servicer a Monthly Report relating to the immediately preceding Collection Period.
Section 5.5    Negative Covenants of the Servicer. From the date hereof until the Collection Date.
(a)    Mergers, Acquisition, Sales, etc. The Servicer (unless the Backup Servicer is then the Successor Servicer) will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:
(i)    the Servicer has delivered to the Deal Agent, the Collateral Agent and the Backup Servicer an Officer’s Certificate and an Opinion of Counsel each stating that any consolidation, merger, conveyance or transfer and any related supplemental agreement comply with this Section 5.5 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Deal Agent may reasonably request;

(ii)    the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Deal Agent, the Collateral Agent and the Backup Servicer; and
(iii)    after giving effect thereto, no Termination Event, Unmatured Termination Event, Servicer Termination Event or event that with notice or lapse of time, or both, would constitute a Servicer Termination Event shall have occurred.
(b)    Change of Name or Location of Records. The Servicer shall not (x) change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Loans from the locations referred to in Sections 4.1(p) and 14.2 or (y) move, or consent to the Custodian moving, the Records from the location thereof on the Closing Date, unless the Servicer has given at least 30 days’ written notice to the Deal Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent as agent for the Secured Parties in the Collateral; provided that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(ii).
(c)    Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors regarding where payments in respect of Contracts are to be made, unless the Required Lenders have consented to such change and have received duly executed documentation related thereto.
(d)    [Reserved].
(e)    No Instruments. The Servicer shall take no action to cause any Loan to be evidenced by any instrument (as defined in the UCC as in effect in the relevant State) except for instruments obtained with respect to defaulted Loans.
(f)    No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on the Collateral or any interest therein; the Servicer will notify the Collateral Agent and the Deal Agent of the existence of any Lien on any portion of the Collateral immediately upon discovery thereof, and the Servicer shall defend the right, title and interest of the Collateral Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.
(g)    Information. The Servicer shall, within two (2) Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Borrower, the Deal Agent, any Lender or the Collateral Agent might have with respect to the administration of the Loans.
(h)    Consent. The Servicer will promptly advise the Borrower, the Backup Servicer, the Deal Agent and the Collateral Agent of any inquiry received from an Obligor which requires the consent of the Borrower, the Backup Servicer, the Deal Agent or the Collateral Agent.
(i)    Credit Guidelines and Collection Guidelines. The initial Servicer will not amend, modify, restate or replace in any way the Credit Guidelines or the Collection Guidelines, which change would materially impair the collectability of any Loan or Contract or otherwise materially adversely affect the interests or the remedies of the Deal Agent, the Collateral Agent or the other Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Required Lenders in the case of the Credit Guidelines or without the prior written consent of the Deal Agent and the Required Lenders with respect to the Collection Guidelines, in each case unless required by Applicable Law.
Section 5.6    Negative Covenants of the Backup Servicer. From the date hereof until the Collection Date:
(a)    No Changes in Backup Servicing Fee. The Backup Servicer will not make any changes to the Backup Servicing Fee without the prior written approval of the Deal Agent.
ARTICLE VI
ADMINISTRATION AND SERVICING OF CONTRACTS
Section 6.1    Servicing. (a) The Borrower, the Deal Agent and the Collateral Agent hereby appoint Credit Acceptance as servicer hereunder and Credit Acceptance hereby accepts such appointment and agrees to manage, collect and administer each of the Loans and Contracts as Servicer; provided, however, that the Collateral Agent shall have no liability with respect to such appointment. In the event of a Servicer Termination Event, the Deal Agent shall have the right to terminate Credit Acceptance as servicer hereunder. Upon termination of Credit Acceptance as servicer of the Loans pursuant to Section 6.11 hereof, the Deal Agent shall have the right to appoint a Successor Servicer and enter into a servicing agreement with such Successor Servicer at such time and exercise all of its rights under Section 6.3 hereof. Such servicing agreement shall specify the duties and obligations of such Successor Servicer, and all references herein to the Servicer shall be deemed to refer to such Successor Servicer.
(b)    The Borrower shall cause the Servicer to deposit all Collections to the Collection Account no later than two (2) Business Days after receipt. The Servicer agrees to deposit all Collections to the Collection Account no later than two (2) Business Days after receipt.
(c)    On or before 120 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending December 31, 2023, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer or the Borrower) to furnish a report to the Collateral Agent, the Deal Agent and the Secured Parties to the effect that such firm (i) compared the information contained in the Monthly Reports delivered during such fiscal year, based on a sample size provided by the Deal Agent, with the information contained in the Loans, the Contracts and the Servicer’s records and computer systems for such period, and that, on the basis of such agreed-upon procedures, such firm is of the opinion that the information contained in the Monthly Reports reconciles with the information contained in the Loans and the Contracts and the Servicer’s records and computer system and that the servicing of the Loans and the Contracts has been conducted in compliance with this Agreement, and (ii) verified the Aggregate Outstanding Eligible Loan Balance as of the end of each Collection Period during such fiscal year, except, in each case, for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement. In the event such independent public accountants require the Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 6.1(c), the Servicer shall direct the Collateral Agent in writing to so agree; it being understood and agreed that the Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Collateral Agent shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement, and the dissemination of any such report is subject to the written consent of the accountants.
Section 6.2    Duties of the Servicer and Custodian.
(a)    The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect all amounts due under the Loans and Contracts from time to time, all in material accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in material accordance with the Collection Guidelines and Credit Guidelines, it being understood that there shall be no recourse to the Servicer with regard to the Loans and Contracts except as otherwise provided herein and in the other Transaction Documents. In performing its duties as initial Servicer, the initial Servicer shall use the same degree of care and attention it employs with respect to similar contracts and loans which it services for itself or others. Each of the Borrower, the Deal Agent, the Collateral Agent and the Secured Parties hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Collateral; provided, however, that the Collateral Agent shall have no liability with respect to such appointment. If the Servicer shall commence a legal proceeding to enforce a Loan or a Contract (for purposes of collection or otherwise), or if in any enforcement or other legal proceeding it shall be held that the Servicer may not enforce a Loan or a Contract, on the grounds that it shall not be a real party in interest or a holder entitled to enforce the Loan or Contract or on similar grounds, the Collateral Agent shall thereupon be deemed to have automatically assigned to the Servicer, solely for the purpose of enforcement, such Loan or Contract. Without limiting the foregoing, the Collateral Agent (and each Lender, if applicable) shall furnish the Servicer with an affidavit prepared by the Servicer that the Servicer may use in any such legal proceedings confirming the Servicer’s power and authority to sue and otherwise enforce the Loans and Contracts in its own name, consistent with this Section 6.2, and any powers of attorney or other documents prepared by the Servicer reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer shall hold in trust for the Secured Parties all Records and any amounts it receives in respect of the Collateral. In the event that a

Successor Servicer is appointed, the outgoing Servicer shall deliver to the Successor Servicer and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral.
(b)    The Servicer, if other than Credit Acceptance, shall as soon as practicable upon demand, deliver to the Borrower all records in its possession which evidence or relate to indebtedness of an Obligor which is not a Loan or a Contract.
(c)    (i) The Borrower, the Deal Agent and the Collateral Agent hereby revocably appoint Credit Acceptance as custodian, and Credit Acceptance hereby accepts such appointment, to hold and maintain physical possession of the Contract Files and all Records (or with respect to any Contract constituting electronic chattel paper, to maintain “control” (within the meaning of Section 9-105 of the UCC) of the Authoritative Electronic Copy thereof) (in such capacity together with its successors in such capacity, the “Custodian”); provided, however, that the Collateral Agent shall have no liability with respect to such appointment. The Contract Files and Records are to be delivered to the Custodian or its designated bailee by or on behalf of the Borrower, the Deal Agent and Collateral Agent within two (2) Business Days preceding the Closing Date or within two (2) Business Days after each Addition Date, as the case may be, with respect to each Loan acquired on the Addition Date.
(ii)    The Custodian agrees to maintain the Contract Files and Records which are delivered to it at the offices of the Custodian as shall from time to time be identified to the Deal Agent by written notice. Subject to the foregoing, Credit Acceptance may temporarily (or permanently, in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer to an agent of the Servicer individual Contract Files or Records, or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures.
(iii)    The Custodian shall have the following powers and perform the following duties:
(A)    hold the Contract Files and Records for the benefit of the Secured Parties and maintain a current inventory thereof; and
(B)    carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Contract Files and Records so that the integrity and physical possession of the Contract Files and Records (or with respect to any Contract constituting electronic chattel paper, the integrity and “control” (within the meaning of Section 9-105 of the UCC) of the Authoritative Electronic Copy thereof) will be maintained.
In performing its duties as custodian, the Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar Contracts or Loans owned or held by it for its own account or for any other Person.

(iv)    Credit Acceptance shall have the obligation to (i) physically segregate the Contract Files (to the extent held in physical form) from the other custodial files it is holding for its own account or on behalf of any other Person, (ii) physically mark the Contract folders (to the extent held in physical form) to demonstrate the transfer of Contract Files and the Collateral Agent’s security interest hereunder, (iii) mark its computer records indicating the transfer of any Contract Files relating to Contracts constituting electronic chattel paper and the Collateral Agent’s security interest hereunder, and (iv) with respect to each Contract constituting electronic chattel paper, cause the single “authoritative copy” (within the meaning of Section 9-105 of the UCC) to be communicated to and maintained at all times by Credit Acceptance such that the “authoritative copy” constitutes an Authoritative Electronic Copy at all times.
(d)    (i) If (A) an Unsatisfactory Audit occurs or (B) a Servicer Termination Event or potential Servicer Termination Event occurs, the Deal Agent shall have the right to terminate Credit Acceptance as the Custodian hereunder and the Deal Agent shall have the right to appoint a successor Custodian hereunder who shall assume all the rights and obligations of the Custodian hereunder. On the effective date of the termination of Credit Acceptance as Servicer, Credit Acceptance shall be released of all of its obligations as Custodian arising on or after such date. The Contract Files and Records shall be delivered by Credit Acceptance to the successor Custodian, on or before the date which is two (2) Business Days prior to such date.
(ii)    Upon the occurrence of a Servicer Termination Event or a potential Servicer Termination Event, the Servicer and the Borrower shall, at the request of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) take all steps necessary to cause the Certificate of Title or other evidence of ownership of each Financed Vehicle to be revised to name the Collateral Agent on behalf of the Secured Parties as lienholder. Any costs associated with such revision of the Certificate of Title shall be paid by the Servicer (“Reliening Expenses”), and to the extent such costs are not paid by the Servicer, such unpaid costs shall be recovered as described in Section 2.7(a) hereof. In no event shall the Collateral Agent be required to expend funds in connection with Section 6.2(d)(ii).
(iii)    The Custodian shall provide to the Deal Agent access to the Contract Files and Records and all other documentation regarding the Contracts, Dealer Agreements and the Loans and the related Financed Vehicles in such cases where the Collateral Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations to review such documentation, such access being afforded without charge.
(e)    Two times per calendar year, at the expense of the Servicer, the Deal Agent and the Lenders, acting in concert, may review the Servicer’s collection and administration of the Loans, Dealer Agreements and Contracts in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement, at the expense of the Servicer in an amount not to exceed $15,000 per annum, and may conduct an audit of the Loans, Dealer Agreements and Contracts and Contract Files in conjunction with such a review. On and after the occurrence of a Termination Event or Servicer Termination Event, the Deal Agent or any Lender may conduct such reviews and audits without limitation, at the Servicer’s expense.
Section 6.3    Rights After Designation of Successor Servicer. At any time following the designation of a Successor Servicer pursuant to Section 6.12(a):
(i)    The Successor Servicer or Collateral Agent may intercept payments made by or on behalf of Obligors and direct that payment of all amounts payable under any Loan or Contract be made directly to the Successor Servicer or Collateral Agent or its designee; provided that the Collateral Agent shall pay to any Dealer, to the extent to which such Dealer is entitled, all related Dealer Collections, pursuant to the written direction of the Successor Servicer, in consultation with Credit Acceptance and the Borrower, set forth in the Monthly Report.
(ii)    The Successor Servicer shall, at the Borrower’s expense, give notice of the Collateral Agent’s interest in the Loans and Contracts to each Obligor and direct that payments be made directly to the Successor Servicer or the Collateral Agent or its designee.
(iii)    The Borrower shall, at the Successor Servicer’s or Collateral Agent’s request, (A) assemble all of the records relating to the Collateral, including all Records with respect to the Loans and Contracts, and shall make the same available to the Successor Servicer or Collateral Agent at a place selected by the Successor Servicer or Collateral Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral and shall, promptly upon receipt but in any event within two (2) Business Days, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Successor Servicer or Collateral Agent.
(iv)    The Borrower hereby authorizes the Collateral Agent and the Successor Servicer to take any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable to collect all amounts due under any and all of the Collateral with respect thereto, including, without limitation, endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Loans and Contracts.
Section 6.4    Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Loans and Contracts to the same extent as if a security interest in such Loans and Contracts had not been granted hereunder and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Loans or Contracts and their creation and satisfaction. None of the Collateral Agent, the Backup Servicer, the Deal Agent or any Secured Party shall have any obligation or liability with respect to any Loan, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 6.5    Reports.
(a)    Monthly Report. On each Monthly Report Determination Date, the Servicer shall deliver to the Deal Agent, each Lender, the Collateral Agent and the Backup Servicer a report in substantially the form of Exhibit B attached hereto (the “Monthly Report”) for the related Collection Period. Each Lender (or its Managing Agent) shall provide to the Borrower, the Servicer and the Backup Servicer by the fifth (5th) Business Day prior to each Payment Date, information relating to the amount of each obligation which comprises Carrying Costs, Increased Costs, Indemnified Amounts and Additional Amounts for such Collection Period. The Monthly Report shall specify whether an Amortization Event, a Termination Event or an Unmatured Termination Event has occurred with respect to the Collection Period preceding such Monthly Report Determination Date. Upon receipt of the Monthly Report, the Deal Agent and the Collateral Agent shall rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making distributions and allocations as provided for herein. Each Monthly Report shall be certified by a Responsible Officer of the Servicer.
(b)    Credit Agreement. The Servicer shall deliver to the Deal Agent and each Lender all reports or certificates required to be delivered under Section 7.3 of the Credit Agreement at the times set forth therein.
(c)    Financial Statements. In the event the Servicer is no longer subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, the Servicer will submit to the Deal Agent, the Collateral Agent, each Lender and the Backup Servicer, within 60 days of the end of each of its fiscal quarters (or upon prior notice from Credit Acceptance to the Deal Agent, such longer time period after the close of Credit Acceptance’s fiscal year as may be temporarily permitted by the SEC or under the Securities Exchange Act for the benefit of a class or classes of persons (collectively and not individually) for Credit Acceptance to file its Quarterly Report on 10-Q for such fiscal quarter with the SEC if Credit Acceptance were subject to such reporting requirements other than as an accelerated filer or large accelerated filer, but excluding any longer time periods resulting from (i) relief provided specifically by the SEC to Credit Acceptance or (ii) Credit Acceptance’s notification to the SEC of its inability to file pursuant to Securities Exchange Act Rule 12b-25), commencing March 31, 2023, unaudited financial statements as of the end of each such fiscal quarter. The Servicer will submit to the Deal Agent, each Lender, the Backup Servicer and the Collateral Agent, within 120 days of the end of each of its fiscal years (or upon prior notice from Credit Acceptance to the Deal Agent, such longer time period after the close of Credit Acceptance’s fiscal year as may be temporarily permitted by the SEC or under the Securities Exchange Act for the benefit of a class or classes of persons (collectively and not individually) for Credit Acceptance to file its Annual Report on 10-K for such fiscal year with the SEC if Credit Acceptance were subject to such reporting requirements other than as an accelerated filer or large accelerated filer, but excluding any longer time periods resulting from (i) relief provided specifically by the SEC to Credit Acceptance or (ii) Credit Acceptance’s notification to the SEC of its inability to file pursuant to Securities Exchange Act Rule 12b-25), commencing with the fiscal year ending December 31, 2022, audited financial statements as of the end of each such fiscal year. The Servicer will submit to the Deal Agent, the Collateral Agent, each Lender and the Backup Servicer an analysis of the static pool performance of Credit Acceptance for each fiscal quarter within 60 days of the end of such fiscal quarter.
(d)    Annual Statement as to Compliance. The Servicer will provide to the Deal Agent, each Lender, the Backup Servicer and the Collateral Agent, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2023, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year (or in the case of a Successor Servicer which has been Servicer for less than one year, for so long as such Successor Servicer has been Servicer) and no Servicer Termination Event or potential Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event or potential Servicer Termination Event occurred during such year and no notice thereof has been given to the Deal Agent, the Backup Servicer and the Collateral Agent, specifying such Servicer Termination Event or potential Servicer Termination Event and the steps taken to remedy such event).
(e)    Forecasted Collections. On each Quarterly Determination Date, the Servicer shall submit to the Deal Agent and the Lenders an updated Forecasted Collections Schedule in respect of all Loans which are then part of the Collateral.
Section 6.6    Additional Representations and Warranties of Credit Acceptance as Servicer. Credit Acceptance, in its capacity as Servicer, represents and warrants to the Collateral Agent, the Backup Servicer, the Deal Agent and each Lender as of the Closing Date and as of each Addition Date, that the only material servicing computer systems and related software utilized by the Servicer to service the Loans and Contracts are: (i) provided by Ontario Systems Corporation under an existing licensing agreement and related resource agreement, each of which may be amended from time to time, and (ii) the “loan servicing system” software licensed by Credit Acceptance from Oracle Corporation, which may be updated or replaced from time to time. Should the Servicer or any of its Affiliates develop or implement computer software for servicing that is owned by or exclusively licensed to the Servicer or an Affiliate and utilize such software in the servicing of the Loans and Contracts, the Servicer shall give prompt written notice thereof to the Backup Servicer and the Collateral Agent, and the Collateral Agent shall be entitled to compel a license or sublicense for the benefit of the Collateral Agent or its designee of any such rights to the extent the Collateral Agent deems reasonably necessary and appropriate to assure that it or a duly appointed Successor Servicer would be able to continue to service the Loans and Contracts should that be required in accordance with the terms hereof.
Section 6.7    Establishment of the Accounts.
(a)    Establishment of the Collection Account, Principal Collection Account and Reserve Account. On or before the Closing Date, the Borrower shall establish in its own name with an Eligible Account Bank the following accounts: (i) an account entitled “CAF

2022-2 Collection Account” (the “Collection Account”), (ii) an account entitled “CAF 2022-2 Principal Collection Account” (the “Principal Collection Account”) and (iii) a segregated corporate trust account entitled “CAF 2022-2 Reserve Account” (the “Reserve Account”), in each case, subject to a Control Agreement; provided, however, that at all times the bank or other financial institution at which any such account is established and maintained shall be a bank or other financial institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) that has either (1) a long-term unsecured debt rating of A or better by S&P and A2 or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of A or better by S&P or A2 or better by Moody’s, (B) the parent corporation which has either (1) a long-term unsecured debt rating of A or better by S&P and A2 or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of A or better by S&P and A2 or better Moody’s or (C) that is otherwise acceptable to the Deal Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (an “Eligible Account Bank”).
(b)    Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan and such Collection was received by the Servicer in the form of a check or other form of payment that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any payment in respect of which a dishonored check or other form of payment is received shall be deemed not to have been paid.
(c)    Permitted Investments. Funds on deposit in the Collection Account, the Principal Collection Account and the Reserve Account may be invested in Permitted Investments by or at the written direction of the Borrower; provided that if a Termination Event or Unmatured Termination Event shall have occurred, such amounts may continue to be invested in Permitted Investments according to the last written direction received from the Borrower unless otherwise directed by the Collateral Agent. Absent written direction from the Borrower, then any funds in such accounts shall remain uninvested (without any requirement or liability to pay for interest or earnings). Any such written directions shall specify the particular investment to be made and shall certify that such investment is a Permitted Investment and is permitted to be made under this Agreement. Any funds on deposit in the Collection Account, the Principal Collection Account and the Reserve Account that are invested in Permitted Investments shall be invested in Permitted Investments that will mature so that such funds will be available no later than the Business Day prior to the next Payment Date, except that in the case of funds representing Collections with respect to a succeeding Collection Period, such Permitted Investments may mature so that such funds will be available no later than the Business Day prior to the Payment Date for such Collection Period. No Permitted Investment may be liquidated or disposed of prior to its maturity. All proceeds of any Permitted Investment shall be deposited in the Collection Account, the Principal Collection Account or the Reserve Account, as applicable. Investments may be made in any account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in Permitted Investments shall be charged against investment earnings on amounts on deposit in the Collection Account, the Principal Collection Account or the Reserve Account, as applicable. The Borrower acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Permitted Investments or the Collateral Agent’s receipt of a broker’s confirmation. The Borrower agrees that such notifications shall not be provided by the Collateral Agent hereunder, and the Collateral Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period. The Collateral Agent shall not be liable for any loss, including, without limitation, any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the written instructions of the Borrower.
Section 6.8    Payment of Certain Expenses by Servicer. The initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The initial Servicer will be required to pay all reasonable fees, costs and expenses owing to any Account Bank to the extent such amounts are not paid pursuant to Section 2.7(a)(i)(B). The Servicer shall be required to pay such fees, costs and expenses for its own account and shall not be entitled to any reimbursement hereunder for any payments so made (except to the extent covered by the Servicing Fee).
Section 6.9    Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Collateral Agent, the Deal Agent and each Lender, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2023: (i) a report relating to such fiscal year to the effect that (A) such firm has reviewed certain documents and records relating to the servicing of the Loans and Contracts included in the Collateral, and (B) based on such examination, such firm is of the opinion that the Monthly Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm’s report and (ii) a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures, as set forth in Section 6.1(c) (which procedures shall have been approved by the Deal Agent and each Lender) to certain documents and records relating to the Loans under any Transaction Document, compared the information contained in the Monthly Reports delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with Article VI of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exception as shall be set forth in such statement. In the event such independent public accountants require the Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 6.9, the Servicer shall direct the Collateral Agent in writing to so agree; it being understood and agreed that the

Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Collateral Agent shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement, and the dissemination of any such report is subject to the written consent of the accountants.
Section 6.10    The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Lenders, the Deal Agent, the Collateral Agent and the Backup Servicer. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.12.
Section 6.11    Servicer Termination Events. If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing:
(a)    any failure by the Servicer: (x) to deposit to the Collection Account (A) any amount required to be deposited therein by the Servicer (other than any such failure resulting from an administrative or technical error of the Servicer in the amount so deposited); or (B) within one (1) Business Day after the Servicer becomes aware that, as a result of an administrative or technical error of the Servicer, any amount previously deposited by the Servicer to the Collection Account was less than the amount required to be deposited therein by the Servicer, the amount of such shortfall; or (y) to deliver to the Collateral Agent the Monthly Report on the related Monthly Report Determination Date;
(b)    failure on the part of the Servicer duly to observe or to perform in any material respect any covenants or agreements of the Servicer set forth in the Transaction Documents or any representation or warranty of the Servicer made in any Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document proving to have been incorrect in any material respect as of the time when the same shall have been made, which default, if capable of cure, shall continue unremedied for a period of 30 days (or a longer period, not in excess of 60 days as may be reasonably necessary to remedy such default, if the default is capable of remedy within 60 days or less, and the Servicer delivers an Officer’s Certificate to the Deal Agent, the Backup Servicer and the Collateral Agent to the effect that it has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after (x) there shall have been given written notice of such failure, requiring the same to be remedied, (1) to the Servicer, by the Collateral Agent or the Deal Agent, or (2) to the Servicer by the Collateral Agent at the direction of the Deal Agent or (y) discovery of such failure by an officer of the Servicer;
(c)    an Insolvency Event shall occur with respect to the Servicer;

(d)    any delegation of the Servicer’s duties that is not permitted by Section 7.1;
(e)    any financial information related to the Collateral reasonably requested by the Deal Agent, the Collateral Agent or any Lender as provided herein is not reasonably provided as requested;
(f)    the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $15,000,000 in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;
(g)    the Servicer shall fail to pay any principal of or premium or interest on any indebtedness in an aggregate outstanding principal amount of $15,000,000 or more (“Material Debt”), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other default under any agreement or instrument relating to any Material Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;
(h)    any change in the control of the Servicer that takes the form of either a merger or consolidation in which the Servicer is not the surviving entity;
(i)    a Termination Event shall have occurred and such Termination Event has not been waived by the Deal Agent;
(j)    the occurrence of the thirtieth (30th) day after the end of the fiscal quarter in which a breach of any (i) covenant set forth in Sections 7.5 and 7.7 of the Credit Agreement (as any such covenants may be amended from time to time) or (ii) other similar covenant(s) contained in the Credit Agreement (as amended from time to time), shall occur unless prior to such date, such breach is cured or waived by the Deal Agent (acting at the direction, or with the consent, of the Required Lenders acting in their respective sole discretion); provided, however, that if the Credit Agreement is terminated, then the last operative set of Sections 7.5 and 7.7 of the Credit Agreement (or such similar covenants) shall govern for purposes of this Section; or
(k)    the Originator or Servicer, if Credit Acceptance is the Servicer, fails to pay when due (or no later than the next Payment Date after the Servicer becomes aware that such payment was not made) the Release Price in excess of $100,000;
then notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied, within any applicable cure period prior to the date of the Servicer Termination Notice (defined below), the Deal Agent may, or at the direction of the Required Lenders, by written notice to the Servicer (with a copy to the Backup Servicer and the

Collateral Agent) (a “Servicer Termination Notice”) shall, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.
Section 6.12    Appointment of Successor Servicer.
(a)    On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 6.11 or Section 10.2, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Deal Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Deal Agent, until a date mutually agreed upon by the Servicer, the Backup Servicer and the Deal Agent. The Deal Agent may at the time described in the immediately preceding sentence at the direction of the Required Lenders appoint the Backup Servicer by written notice as the Servicer hereunder, and the Backup Servicer shall on such date assume all obligations of the Servicer hereunder from and after such date (except as specifically set forth herein or in the Backup Servicing Agreement), and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer. In the event that the Deal Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unable to assume such obligations on such date, the Deal Agent shall as promptly as possible appoint another successor servicer (the Backup Servicer or such other successor Servicer, “Successor Servicer”) who shall be acceptable to the Required Lenders, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Deal Agent shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than United States $50,000,000 and whose regular business includes the servicing of Loans as the Successor Servicer hereunder.
(b)    Upon its assumption as Successor Servicer, the Backup Servicer (except as specifically set forth herein or in the Backup Servicing Agreement and subject to Section 6.12(a)) or any other Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement and the other Transaction Documents to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable. In no event shall the Backup Servicer be liable for any actions or omissions of any predecessor Servicer.
(c)    All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Loans and the Contracts.

(d)    Within sixty (60) days of receiving notice that the Backup Servicer is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 6.12, the Backup Servicer will transition to its role as Servicer.
Section 6.13    Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Loans to the same extent as if a security interest in such Loans had not been granted hereunder and (ii) pay when due, from funds available to the Borrower under Section 2.7 hereof, any taxes. Neither the Deal Agent, the Collateral Agent, any Lender nor any other Secured Party shall have any obligation or liability with respect to any Loan, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.
Section 6.14    Segregated Payment Account. Upon the occurrence of a Servicer Termination Event, a potential Servicer Termination Event or an Unsatisfactory Audit, the Deal Agent shall have the right to require the Borrower and the Servicer (i) to establish a segregated account in the name of the Collateral Agent for Collections related to the Collateral and (ii) to direct all Obligors to make payments into such account.
Section 6.15    Dealer Collections Repurchase; Replacement of Dealer Loan with Related Purchased Loans. The parties hereto acknowledge the following:
(a)    During its ordinary course of business in managing its serviced portfolio of Dealer Loans (and not based on poor credit quality of the Dealer Loan Contracts), Credit Acceptance may from time to time agree to enter into an agreement (a “Dealer Collections Purchase Agreement”) with a Dealer, pursuant to which the Dealer agrees to sell and assign to Credit Acceptance all of its rights, interests and entitlement in and to one or more Pools of Dealer Loan Contracts securing the related Dealer Loans, including such Dealer’s ownership interest in such Dealer Loan Contracts and rights to receive the related Dealer Collections (a “Dealer Collections Purchase”).
(b)    Credit Acceptance has assigned all of its rights under any Dealer Collections Purchase Agreements to the Borrower pursuant to the Contribution Agreement. Upon the payment by Credit Acceptance to the applicable Dealer under a Dealer Collections Purchase Agreement of the purchase price thereunder (the “Dealer Collections Purchase Price”), the related Dealer Loans (including the rights to the related Dealer Collections thereunder) shall be deemed to be extinguished and pursuant to the Contribution Agreement the Dealer Loan Contracts securing such Dealer Loans shall be assigned by Credit Acceptance to the Borrower as Purchased Loan Contracts and the loans thereunder shall be deemed Purchased Loans. For the avoidance of doubt, all Collections on such Purchased Loan Contracts shall be included in Available Funds.
(c)    On the date of each Dealer Collections Purchase, Credit Acceptance shall deliver to the Collateral Agent a list identifying (i) all Dealer Loans extinguished as a result of such Dealer Collections Purchase, (ii) each Dealer Loan Contract previously securing such Dealer Loans and (iii) the Purchased Loans and Purchased Loan Contracts evidencing such Purchased Loans resulting from such Dealer Collections Purchase, in each case, identified by account number, dealer number and pool number, as applicable. Such list shall be deemed to supplement Exhibit A to the Contribution Agreement and Schedule IV hereto as of the date of such Dealer Collections Purchase.
ARTICLE VII
BACKUP SERVICER
Section 7.1    Designation of the Backup Servicer. The backup servicing role with respect to the Collateral shall be conducted by the Person designated as Backup Servicer under the Backup Servicing Agreement, which shall initially be Computershare.
Section 7.2    Duties of the Backup Servicer. On or before the Closing Date, and until its removal pursuant to the Backup Servicing Agreement, the Backup Servicer shall perform, on behalf of the Servicer, the Borrower, the Deal Agent, the Collateral Agent and the Secured Parties, the duties and obligations set forth in the Backup Servicing Agreement.
Section 7.3    Backup Servicing Compensation. As compensation for its backup servicing activities hereunder and under the Backup Servicing Agreement, the Backup Servicer shall be entitled to receive the Backup Servicing Fee pursuant to the provisions of Section 2.7(a). The Backup Servicer’s entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of: (i) it becoming the Successor Servicer; (ii) its resignation or removal as Backup Servicer pursuant to the terms of the Backup Servicing Agreement; or (iii) the termination of this Agreement or the Backup Servicing Agreement.
Section 7.4    Rights and Protections of the Backup Servicer. The Backup Servicer, in the performance of its duties hereunder, and in the exercise or lack of exercise of any and all of its rights and privileges hereunder, shall be entitled to all rights and protections afforded to it in its capacity as Backup Servicer under the Backup Servicing Agreement, including, but not limited to, all rights and protections (including all rights to indemnification), and all limitations of liability.
ARTICLE VIII
[RESERVED]
ARTICLE IX
SECURITY INTEREST
Section 9.1    Security Agreement. (a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law.
(b)    The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral and Proceeds thereof without the signature of the Borrower in such form and in such offices as the Deal Agent determines, in its sole discretion, are necessary or advisable to perfect the security interests of the Collateral Agent under this Agreement. The Borrower also authorizes the Collateral Agent to use the collateral description “all personal property of the debtor” or “all assets of the debtor,” in each case “whether now owned or hereafter acquired or arising” or words of similar meaning in any such financing statements; provided, however, that the Collateral Agent shall have no liability or obligation to act unless directed to do so in writing by the Deal Agent. A photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law; provided, however, that the Collateral Agent shall not be obligated to file such financing statement instruments.
Section 9.2    Release of Lien. At the same time as any Loan by its terms and all amounts in respect thereof has been paid by the related Obligor and deposited in the Collection Account, the Collateral Agent as agent for the Secured Parties will, to the extent requested by the Servicer, release its interest in such Loan and Related Security. The Collateral Agent as agent for the Secured Parties will after the deposit by the Servicer of such payment into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect such release and transfer; provided that the Collateral Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Loan and Related Security in connection with such sale or transfer and assignment.
Section 9.3    Further Assurances. The provisions of Section 14.12 shall apply to the security interest granted under Section 2.2(a).
Section 9.4    Remedies. Upon the occurrence of a Termination Event, the Deal Agent, the Collateral Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 2.2(a), and in addition to all other rights and remedies available to the Deal Agent, the Collateral Agent and Secured Parties under this Agreement, the Control Agreements or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.
Section 9.5    Waiver of Certain Laws. Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where all or any portion of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of all or any portion of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Deal Agent, the Collateral Agent or any court having jurisdiction to foreclosure the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Deal Agent, the Collateral Agent or such court may determine.
Section 9.6    Power of Attorney. The Borrower hereby irrevocably appoints the Deal Agent and the Servicer and any Successor Servicer as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including, without limitation, the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Deal Agent, the Servicer or any Successor Servicer, the Collateral Agent or a purchaser of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Deal Agent, the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.
ARTICLE X
TERMINATION EVENTS
Section 10.1    Termination Events. The following events shall be termination events (“Termination Events”) hereunder:
(a)    default by the Borrower in the payment of any amount due and payable pursuant to Section 2.7(a)(iii), and such default shall continue for a period of five (5) days or more; or
(b)    default by the Borrower in the payment of the principal of or any installment of the principal when it becomes due and payable on the Final Scheduled Payment Date; or
(c)    the aggregate amount of Capital exceeds, for a period of two (2) Business Days or more, the product of the Net Advance Rate and the Collateral Amount; or
(d)    a Servicer Termination Event occurs and is continuing; or
(e)    failure on the part of the Borrower or the Originator to make any payment or deposit required by the terms of any Transaction Documents; or
(f)    failure on the part of the Borrower or the Originator in any material respect to observe or perform any of its covenants or agreements set forth in this Agreement or any other Transaction Document and such failure continues unremedied for more than 30 Business Days after written notice to the Borrower or the Originator (or 60 days if necessary to remedy such default); or
(g)    any representation or warranty made or deemed to be made by the Borrower or the Originator under or in connection with any of the Transaction Documents or any information required to be given by the Borrower or the Originator to identify Loans or Contracts pursuant to any Transaction Document, shall prove to have been false or incorrect in any material respect when made, deemed made or delivered, and such failure continues unremedied for more than 30 days after the earlier of (x) the date on which the Borrower or Credit Acceptance discovers such breach or (y) the date on which the Borrower or Credit Acceptance receives written notice of such breach; or
(h)    the occurrence of an Insolvency Event relating to the Originator, the Borrower or the Servicer; or
(i)    the Borrower shall become an “investment company” or require registration as an “investment company” within the meaning of the Investment Company Act; or
(j)    a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower contemplated hereby be terminated or may reasonably be expected to cause the Borrower or any Affiliate to suffer materially adverse regulatory, accounting or tax consequences; or
(k)    there shall exist any event or occurrence that has a reasonable possibility of causing a Material Adverse Effect; or
(l)    the Borrower, the Servicer or Credit Acceptance shall enter into any merger, consolidation or conveyance transaction, unless in the case of Credit Acceptance or the Servicer, the Servicer or Credit Acceptance, as applicable, is the surviving entity; or
(m)    either (i) the IRS shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Originator and such lien (A) could reasonably be expected to have a Material Adverse Effect with respect to the Originator and (B) shall not have been released within five (5) Business Days, or (ii) the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Originator and such lien (A) could reasonably be expected to have a Material Adverse Effect with respect to the Originator and (ii) shall not have been released within five (5) Business Days; or
(n)    the Collateral Agent ceases to have a valid and perfected first priority security interest in a material portion of the Collateral and such failure has not been remedied within ten (10) Business Days; provided that, the portion of the Collateral in which the Collateral Agent does not have a valid and perfected first priority security interest will be material if the outstanding balance of the related Contracts exceeds 3% of the Aggregate Outstanding Eligible Loan Balance of all Eligible Contracts; or
(o)    any Change-in-Control shall occur; or
(p)    ~~cumulative~~Cumulative Actual Collections are less than 75% of ~~cumulative~~Cumulative Forecasted Collections for any three consecutive Collection Periods.

Section 10.2    Remedies.
(a)    Upon the occurrence of a Termination Event (other than a Termination Event described in Section 10.1(h)), the Deal Agent may, or at the direction of the Required Lenders, shall by notice to the Borrower declare the Termination Date to have occurred.
(b)    Upon the occurrence of a Termination Event described in Section 10.1(h), the Termination Date shall automatically occur.
(c)    Upon any Termination Date that occurs following a Termination Event pursuant to this Section 10.2: (i) the applicable Yield Rate on the Capital shall increase as set forth in the definition thereof; (ii) the Deal Agent may, and shall at the direction of the Required Lenders by delivery of a Servicer Termination Notice, terminate the Servicer; and (iii) the Deal Agent, may, and at the direction of the Required Lenders, shall declare the entire outstanding amount of Capital immediately due and payable. The Deal Agent, the Collateral Agent and the Secured Parties shall have, in addition to all other rights and remedies under this Agreement, the Control Agreements or otherwise, all other rights and remedies provided of a secured party under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.
(d)    If the outstanding Capital has been declared due and payable pursuant to Section 10.2(c), the Deal Agent or the Collateral Agent (acting at the written direction of the Deal Agent) may institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral and continue to apply the proceeds from the Collateral as if there had been no declaration of acceleration.
ARTICLE XI
INDEMNIFICATION
Section 11.1    Indemnities by the Borrower.
(a)    Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Deal Agent, the Backup Servicer, the Collateral Agent, each Managing Agent, the Successor Servicer~~, the~~ and each other Secured ~~Parties~~Party, and each of their respective Affiliates and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses (including reasonable and documented attorneys’ fees and disbursements and court costs) including those incurred in connection with any enforcement (including any action, claim or suit brought) by an Indemnified Party of any indemnification or other obligation of the Borrower or any other Person (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party, any of them arising out of or as a result of this Agreement or the financing or maintenance of the Capital or in respect of any Loan or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, as determined by a court of competent jurisdiction, or (b) Indemnified Amounts that have the effect of recourse for non-payment of the Loans due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). The indemnification provided for in this Section shall be paid to the Indemnified Parties until such time as such court enters a judgment as to the extent and effect of the alleged gross negligence or willful misconduct, at which time the Indemnified Parties, as applicable, shall, to the extent required pursuant to such court’s determination, promptly return to the Borrower any such indemnification amounts so received but not owed as determined by such court. If the Borrower has made any indemnity payment pursuant to this Section 11.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(i)    any Contract or Loan treated as or represented by Credit Acceptance to be an Eligible Dealer Loan Contract or Eligible Loan that is not at the applicable time an Eligible Dealer Loan Contract or Eligible Loan;
(ii)    reliance on any representation or warranty made or deemed made by the Borrower or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
(iii)    the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Loan, Dealer Agreement, Purchase Agreement, any Contract, or the nonconformity of any Loan, Dealer Agreement, Purchase Agreement or Contract with any such Applicable Law;
(iv)    the failure to vest and maintain vested in the Collateral Agent for the Secured Parties a first priority perfected security interest in the Collateral, together with all Collections, free and clear of any Lien whether existing at the time of any pledge of Loans or at any time thereafter;
(v)    the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of any pledge of Loans or at any subsequent time;
(vi)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan or Contract (including, without limitation, a defense based on such Loan or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii)    any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Borrower to perform its respective duties under the Loans;
(viii)    the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including, without limitation, sales, excise or personal property taxes payable in connection with the Collateral;
(ix)    any repayment by the Deal Agent, any Lender or a Secured Party of any amount previously distributed in reduction of Capital or payment of Interest or Yield or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Deal Agent or a Secured Party believes in good faith is required to be repaid;
(x)    the commingling of Collections of the Collateral at any time with other funds;
(xi)    any investigation, litigation or proceeding related to this Agreement or the use of proceeds of the loan to the Borrower or the funding of or maintenance of Capital or in respect of any Loan or Contract;
(xii)    any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of the Loans, Related Security or any portion thereof or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
(xiii)    the use of the Proceeds of the loan to the Borrower in a manner other than as provided in this Agreement and the Contribution Agreement; or
(xiv)    the failure of the Borrower or any of its agents or representatives to remit to the Servicer, the Deal Agent, the Collateral Agent or any other Secured Party, any Collections of the Collateral remitted to the Borrower or any such agent or representative.
(b)    Any amounts subject to the indemnification provisions of this Section 11.1 shall be paid by the Borrower to the relevant Indemnified Party on the next Payment Date pursuant to Section 2.7(a).
(c)    The obligations of the Borrower under this Section 11.1 shall survive the resignation or removal of the Deal Agent, the Collateral Agent, the Successor Servicer, any Lender or the Backup Servicer or the termination or assignment of this Agreement.
Section 11.2    Indemnities by the Servicer.
(a)    Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified

Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to: (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Monthly Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made; (ii) the failure by the Servicer to comply with any Applicable Law; (iii) the failure of the Servicer to comply with its duties or obligations in accordance with this Agreement or any other Transaction Document to which it is a party; (iv) any litigation, proceedings or investigation against the Servicer; (v) the commingling of Collections at any time with other funds; or (vi) the failure of the Servicer or any of its agents or representatives to remit to the Collection Account, Deal Agent or Collateral Agent any Collections or Proceeds of the Collateral. The provisions of this indemnity shall run directly to and be enforceable by an Indemnified Party subject to the limitations hereof.
(b)    Any amounts subject to the indemnification provisions of this Section 11.2 shall not be payable from the Collateral.
(c)    The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible Contracts.
(d)    The obligations of the Servicer under this Section 11.2 shall survive the resignation or removal of the Servicer, the Deal Agent, the Collateral Agent, the Successor Servicer, any Lender or the Backup Servicer and the termination or assignment of this Agreement.
(e)    Any indemnification pursuant to this Section 11.2, to the extent not paid by the Servicer, shall be paid to the relevant Indemnified Party on the next Payment Date pursuant to Section 2.7(a).
Section 11.3    After-Tax Basis. Indemnification under Sections 11.1 and 11.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.
ARTICLE XII
THE DEAL AGENT, THE MANAGING AGENT AND THE COLLATERAL AGENT
Section 12.1    Authorization and Action.
(a)    Each Secured Party hereby designates and appoints Bank of Montreal as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto; provided, however, that the Collateral Agent shall have no liability with respect to such appointment. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Deal Agent shall not be required to take any action that exposes the Deal Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Deal Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.
(b)    ~~[Reserved].~~Each Lender in a Lender Group hereby designates and appoints its designated Managing Agent as a Managing Agent hereunder, and authorizes such Managing Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Managing Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Managing Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Managing Agent shall be read into this Agreement or otherwise exist for the Managing Agent. In performing its functions and duties hereunder, each Managing Agent shall act solely as agent for the Lenders in its Lender Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. No Managing Agent shall be required to take any action that exposes the Managing Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of each Managing Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids
(c)    [Reserved].
(d)    Each Secured Party (other than the Collateral Agent) hereby designates and appoints BMO as Collateral Agent hereunder, and authorizes the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent shall be read into this Agreement or otherwise exist for the Collateral Agent. In performing its functions and duties hereunder, the Collateral Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement or Applicable Law. The Collateral Agent shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it in accordance with the terms of this Agreement and the other Transaction

Documents. The appointment and authority of the Collateral Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.
Section 12.2    Delegation of Duties.
(a)    The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(b)    ~~[Reserved].~~Each Managing Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(c)    The Collateral Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 12.3    Exculpatory Provisions.
(a)    Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III or the Second Amendment. The Deal Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Deal Agent shall not be deemed to have knowledge of any Amortization Event, Unmatured Termination Event, Termination Event or Servicer Termination Event unless the Deal Agent has received notice from the Borrower or a Secured Party.
(b)    ~~[Reserved].~~No Managing Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of a Managing Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to the Deal Agent or any other Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. No Managing Agent shall be under any obligation to the Deal Agent or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. No Managing Agent shall be deemed to have knowledge of any Amortization Event, Unmatured Termination Event, Termination Event or Servicer Termination Event unless such Managing Agent has received notice from the Borrower or the Deal Agent or other Secured Party.
(c)    Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Collateral Agent, the breach of its obligations expressly set forth in this Agreement resulting from the gross negligence or willful misconduct of the Collateral Agent), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Servicer, the Originator, the Custodian, the Deal Agent, any Lender or any other Person contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for the acts or omissions of any other party hereto or for any failure of the Borrower, the Servicer, the Originator, the Custodian, the Deal Agent, any Lender or any other Person to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Servicer, the Originator, the Custodian, the Deal Agent, any Lender or any other Person, and may assume performance absent written notice or actual knowledge of a Responsible Officer to the contrary. The Collateral Agent shall not be deemed to have knowledge of any event, including any Amortization Event, Unmatured Termination Event, Termination Event or Servicer Termination Event, or information (including breaches of representations and warranties), unless a Responsible Officer of the Collateral Agent has received written notice or has actual knowledge thereof from the Borrower or a Secured Party, and shall have no duty to take any action to determine whether such event or information has occurred. For purposes of determining the Collateral Agent’s responsibility and liability hereunder (including the sending of any notice), whenever reference is made in this Agreement or any other Transaction Document to any event (including, but not limited to, any Amortization Event, Unmatured Termination Event, Termination Event or Servicer Termination Event) or information, such reference shall be construed to refer only to such event or information of which the Collateral Agent has received written notice or has actual knowledge as described in this Section. Information contained in monthly distribution reports (other than those reports that the Collateral Agent is contractually obligated to review) and other publicly available information shall not constitute written notice, constructive knowledge or actual knowledge. The Collateral Agent shall not be liable for any action or inaction of the Borrower, the Deal Agent, any Lender or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Collateral Agent shall have received written notice to the contrary.
(d)    Except as to actions expressly required to be taken by the Collateral Agent pursuant to this Agreement or any Transaction Document to which it is a party, before the Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel (at the expense of the party requesting the Collateral Agent act or refrain from acting). The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel unless it is proved that the Collateral Agent was negligent in such reliance.
(e)    The Collateral Agent shall not be liable for any error of judgment or action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Collateral Agent does not constitute willful misconduct, negligence or bad faith.
(f)    The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, and the Collateral Agent shall be deemed not to have any actual or constructive knowledge of the facts or matters that such investigation could potentially reveal, unless such an investigation is requested in writing by Deal Agent. The Collateral Agent shall be entitled to recover the reasonable and documented costs, expenses and losses or liabilities incurred by it in the making of such investigation in accordance with Section 2.7(a) hereof; provided, however, that if the Collateral Agent reasonably determines that payment within a reasonable time of such costs, expenses and losses or liabilities is not assured to it from such provisions, the Collateral Agent may require indemnity or security reasonably satisfactory to it from the Deal Agent, against such costs, expenses and losses or liabilities as a condition to proceeding with such investigation.
(g)    The Collateral Agent shall not be imputed with any knowledge of, or information possessed or obtained by, any custodian, or any affiliate, line of business or other division of BMO and vice versa (in each case other than instances where such roles are performed by the same group or division within BMO or otherwise include common Responsible Officers).
(h)    In no event shall the Collateral Agent be liable for any damages in the nature of special, indirect, punitive or consequential losses or damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of the Collateral Agent, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Collateral Agent by third parties.
(i)    The right of the Collateral Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.
(j)    Neither the Collateral Agent nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral securing the performance by the Borrower of its obligations hereunder, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, or for monitoring the status of any lien or performance of the Collateral. The Collateral Agent shall not be responsible or personally liable for recording this Agreement or any other Transaction Document, for preparing or filing any financing or continuation statement or similar filings in any public office at any time or otherwise for perfecting or maintaining the perfection of any ownership or security interest or lien or for preparing or filing any tax (except as required by law), qualification to business or securities law filing or report.
(k)    No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder.
(l)    [Reserved].
(m)    The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by the Transaction Documents at the request or direction of the Deal Agent pursuant to the Transaction Documents, unless the Deal Agent shall have offered to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Section 12.4    Reliance.
(a)    The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Lenders or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties; provided that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Secured Parties. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.
(b)    ~~[Reserved].~~Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Managing Agent. Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of its related Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by its related Lenders, provided that unless and until such Managing Agent shall have received such advice, such Managing Agent may take or refrain from taking any action, as such Managing Agent shall deem advisable and in the best interests of its related Lenders. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the related Lenders.
(c)    The Collateral Agent shall in all cases be entitled to conclusively rely, and shall be fully protected in relying, upon any document, certificate, opinion of counsel, officer’s certificate, report or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements and opinions of legal counsel of its choice (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent need not investigate or re-calculate, evaluate, verify or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document. The Collateral Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Deal Agent, the Required Lenders or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Deal Agent, Required Lenders or Secured Parties, as applicable; provided that unless and until the Collateral Agent shall have received such advice, the Collateral Agent may take or refrain from taking any action, as the Collateral Agent shall deem advisable and in the best interests of the Secured Parties, and shall not be liable for taking of refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Deal Agent, the Required Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties. The Collateral Agent may consult with counsel of its choice, and the advice or opinion of such counsel shall be full and complete authorization in respect of any action taken, omitted or suffered by hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 12.5    Non-Reliance on Deal Agent, Managing Agents, Collateral Agent and Other Lenders. Each Secured Party expressly acknowledges that neither the Deal Agent, any Managing Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent, any Managing Agent, or the Collateral Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Deal Agent, any Managing Agent, any Lender or the Collateral Agent. Each Secured Party represents and warrants to the Deal Agent, any Managing Agent, and the Collateral Agent that it has and will, independently and without reliance upon the Deal Agent, any Managing Agent, the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement or any Hedging Agreement, as the case may be.
Section 12.6    Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Deal Agent, each Managing Agent, the Collateral Agent and each of their respective officers, directors, employees, representatives and agents ratably according to their pro rata shares, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which the Deal Agent, acting in its capacity as Deal Agent, a Managing Agent, acting in its capacity as Managing Agent or the Collateral Agent, acting in its capacity as Collateral Agent is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by the Deal Agent, in its capacity as Deal Agent, a Managing Agent, acting in its capacity as Managing Agent or the Collateral Agent, acting in its capacity as Collateral Agent and acting on behalf of the Secured Parties, in connection with the administration and enforcement of this Agreement.
Section 12.7    Deal Agent, Managing Agents and Collateral Agent in their Individual Capacities. The Deal Agent, each Managing Agent, the Collateral Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Deal Agent, such Managing Agent or the Collateral Agent, as the case may be, were not the Deal Agent, a Managing Agent or the Collateral Agent, as the case may be, hereunder.
Section 12.8    Successor Deal Agent, Managing Agents or Collateral Agent.
(a)    The Deal Agent may, upon 5 days’ written notice to the Borrower and the Secured Parties, and the Deal Agent will, upon the written direction of the Required Lenders, resign as Deal Agent. If the Deal Agent shall resign, then the Required Lenders during such five-day period shall appoint a successor agent. If for any reason no successor Deal Agent is appointed by the Required Lenders during such five-day period, then effective upon the expiration of such five-day period, the Secured Parties shall perform all of the duties of the Deal Agent hereunder and the Borrower shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Deal Agent’s resignation hereunder as Deal Agent, the provisions of Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.
(b)    ~~[Reserved].~~Each Managing Agent may, upon 5 days’ notice to the Borrower, the Collateral Agent, the Deal Agent and its related Lenders, and a Managing Agent will, upon the direction of all of the Lenders in its Lender Group, resign as Managing Agent for such Lenders. If a Managing Agent shall resign, then the related Lenders during such 5-day period shall appoint from among such Lenders a successor Managing Agent. If for any reason no successor Managing Agent is appointed by the related Lenders during such 5-day period, then effective upon the expiration of such 5-day period, the related Lenders shall perform all of such duties of such Managing Agent hereunder. After any retiring Managing Agent’s resignation hereunder as a Managing Agent, the provisions of Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement.
(c)    The Collateral Agent may, upon 5 days’ written notice to the Borrower and the Secured Parties, and the Collateral Agent will, upon the written direction of all of the Secured Parties upon at least 30 days’ prior notice, resign as Collateral Agent. If the Collateral Agent shall resign, then the Secured Parties, during such five-day or 30-day period, as applicable, shall appoint a successor agent. If for any reason no successor Collateral Agent is appointed by the Secured Parties during such period, then effective upon the expiration of such period, the Collateral Agent’s resignation shall be effective, and the Secured Parties shall perform all of the duties of the Collateral Agent hereunder and the Borrower shall make all payments in respect of the Aggregate Unpaids incurred after such date or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Collateral Agent.
Section 12.9    Certain ERISA Matters
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Deal Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or Credit Acceptance, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Capital or the Commitments; or

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Capital, the Commitments and this Agreement; or
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Capital, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Capital, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Capital, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Deal Agent, in its sole discretion, and such Lender in order to avoid prohibited transactions.
(b)    In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Deal Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or Credit Acceptance, that:
(i)    none of the Deal Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Deal Agent under this Agreement, any Transaction Document or any documents related hereto or thereto);
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Capital, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, other than an individual directing his or her own individual retirement account or plan account or a relative of such individual, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Capital, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations under each Note and this Agreement);
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Capital, the Commitments and this Agreement is a fiduciary under Section 3(21) of ERISA or the Code, or both, with respect to the Capital, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)    no fee or other compensation is being paid directly to the Deal Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Capital, the Commitments or this Agreement.
(c)    The Deal Agent hereby informs the Lenders that, with respect to itself and its Affiliates, each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Capital, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Capital or the Commitments for an amount less than the amount being paid for an interest in the Capital or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, by the other Transaction Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, Deal Agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE XIII
ASSIGNMENTS; PARTICIPATIONS
Section 13.1    Assignments and Participations.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender or its Managing Agent, and (ii) a Lender may not assign or otherwise transfer any of its rights or obligations hereunder to anyone other than an Eligible Assignee; provided, that a Lender shall provide notice of such assignment to the Borrower, the Servicer, the Backup Servicer and the Deal Agent (except in the case of an assignment or other transfer of Capital (A) by a Conduit Lender to a Person described in clause

(c) of the defined term “Eligible Assignee” or (B) made in accordance with Section 2.1(b)(iii)). Except in the case of an assignment to an Eligible Assignee of the entire remaining amount of the assigning Lender’s Commitment and/or Capital, the amount of the Commitment or Capital subject to any assignment shall not be less than $10,000,000, unless the Deal Agent, and, so long as no Termination Event has occurred and is continuing or such assignment is to any Federal Reserve Bank, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Capital or the Commitment assigned. The parties to each such assignment (other than an assignment by a Lender to another Lender or the Managing Agent, in each case in the same Lender Group or any Affiliate of such Lender or its Managing Agent or an assignment by a Conduit Lender to a Person described in clause (c) of the defined term “Eligible Assignee”) shall execute and deliver to the Deal Agent an Assignment and Assumption (together with a processing and recordation fee of $3,500; provided, that the Deal Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) and shall provide a copy thereof to the Collateral Agent, the Servicer, the Backup Servicer and the Borrower. The assignee, if it is not a Lender, shall deliver to the Deal Agent an Administrative Questionnaire. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, or any participants to the extent provided in Section 13.1(b) hereof) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender shall have the right to grant participations in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Capital owing to it) to one or more other banking institutions (each such person a “Participant”), and such Participants shall be entitled to the benefits of this Agreement, including, without limitation, Sections 2.13 and 2.14 hereof, to the same extent as if they were a direct party hereto; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and provided further that no such Participant shall be entitled to receive payment hereunder of any amount greater than the amount which would have been payable had such Lender not granted a participation to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Upon the grant of a participation of any Lender’s rights and/or obligations under this Agreement, such Lender will promptly notify the Borrower of the Participant and the proportionate amount granted under such participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Capital or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(c)    The Deal Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices ~~in 115 South LaSalle Street~~at 320 S. Canal St., 4th Floor, Chicago, Illinois ~~60603~~60606, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Capital owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Deal Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender or its Managing Agent, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment (i) to secure obligations to any Federal Reserve Bank in accordance with Applicable Law or (ii) in the case of a Conduit Lender, to any collateral agent or trustee for such Conduit Lender’s commercial paper program and any such pledge or collateral assignment may be made without compliance with Section 13.1(a) or Section 13.1(b); provided that no such pledge shall release such Lender from any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.
ARTICLE XIV
MISCELLANEOUS
Section 14.1    Amendments and Waivers.
(a)    The Required Lenders may, in writing, from time to time, (a) enter into agreements with the Borrower and the Servicer amending, modifying or supplementing this Agreement, and (b) in their sole discretion, grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Borrower and the Servicer under this Agreement; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders:
(i)    change the definitions of, “Amortization Event,” “Required Reserve Account Amount,” “Required Lenders,” “Final Scheduled Payment Date,” “Servicer Termination Event” or “Termination Event,” or any (direct or indirect) components of any of the foregoing;
(ii)    change the Capital or Interest thereon, or delay any scheduled date for the payment thereof;
(iii)    change fees payable by the Borrower to the Deal Agent or any Lenders, or delay the dates on which such fees are payable;

(iv)    release the Collateral Agent’s Lien on, or transfer, all or any material portion of the Collateral except to the extent expressly permitted by the terms hereof;
(v)    extend the Scheduled Amortization Date; or
(vi)    change any of the provisions of this Section 14.1;
provided, further, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender or reduce the amount of the Capital, Interest or fees payable to any Lender, in each case unless in writing and signed by such Lender or (ii) change the duties or obligations of the Deal Agent, any Managing Agent or the Collateral Agent, in each case unless in writing and signed by the Deal Agent, such Managing Agent or the Collateral Agent at the direction of the Deal Agent, as applicable; provided, however, that no such amendment, waiver or modification shall affect the rights or obligations of any Hedge Counterparty or the Backup Servicer without the written agreement of such Person; and provided, further, that the Borrower shall provide the Backup Servicer with prior written notice of any amendment which is not required to be agreed to by the Backup Servicer. Any waiver of any provision hereof, and any consent to a departure by either the Borrower or Servicer from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.
To the extent that any Managing Agent for any Lender Group determines that it (or the Conduit Lender(s) in such Lender Group) is obligated by any Rating Agency to do so, such Managing Agent may provide such Rating Agency with a copy of each amendment to this Agreement at or prior to the time required by such Rating Agency.
Section 14.2    Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including email and communication by facsimile copy) and mailed, emailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof, or specified in such party’s Assignment and Assumption, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by email, when verbal communication or emailed reply of receipt is obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article XIV shall not be effective until received with respect to any notice sent by mail or telex.
Section 14.3    Ratable Payments. If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Section 11.1 in a greater proportion than that received by any other Secured Party), such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 14.4    No Waiver; Remedies. No failure on the part of the Deal Agent, any Managing Agent, the Collateral Agent, the Backup Servicer or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
Section 14.5    Binding Effect; Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Deal Agent, the Backup Servicer, the Collateral Agent, the Secured Parties and their respective successors and permitted assigns. In addition, the provisions of Section 2.7(a)(i) shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party.
Section 14.6    Term of this Agreement. This Agreement, including, without limitation, the Borrower’s representations, warranties and covenants set forth in Articles IV and V, and the Servicer’s representations, warranties and covenants set forth in Articles V and VI hereof, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article XI and Article XII and the provisions of Section 14.10 and Section 14.11 shall be continuing and shall survive any termination of this Agreement.
Section 14.7    Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Section 14.8    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
Section 14.9    Costs, Expenses and Taxes.
(a)    In addition to the rights of indemnification granted to the Deal Agent, the Backup Servicer, the Collateral Agent, the Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article XI hereof, the Borrower agrees to pay on demand all costs and expenses of the Deal Agent, the Backup Servicer, the Collateral Agent and the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (excluding any Hedging Agreement), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent, the Backup Servicer, the Collateral Agent and the Secured Parties with respect thereto and with respect to advising the Deal Agent, the Backup Servicer, the Collateral Agent and the Secured Parties as to their respective rights and remedies under this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (excluding any Hedging Agreement), and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Deal Agent, the Backup Servicer, the Collateral Agent or the Secured Parties in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (including any indemnification obligations hereunder or under any other Transaction Document).
(b)    The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents, the other documents to be delivered hereunder, credit enhancement or other similar support to the Lender in connection with this Agreement.
Section 14.10    No Proceedings.
~~.~~ (a)    Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Collection Date.
(b)    Each of the parties hereto (by accepting the benefits of this Agreement) hereby agrees that it will not institute against any Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other jurisdiction so long as any of such Conduit Lender’s Commercial Paper Notes shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

Section 14.11    Recourse Against Certain Parties.
~~.~~ (a)    No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such Secured Party or any incorporator, affiliate, stockholder, member, officer, employee or director of such Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Secured Party or any incorporator, stockholder, member, affiliate, officer, employee or director of such Secured Party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Secured Party and each incorporator, stockholder, member, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 14.11 shall survive the termination of this Agreement.
(b)    Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Lender shall have any obligation to pay any amounts owing under this Agreement unless and until such Conduit Lender has received such amounts pursuant to this Agreement. The parties hereto agree that no amount owing hereunder (other than principal and interest) shall constitute a claim (as defined in § 101 of the Bankruptcy Code or any similar law in another jurisdiction) against any Conduit Lender, and no Conduit Lender shall be required to pay such amounts, unless such Conduit Lender has received cash pursuant to this Agreement sufficient to pay such amounts, and such amounts are not necessary to pay outstanding indebtedness of such Conduit Lender.
Section 14.12    Protection of Right, Title and Interest in Collateral.
(a)    Each of the Borrower and the Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Collateral Agent as agent for the Secured Parties and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Collateral Agent as agent for the Secured Parties hereunder to all property comprising the

Collateral. Each of the Borrower and the Servicer shall deliver to the Collateral Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 14.12(a).
(b)    Each of the Borrower and the Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Deal Agent may reasonably request in order to perfect, protect or more fully evidence the funding hereunder, or to enable the Collateral Agent, the Deal Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.
(c)    If the Borrower or the Servicer fails to perform any of its obligations hereunder, the Deal Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Deal Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article XI, as applicable. The Borrower irrevocably authorizes the Deal Agent and appoints the Deal Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Deal Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Deal Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.
(d)    Without limiting the generality of the foregoing, Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement, unless the Collection Date shall have occurred:
(i)    execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and
(ii)    deliver or cause to be delivered to the Deal Agent an opinion of the counsel for Borrower, in form and substance reasonably satisfactory to the Deal Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the grant of the security interest in the Collateral hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)    In addition to the foregoing, the Borrower shall deliver or cause to be delivered to the Collateral Agent and the Deal Agent for the benefit of the Secured Parties within ninety (90) days after the beginning of each calendar year beginning with 2024, an opinion of the counsel for Borrower, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, the existing financing statement naming the Borrower as debtor and the Collateral Agent as secured party and any related continuation statement or amendment (the “Financing Statement”) will remain effective and no additional financing statements, continuation statements or amendments with respect to the Financing Statement (other than a continuation statement to be filed within the period that is six months prior to the expiration of the Financing Statement, as applicable) will be required to be filed from the date of such opinion through the date that is the one-year anniversary of the date of such opinion to maintain the perfection of the security interest of the Collateral Agent as such lien otherwise exists on the date of such opinion. Such opinion of counsel shall (i) describe the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Collateral Agent in the Collateral, until the 90th day in the following calendar year and (ii) specify any action necessary (as of the date of such opinion) to be taken in the following calendar year to preserve perfection of such interest.
Section 14.13    Confidentiality; Tax Treatment Disclosure.
(a)    Each of the Deal Agent, the Secured Parties, the Servicer, the Collateral Agent, the Backup Servicer and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons (“Excepted Persons”); provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Deal Agent, the Secured Parties, the Servicer, the Collateral Agent, the Backup Servicer and the Borrower that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of this Agreement, but not the financial terms hereof, (iii) disclose such information as is required by the Transaction Documents or Applicable Law ~~and~~, (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents, (v) disclose such information to (A) any Rating Agency, including in compliance with Rule 17g-5 under the Securities Exchange Act or any similar rule or regulation in any relevant jurisdiction, (B) any actual or potential subordinated investor in, or first loss equity provider to, any Conduit Lender that has signed a confidentiality agreement containing restrictions on disclosure similar to this Section, and (C) to credit enhancers and dealers and investors in respect of Commercial Paper Notes of any Conduit Lender in accordance with the customary practices of such Conduit Lender or its Managing Agent for disclosures to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Borrower or the Servicer or any of their respective Affiliates by name, and (vi) disclose any such information to any collateral trustee appointed by a Conduit Lender to comply with Rule 3a-7 under the Investment Company Act; provided that such collateral trustee is informed of the confidential nature of such information. It is understood that the financial terms that may not be disclosed except in compliance with this Section 14.13(a) include, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Termination Events, and priority of payment provisions.
(b)    Anything herein to the contrary notwithstanding, each of the Borrower and the Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Collateral Agent, the Backup Servicer or the Secured Parties by each other, (ii) by the Deal Agent or the Lender to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent, the Collateral Agent or any Lender to any nationally recognized statistical rating organization, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Lender and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Backup Servicer and the Deal Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
(c)    Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Collateral Agent’s or Backup Servicer’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Collateral Agent or Backup Servicer or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Borrower or Servicer or (E) to any affiliate, independent or internal auditor, agent, employee, attorney or subservicer of the Collateral Agent or Backup Servicer having a need to know the same; provided that the Collateral Agent or Backup Servicer advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Transaction Documents or the Borrower or Servicer.
(d)    Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws; and provided further that (to the extent not inconsistent with the foregoing) such disclosure shall be made without disclosing the names or other identifying information of any party.
Section 14.14    Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of certificates when required under the UCC or other Signature Law due to the character or intended character of the writings.
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Originator to the Deal Agent and the Lenders.
Section 14.15    Compliance with AML Laws. The Collateral Agent, the Backup Servicer and the Deal Agent hereby notify the Borrower and each other party hereto that pursuant to the requirements of the Patriot Act and regulations promulgated by OFAC (collectively, “AML Laws”), it, and each other Lender, may be required to obtain, verify and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Collateral Agent, Backup Servicer or Deal Agent, which information includes the name and address of such Person or entity, organizational documentation, director and equity holder information, and other information that will allow the Collateral Agent, the Backup Servicer, the Deal Agent and each Lender to identify such Persons in accordance with AML Laws. This notice is given in accordance with the requirements of AML Laws and is effective for the Collateral Agent, the Backup Servicer, the Deal Agent and each Lender.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
THE BORROWER:    CREDIT ACCEPTANCE FUNDING LLC 2022-2
By:
Name:    Douglas W. Busk
Title:    Chief Treasury Officer

Credit Acceptance Funding LLC 2022-2
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Douglas W. Busk
Facsimile No.:     (866) 743-2704
Telephone No.:     (248) 353-2700 (ext. 4432)

THE SERVICER:    CREDIT ACCEPTANCE CORPORATION
By:
Name:    Douglas W. Busk
Title:    Chief Treasury Officer

Credit Acceptance Corporation
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Douglas W. Busk
Facsimile No.:     (866) 743-2704
Telephone No.:     (248) 353-2700 (ext. 4432)

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE DEAL AGENT:    BMO CAPITAL MARKETS, CORP.
By:
Name:
Title:

BMO Capital Markets Corp.
~~115 South LaSalle Street~~
320 S. Canal St.
~~37th~~4th Floor ~~West~~
Chicago, Illinois ~~60603~~60606
Attention: Matt Peters
Facsimile No.:     (312) 293-4908
Telephone No.:     (312) 461-3416

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE LENDERS:     BANK OF MONTREAL
By:
Name:
Title:

Bank of Montreal
~~115 South LaSalle Street~~
320 S. Canal St.
~~25th~~4th Floor ~~West~~
Chicago, Illinois ~~60603~~60606
Attention: Karen Louie
Email: karen.louie@bmo.com, ~~Jacqueline~~jacqueline.lentz@bmo.com, sara.garrett@bmo.com, lpg.securitization@bmo.com, CCLO.crossborderservicing@bmo.com, michael.luo@bmo.com, fundingdesk@bmo.com
Telephone No.:     (312) 293-4410

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE COLLATERAL AGENT:     BANK OF MONTREAL
By:
Name:
Title:

Bank of Montreal
~~115 South LaSalle Street~~
320 S. Canal St.
~~25th~~4th Floor ~~West~~
Chicago, Illinois ~~60603~~60606
Attention: Karen Louie
Email: karen.louie@bmo.com, ~~Jacqueline~~jacqueline.lentz@bmo.com, sara.garrett@bmo.com, lpg.securitization@bmo.com, CCLO.crossborderservicing@bmo.com, michael.luo@bmo.com, fundingdesk@bmo.com
Telephone No.:     (312) 293-4410

THE BACKUP SERVICER:     COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

Computershare Trust Company, N.A.
MAC N9300-061
600 S. 4th Street
Minneapolis, Minnesota 55415
Attention:    Corporate Trust Services – Asset-Backed Administration
E-mail: Scott.Olmsted@computershare.com
Telephone No.: (612) 704-9980

Exhibit A
Form of Assignment and Assumption
Dated __________, 20__
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Security Agreement identified below (as amended, the “Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Deal Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility governed by the Agreement (including without limitation any guarantees included in such facility), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1    For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2    For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3    Select as appropriate.
4    Include bracketed language if there are either multiple Assignors or multiple Assignees.
A-1

1.    Assignor[s]:    ________________________________
    ________________________________
2.    Assignee[s]:    ________________________________
    ________________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.    Borrower(s):    Credit Acceptance Funding LLC 2022-2
4.    Deal Agent:    BMO Capital Markets Corp., as the deal agent under the     Agreement
5.    Agreement:    Loan and Security Agreement dated     as of December 15,     2022, among     the Borrower, Credit Acceptance     Corporation, as Servicer, the Deal Agent, Bank of Montreal,     as a Lender and as Collateral Agent, the Lenders party     thereto, and Computershare Trust Company, N.A., as the     Backup Servicer
6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Capital for all Lenders[7]	Amount of Capital Assigned[8]	Percentage Assigned of Capital[9]
		$	$	%
		$	$	%
		$	$	%
    [7.    Trade Date:    ______________]10
Effective Date: ________________, 20___ [To be inserted by Deal Agent and which shall be the effective date of recordation of transfer in the register therefor.]

5    List each Assignor, as appropriate.
6    List each Assignee, as appropriate.
7    Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8    Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9    Set forth, to at least 9 decimals, as a percentage of the Capital of all Lenders thereunder.
10    To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]11
[NAME OF ASSIGNOR]
By:
    Name:
    Title:
[NAME OF ASSIGNOR]
By:
    Name:
    Title:
ASSIGNEE[S]12
[NAME OF ASSIGNEE]
By:
    Name:
    Title:

[Address]
[NAME OF ASSIGNEE]
By:
    Name:
    Title:
11    Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12    Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Address]

[CONSENTED TO AND]13 ACCEPTED:
BMO Capital Markets Corp., as
Deal Agent
By:
    Name:
    Title:
[CONSENTED TO:]14
[NAME OF RELEVANT PARTY]
By:
    Name:
    Title:

13    To be added only if the consent of the Deal Agent is required by the terms of the Agreement.
14    To be added only if the consent of the Borrower and/or other parties is required by the terms of the Agreement.

Annex 1
Standard Terms and Conditions for
Assignment and Assumption
SECTION 1.    REPRESENTATIONS AND WARRANTIES.
    Section 1.1.    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Originator, the Borrower, the Servicer or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Originator, the Borrower, the Servicer or any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.
    Section 1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it meets all the requirements to be an assignee under the definition of “Eligible Assignee” and Section 13.1(a) of the Agreement (subject to such consents, if any, as may be required under the definition of “Eligible Assignee” and Section 13.1(a) of the Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1(k) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Deal Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by [the][such] Assignee; (b) agrees that (i) it will, independently and without reliance on the Deal Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender; and (c) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.
SECTION 2.    PAYMENTS.
From and after the Effective Date, all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) shall be made to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date shall be made to [the][the relevant] Assignee.
SECTION 3.    GENERAL PROVISIONS.
This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit B
Form of Monthly Report

[Intentionally Omitted – Separately Provided]
B-1

Exhibit C
Form of Officer’s Certificate
as to Solvency
CREDIT ACCEPTANCE FUNDING LLC 2022-2
CERTIFICATE OF OFFICER
I, Douglas W. Busk, on this date of December 15, 2022, hereby certify that I am the duly executed, qualified and acting Chief Treasury Officer of Credit Acceptance Funding LLC 2022-2, a Delaware limited liability company (the “Company”), and that, as such, I have access to its corporate records and am familiar with the matters certified herein, and I am authorized to execute and deliver this certificate in the name and on behalf of the Company, and that:
1.    This certificate is being delivered pursuant to that certain Loan and Security Agreement (the “Loan and Security Agreement”), dated as of December 15, 2022, by and among the Company, as borrower, Credit Acceptance Corporation, as originator, servicer and custodian, Bank of Montreal, as a lender and as collateral agent, each other lender from time to time party thereto, BMO Capital Markets Corp., as deal agent, and Computershare Trust Company, N.A., as backup servicer. The capitalized terms used in this certificate and not defined herein have the respective meanings specified in the Loan and Security Agreement.
2.    The transactions under the Loan and Security Agreement and any other Transaction Document to which the Company is a party do not and will not render the Company not Solvent.

[The remainder of this page is intentionally left blank.]

C-1

IN WITNESS WHEREOF, I have executed this certificate in the name and on behalf of the Company on the date first written above.
CREDIT ACCEPTANCE FUNDING LLC 2022-2
By:
    Douglas W. Busk
    Chief Treasury Officer

C-2

Exhibit D
Form of Contribution Agreement
[Intentionally Omitted – Separately Provided]

D-1

Exhibit E
FORM OF NOTE
New York, New York
[_______]
FOR VALUE RECEIVED, the undersigned, CREDIT ACCEPTANCE FUNDING LLC 2022-2, a Delaware limited liability company (the “Borrower”), promises to pay to the order of [Lender] (“Lender”), in accordance with the terms of the Loan and Security Agreement (as hereinafter defined), at [Address] or to such account as so directed by the Lender, in lawful money of the United States of America and in immediately available funds, the principal amount of [ ] ($[ ]), or, if less, the aggregate unpaid principal amount of all outstanding Capital made by the Lender to the Borrower pursuant to the Loan and Security Agreement, and to pay interest at such office or to such account as so directed by the Lender, in like money, from the date hereof on the unpaid principal amount of the Capital from time to time outstanding at the rates and on the dates specified in the Loan and Security Agreement; provided, however, that the entire unpaid principal amount of this Note shall be due and payable by the close of business on [ ].
This Note is one of the Notes referred to in the Loan and Security Agreement, dated as of December 15, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan and Security Agreement”), by and among Credit Acceptance Funding LLC 2022-2, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in f such capacity, the “Servicer”), Bank of Montreal, as a Lender, BMO Capital Markets Corp., as Deal Agent, Bank of Montreal, as the Collateral Agent, Computershare Trust Company, N.A., as the Backup Servicer, and each other Lender party thereto. Capitalized terms used herein and not defined herein have the meanings given them in the Loan and Security Agreement.
Upon the occurrence of a Termination Event, the Secured Parties shall have all of the remedies specified in the Loan and Security Agreement. The Borrower hereby waives presentment, demand, protest, and all notices of any kind.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
CREDIT ACCEPTANCE FUNDING LLC 2022-2, as Borrower
By:
Name:
Title:
E-1

C-2

Exhibit F
Form of Dealer Agreement

F-1

Exhibit G
Forms of Contracts

G-1

Exhibit H
Form of Backup Servicing Agreement
[Intentionally Omitted – Separately Provided]

H-1

Exhibit I
Form of Purchase Agreement

I-1

Exhibit J-1
Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement, dated as of December 15, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among Credit Acceptance Funding LLC 2022-2, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), acting through its Chicago branch, as a Lender and as Collateral Agent, the Lenders party thereto, and Computershare Trust Company, N.A., as the Backup Servicer.
Pursuant to the provisions of Section 2.14 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Capital (as well as any Note(s) evidencing such Capital) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Deal Agent, the Collateral Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Deal Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Deal Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: _________ __, 20[__]

J-1–1

Exhibit J-2
Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement, dated as of December 15, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among Credit Acceptance Funding LLC 2022-2, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), acting through its Chicago branch, as a Lender and as Collateral Agent, the Lenders party thereto, and Computershare Trust Company, N.A., as the Backup Servicer.
Pursuant to the provisions of Section 2.14 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: _________ __, 20[__]

J-2–1

Exhibit J-3
Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement, dated as of December 15, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among Credit Acceptance Funding LLC 2022-2, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), acting through its Chicago branch, as a Lender and as Collateral Agent, the Lenders party thereto, and Computershare Trust Company, N.A., as the Backup Servicer.
Pursuant to the provisions of Section 2.14 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: _________ __, 20[__]

J-3–1

Exhibit J-4
Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement, dated as of December 15, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among Credit Acceptance Funding LLC 2022-2, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), acting through its Chicago branch, as a Lender and as Collateral Agent, the Lenders party thereto, and Computershare Trust Company, N.A., as the Backup Servicer.
Pursuant to the provisions of Section 2.14 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Capital (as well as any Note(s) evidencing such Capital) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Capital (as well as any Note(s) evidencing such Capital), (iii) with respect to the extension of credit pursuant to this Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Deal Agent, the Collateral Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Deal Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Deal Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[NAME OF LENDER]
By:
Name:
J-4–1

Title:
Date: _________ __, 20[__]
K-2

Exhibit K
Form of Funding Notice
Reference is hereby made to the Loan and Security Agreement, dated as of December 15, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among Credit Acceptance Funding LLC 2022-2, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), acting through its Chicago branch, as a Lender and as Collateral Agent, the Lenders party thereto, and Computershare Trust Company, N.A., as the Backup Servicer. Terms defined in the Agreement, or incorporated therein by reference, are used herein as therein defined.
    (A)    Request for Initial Loan Amount. The Borrower hereby requests that the Lender make available to the Borrower the Initial Loan Amount in same day funds pursuant to Section 2.1 of the Agreement.
    (B)    Information Related to Initial Loan Amount.
        (i)    The Initial Loan Amount shall (a) be made available to the Borrower on December 15, 2022 and (b) be in an amount equal to $[ ]. The Initial Loan Amount shall consist of [Benchmark][Base Rate] Capital.
        (ii)    With respect to the Loans transferred to the Borrower on the Closing Date, (a) the Outstanding Balance of such Loans as of the Cut-Off Date is $[ ] and (b) the Aggregate Outstanding Eligible Loan Balance of such Loans as of the Cut-Off Date is $[ ].
    (C)    Representations. The Borrower hereby represents and warrants that (i) all conditions precedent to the disbursement of the Initial Loan Amount described in Section 2.1(a) of the Agreement have been satisfied and (ii) no Termination Event or Unmatured Termination Event has occurred or is continuing. This Funding Notice has been delivered in accordance with Section 2.1(a) and Section 3.1(a) of the Agreement.
    (D)    Account Information. Proceeds of the Initial Loan Amount should be transferred in same day funds to the following account:
Bank Name: Comerica Bank
ABA No.: 0720 00096
Account No.: 1076135068
Account Name: Credit Acceptance Corporation
    (E)    Irrevocable. This Funding Notice shall be irrevocable.
    (F)    Governing Law. This Funding Notice shall be governed by, and construed in accordance with, the laws of the State of New York.
K–1

IN WITNESS WHEREOF, the undersigned has caused this Funding Notice to be duly executed and delivered by its duly authorized officer as of the date first above written.
CREDIT ACCEPTANCE FUNDING LLC 2022-2
By:
    Name:
    Title:

K-2

Schedule I
Credit Guidelines
[On File with Servicer and Deal Agent]

Sch. I-1

Schedule II
Tradenames, Fictitious Names and “Doing Business As” Names
None

Sch. II-1

Schedule III
Location of Records and Contract Files
Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, MI 48034

Credit Acceptance Corporation
25300-25330 Telegraph Road
Southfield Michigan 48033

Sch. III-1

Schedule IV
List of Loans, Contracts, Dealer Agreements and Pools
[On File with Deal Agent]

Sch. IV-1

Schedule V
Forecasted Collections Schedule
[~~See attached~~Intentionally Omitted – Separately Provided]
Sch. V-1

Schedule VI
~~Commitment of Each~~ Lender Group Information

Lender Group	Managing Agent	Conduit Lender(s)	Conduit Lender Lending Limit	Committed Lender(s)	Commitment(s)	~~CommitmentWire Information~~
BMO	BMO Capital Markets Corp.	Fairway Finance Company, LLC	$300,000,000	Bank of Montreal	$300,000,000
Bank of Montreal
BMO Bank NA
Chicago, IL
ABA #: 071000288
Account Name: Bank of Montreal Chicago Loan Servicing
Account #: 1833201
REF: CCLO-SAMU, Credit Acceptance Funding 2022-2

Fairway Finance Company, LLC
BMO Bank NA
ABA #: 071000288
Account Name:  Fairway Finance
Account #: 254580-4
REF: Credit Acceptance Funding 2022-2
~~$200,000,000~~

Sch. VI-1

Schedule VII
Condition Precedent Documents

Transaction Documents
Loan and Security Agreement
Contribution Agreement
Backup Servicing Agreement
Amended and Restated Intercreditor Agreement
Documents Relating to the Borrower
Secretary’s Certificate of the Borrower certifying and attaching the following items: - Resolutions of the Board of Directors - Certificate of Formation - Limited Liability Company Agreement - Incumbency
Officer’s Certificate of the Borrower certifying as to the matters set forth in Section 3.1(b), (d), (e) and (f) of the Loan and Security Agreement
Officer’s Certificate as to Solvency described in Section 4.1(i) of the Loan and Security Agreement
Good Standing Certificate issued by the Secretary of State of the State of Delaware with respect to Borrower
Form UCC-1 financing statements naming the Borrower as debtor and the Collateral Agent, for the benefit of the Secured Parties, as secured party
Form W-9 for Borrower
Documents Relating to Servicer
Secretary’s Certificate of the Servicer certifying and attaching the following items: - Resolutions of the Board of Directors - Certificate of Incorporation - Bylaws - Incumbency
Sch. VII-<#>

Officer’s Certificate of the Servicer certifying that no Termination Event, Unmatured Termination Event, Servicer Termination Event or event that with notice or lapse of time, or both, would constitute a Servicer Termination Event has occurred

Good Standing Certificate issued by the Secretary of State of the State of Michigan with respect to Servicer
Form UCC-1 financing statement naming the Originator as the debtor/seller and the Borrower as the secured party/purchaser
Form UCC-3 financing statement naming the Borrower as assignor and the Collateral Agent as assignee
Form W-9 for Servicer
Opinions of Counsel
Opinion of Skadden as to true sale matters
Opinion of Skadden covering non-consolidation matters
Opinion of Skadden as to certain corporate matters
Opinion of Skadden as to certain perfection matters
Opinion of Dykema as to Michigan UCC and Corporate matters
Opinion of counsel to the Backup Servicer as to certain corporate and enforceability matters
Additional Closing Documents/Actions
Funding Notice in form attached as Exhibit K to the Loan and Security Agreement
UCC search results (i) for the Borrower in Delaware and (ii) for Credit Acceptance in Michigan
Control Agreement with respect to the Controlled Accounts

Key:

Bank of Montreal	BMO or Collateral Agent
BMO Capital Markets Corp.	BMO CM or Deal Agent
Credit Acceptance Corporation	Credit Acceptance
Credit Acceptance Funding LLC 2022-2	Borrower
Sch. VII-1

Chapman and Cutler LLP	Chapman
Skadden	Skadden, Arps, Slate, Meagher & Flom LLP
Dykema	Dykema Gossett PLLC
Computershare Trust Company, N.A.	Backup Servicer

Sch. VII-2

Exhibit B
Form of Funding Notice
[ ], 2024
Reference is hereby made to the Loan and Security Agreement, dated as of December 15, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among Credit Acceptance Funding LLC 2022-2, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), acting through its Chicago branch, as a Committed Lender, Fairway Finance Company, LLC, as a Conduit Lender, each other Lender from time to time party thereto, BMO, as Collateral Agent, and Computershare Trust Company, N.A., as the Backup Servicer. Terms defined in the Agreement, or incorporated therein by reference, are used herein as therein defined.
    (A)    Request for Loan Increase Amount. The Borrower hereby requests that BMO make available to the Borrower the Loan Increase Amount in same day funds pursuant to Section 2.1(a)(ii) of the Agreement.
    (B)    Information Related to Loan Increase Amount.
        (i)    The Loan Increase Amount shall (a) be made available to the Borrower on [ ], 2024 and (b) be in an amount equal to $[100,000,000]. The Loan Increase Amount shall consist of [CP Rate][Benchmark][Base Rate] Capital.
        (ii)    With respect to the Loans transferred to the Borrower on the Second Amendment Effective Date, (a) the Outstanding Balance of such Loans as of their Additional Cut-Off Date is $[ ] and (b) the Aggregate Outstanding Eligible Loan Balance of such Loans as of their Additional Cut-Off Date is $[ ].
    (C)    Representations. The Borrower hereby represents and warrants that (i) all conditions precedent to the disbursement of the Loan Increase Amount described in Section 2.1(a)(ii) of the Agreement have been satisfied and (ii) no Termination Event or Unmatured Termination Event has occurred or is continuing. This Funding Notice has been delivered in accordance with Section 2.1(a)(ii) of the Agreement and Section 2(a)(ii) of the Second Amendment.
    (D)    Account Information. Proceeds of the Loan Increase Amount should be transferred in same day funds to the following account:
Bank Name: Comerica Bank
ABA No.: 0720 00096
Account No.: 1076135068
Account Name: Credit Acceptance Corporation

    (E)    Irrevocable. This Funding Notice shall be irrevocable.
    (F)    Governing Law. This Funding Notice shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned has caused this Funding Notice to be duly executed and delivered by its duly authorized officer as of the date first above written.
CREDIT ACCEPTANCE FUNDING LLC 2022-2
By:
    Name:
    Title: